UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )
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☐	Soliciting Material Pursuant to §240.14a-12
NASH-FINCH COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Notice of the Annual Meeting of Stockholders
A.J. Johnson Great Room
McNamara Alumni Center
University of Minnesota
200 Oak Street SE
Minneapolis, MN 55455

The 2009 Annual Meeting of Stockholders of Nash-Finch Company will be held on May 20, 2009, at 10:00 a.m., Central Daylight Time, at the address shown above for the following purposes:

1. To elect seven directors to serve until the 2010 Annual Meeting of Stockholders. (Proposal No. 1)

2. To approve an amendment to our Restated Certificate of Incorporation to permit stockholders to remove directors with or without cause by a majority vote. (Proposal No. 2)

3. To approve an amendment to our Restated Certificate of Incorporation to eliminate advance notice provisions for director nominations from the Restated Certificate of Incorporation. (Proposal No. 3)

4. To consider and act upon a proposal to approve the Nash-Finch Company 2009 Incentive Award Plan. (Proposal No. 4)

5. To consider and act upon a proposal to approve the Nash-Finch Company Performance Incentive Plan. (Proposal No. 5)

6. To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm. (Proposal No. 6)

7. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof. (Proposal No. 7)

Only stockholders of record as shown on the books of Nash Finch as of the close of business on April 1, 2009, are entitled to notice of and to vote at the Annual Meeting or any adjournment(s) or postponement(s) thereof. Stockholders are entitled to one vote for each share held of record at that time.

Nash Finch’s proxy statement is attached to this notice. Financial and other information about Nash Finch is contained in its annual report on Form 10-K for the fiscal year ended January 3, 2009.

We urge you to vote your shares and submit your proxy by telephone, the Internet or by mail as soon as possible to ensure that a quorum is present at the meeting.

By Order of the Board of Directors

Kathleen M. Mahoney
Senior Vice President, Secretary & General Counsel

Minneapolis, Minnesota
April   , 2009

Page

There are Three Ways to Vote Your Proxy
Introduction	1
Purpose of the Annual Meeting	2
Voting Procedures	3
Proposal Number 1 — Election of Directors	5
Information About Directors and Nominees	5
Information About the Board of Directors and Its Committees	7
Compensation and Management Development Committee Procedures	8
Compensation and Management Development Committee Interlocks and Insider Participation	9
Compensation of Directors	9
Proposal Number 2 — Approval of Amendment to the Restated Certificate of Incorporation of the Company to Permit Stockholders to Remove Directors with or Without Cause by a Majority Vote	12
Proposal Number 3 — Approval of Amendment to the Restated Certificate of Incorporation of the Company to Eliminate Advance Notice Provisions for Director Nominations from the Restated Certificate of Incorporation	13
Proposal Number 4 — Approval of the Nash-Finch Company 2009 Incentive Award Plan	15
Proposal Number 5 — Approval of the Nash-Finch Company Performance Incentive Plan	23
Proposal Number 6 — Ratification of the Selection of Ernst & Young LLP as Our Independent Registered Public Accounting Firm	26
Corporate Governance	27
Security Ownership of Certain Beneficial Owners	30
Security Ownership of Management	31
Executive Compensation and Other Benefits	34
Compensation and Management Development Committee Report	34
Compensation Discussion and Analysis	34
Audit and Finance Committee Report	56
Independent Auditors	57
Section 16(a) Beneficial Ownership Reporting Compliance	58
2010 Stockholder Proposals	58
Householding Information	59
Miscellaneous	60
Appendix I. Proposed Amendment to the Nash-Finch Restated Certificate of Incorporation	I-1
Appendix II. Proposed Amendment to the Nash-Finch Restated Certificate of Incorporation	II-1
Appendix III. Nash-Finch 2009 Incentive Award Plan	III-1
Appendix IV. Nash-Finch Performance Incentive Plan	IV-1

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy by telephone, the Internet or by mail as soon as possible to ensure that a quorum is present at the meeting. For additional instructions on voting by telephone or the Internet, please refer to the following page or to your proxy card. To vote and submit your proxy by mail, please complete, sign and date the enclosed proxy card and return it in the envelope provided. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them on voting your shares.

THERE ARE THREE WAYS TO VOTE YOUR PROXY

If you are a stockholder of record, your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Voting by telephone or by the Internet saves us administrative and postage costs.

Vote by Phone — Toll Free — 1-800-690-6903 — Quick, Easy, Immediate

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week until 10:59 p.m., Central Daylight Time, on May 19, 2009.

•	Please have your proxy card in hand when you call and then follow the simple instructions the voice provides you.

Vote by Internet — www.proxyvote.com — Quick, Easy, Immediate

•	Use the Internet to vote your proxy and for electronic delivery of information 24 hours a day, 7 days a week until 10:59 p.m., Central Daylight Time, on May 19, 2009.

•	Please have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form and create an electronic ballot.

Vote by Mail

•	Mark your voting choices on the proxy card, sign it and date it.

•	Return the proxy card in the postage-paid envelope we have provided, or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS:  If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follows the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

If your shares are held in a brokerage account in your broker’s name (“street name”), you should follow the voting directions provided by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee or, if your broker allows, submit voting instructions by telephone or via the Internet. If you provide specific voting instructions by mail, telephone or the Internet, your broker or nominee will vote your shares as you have directed.

NASH-FINCH COMPANY

7600 France Avenue South
Minneapolis, Minnesota 55435
(952) 832-0534

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 20, 2009

INTRODUCTION

The Board of Directors of Nash-Finch Company solicits your proxy for use at the Annual Meeting of Stockholders to be held Wednesday, May 20, 2009, at 10:00 a.m., Central Daylight Time, at A.J. Johnson Great Room, McNamara Alumni Center, University of Minnesota, 200 Oak Street SE, Minneapolis, MN 55455, and at any adjournment(s) or postponement(s) thereof. A proxy card is enclosed. Any proxy given pursuant to this solicitation and received in time for the Annual Meeting will be voted according to the instructions given in such proxy.

If you are the stockholder of record, regardless of whether you have voted by telephone, the Internet or mail, you may change your vote and revoke your proxy at any time before the final vote at the Annual Meeting by:

•	sending a written statement to that effect to the Secretary of Nash Finch;

•	voting by Internet or telephone at a later time;

•	submitting a properly signed proxy card with a later date; or

•	voting in person at the Annual Meeting.

A stockholder who attends the Annual Meeting need not revoke his or her proxy card and vote in person, unless he or she wishes to do so. Directions to the A.J. Johnson Great Room, McNamara Alumni Center, University of Minnesota are available at www.alumnicenter.umn.edu/directions.html.

If you hold your shares through a broker or other nominee, you must follow the specific voting instructions provided to you by your broker or other nominee to change or revoke any instructions you have already provided to your broker or other nominee.

This proxy statement is first being mailed to our stockholders on or about April [  ], 2009.

Documents Filed with the Securities and Exchange Commission (“SEC”)

This proxy statement is accompanied by the Company’s 2008 Annual Report, which includes the Company’s Form 10-K for the fiscal year ended January 3, 2009, that we have previously filed with the SEC and that includes audited financial statements. You can view the proxy material for the Annual Meeting, including this proxy statement, the proxy card and the 2008 Annual Report on the Internet at www.proxyvote.com. You may also obtain any of these and other documents that we file with the SEC, by accessing the “Investor Relations” section of the Nash Finch website at www.nashfinch.com under the tab “SEC Filings,” contacting us or the SEC (see below for information on contacting the SEC). To obtain documents from us, please direct requests in writing or by telephone to:

Nash-Finch Company
7600 France Avenue South
Minneapolis, Minnesota 55435
Phone: (952) 832-0534
Attention: Secretary

We will send you the requested documents without charge, excluding exhibits. If you would like to request documents from us, including any documents we may subsequently file with the SEC prior to the Annual Meeting, please do so by May 13, 2009, so that you will receive them before the Annual Meeting.

We file reports, proxy statements and other information with the SEC, much of which can be accessed through the SEC’s website www.sec.gov or can be reviewed and copied at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. Please call (800) 732-0330 for further information on the Public Reference Room.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL STOCKHOLDERS MEETING TO BE HELD ON MAY 20, 2009

This notice and proxy statement, proxy card, 2008 Annual Report and Form 10-K are available at www.proxyvote.com.

PURPOSE OF THE ANNUAL MEETING

We will conduct the following business at the Annual Meeting:

1. To elect seven directors to serve until the 2010 Annual Meeting of Stockholders. (Proposal No. 1)

2. To approve an amendment to our Restated Certificate of Incorporation to permit stockholders to remove directors with or without cause by a majority vote. (Proposal No. 2)

3. To approve an amendment to our Restated Certificate of Incorporation to eliminate advance notice provisions for director nominations from the Restated Certificate of Incorporation. (Proposal No. 3)

4. To consider and act upon a proposal to approve the Nash-Finch Company 2009 Incentive Award Plan (the “2009 Plan”). (Proposal No. 4)

5. To consider and act upon a proposal to approve the Nash-Finch Company Performance Incentive Plan (the “Performance Plan”). (Proposal No. 5)

6. To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm. (Proposal No. 6)

7. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof. (Proposal No. 7)

Only stockholders of record as of the close of business on April 1, 2009, are entitled to notice of and to vote at the Annual Meeting or any adjournment(s) or postponements(s) thereof. Stockholders are entitled to one vote for each share held of record at that time.

VOTING PROCEDURES

Quorum Requirement

The close of business on Wednesday, April 1, 2009 has been fixed by our Board of Directors as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting. On April 1, 2009, we had outstanding [          ] shares of our common stock, par value $1.66 2/3 per share. Each share of our common stock entitles the holder to one vote at the Annual Meeting, and no cumulative voting is allowed. A majority of the total shares of common stock issued and outstanding and entitled to vote as of the record date must be present at the Annual Meeting (whether in person or by proxy) in order to hold the meeting and conduct business. This is called a quorum. We will count your shares as present at the meeting for purposes of determining a quorum if you:

•	Are present and vote in person at the meeting; or

•	Have properly submitted a proxy card or voted over the telephone or the Internet on a timely basis.

If you vote in person at the meeting or submit a proxy (by telephone, the Internet or mail), your shares will be counted as shares present and entitled to vote at the Annual Meeting for purposes of determining a quorum, even if you withhold votes from director nominees, or abstain or fail to vote on particular matters, or if a “broker non-vote” occurs on a particular matter. A broker non-vote occurs when a broker or nominee does not have discretionary power to vote on a particular proposal and not received voting instructions from the beneficial owner. Broker non-votes with respect to a particular proposal will not be counted as shares entitled to vote on that proposal.

Vote Required and Voting Process

Election of Directors.  The election of the directors (Proposal No. 1) requires the affirmative vote of a majority of the shares of our common stock present at the meeting (whether in person or by proxy) and entitled to vote on the election of directors. Stockholders may vote for all nominees for director, or withhold authority to vote for some or all nominees. Shares for which votes are withheld on the election of any director will have the same effect as a vote against that director.

Approval of Amendment to our Restated Certificate of Incorporation.  The proposal to approve the first amendment of our Restated Certificate of Incorporation (Proposal No. 2) requires the affirmative vote of not less than 75% of the shares of our common stock outstanding and entitled to vote at the meeting. Stockholders may vote “for” or “against” this proposal, or abstain from voting on it. Abstentions and broker non-votes will have the same effect as a vote against this proposal

Approval of Amendment to our Restated Certificate of Incorporation.  The proposal to approve the second amendment of our Restated Certificate of Incorporation (Proposal No. 3) requires the affirmative vote of not less than 75% of the shares of our common stock outstanding and entitled to vote at the meeting. Stockholders may vote “for” or “against” this proposal, or abstain from voting on it. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

Approval of the 2009 Incentive Award Plan.  The approval of the 2009 Incentive Award Plan (Proposal No. 4) requires the affirmative vote of a majority of the shares of our common stock present at the meeting (whether in person or by proxy) and entitled to vote on this proposal. Stockholders may vote “for” or “against” this proposal, or abstain from voting on it. If you abstain from voting on this proposal, it will have the same effect as a vote against this proposal.

Approval of the Performance Incentive Plan.  The approval of the Performance Incentive Plan (Proposal No. 5) requires the affirmative vote of a majority of the shares of our common stock present at the meeting (whether in person or by proxy) and entitled to vote on this proposal. Stockholders may vote “for” or “against” this proposal, or abstain from voting on it. If you abstain from voting on this proposal, it will have the same effect as a vote against this proposal.

Ratification of the Selection of Ernst & Young LLP as our independent registered public accounting firm.  The ratification of the selection of Ernst & Young as our independent registered accounting firm (Proposal No. 6) requires the affirmative vote of a majority of the shares of our common stock present at the meeting (whether in person or by proxy) and entitled to vote on this proposal. Stockholders may vote “for” or “against” this proposal, or abstain from voting on it. If you abstain from voting on this proposal, it will have the same effect as a vote against this proposal.

The individuals named as proxies on your proxy card will vote your shares as you direct on your proxy card. If you do not specify on your returned proxy card or through Internet or telephone prompts how you want to vote your shares, you will have provided the named proxies with discretionary authority to vote, and they will vote your shares (i) FOR the election of all seven Directors (Proposal No. 1), (ii) FOR the approval of the amendment to our Restated Certificate of Incorporation (Proposal No. 2), (iii) FOR the approval of the amendment to our Restated Certificate of Incorporation (Proposal No. 3), (iv) FOR the approval of the 2009 Stock Incentive Award Plan (Proposal No. 4), (v) FOR the approval of the Performance Incentive Plan (Proposal No. 5) and (vi) FOR ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm (Proposal No. 6). This includes any matter as to which we did not receive advance notice on or before February 14, 2009.

Ballots will be passed out during the meeting to anyone who wants to vote in person at the meeting. If you hold your shares in street name, you must request a legal proxy from your broker or nominee to vote in person at the meeting.

PROPOSAL NUMBER 1: ELECTION OF DIRECTORS

Our Restated Certificate of Incorporation and Bylaws provide that the Board will consist of not less than seven nor more 12 members, as determined from time to time by the Board. The Board currently consists of seven members, therefore, seven Directors will be elected to the Board of Nash-Finch Company at the 2009 Annual Meeting. At each annual meeting of stockholders from and after the 2008 Annual Meeting of Stockholders, all directors are elected annually and will hold office until the next annual meeting and until their successors are elected and qualified. The Board has nominated the following seven Directors:

Robert L. Bagby Alec C. Covington Sam K. Duncan Mickey P. Foret	Douglas A. Hacker U.S. Army Major General (Ret.) Hawthorne L. Proctor William R. Voss

Required Vote

The affirmative vote of a majority of the total shares of common stock represented in person or by proxy and entitled to vote is required for the election of each of the nominees. It is the intention of the persons named in the enclosed proxy card to vote such proxy for the election of all nominees named in the proxy card, unless otherwise directed by the stockholder. While the Board has no reason to believe that any of the persons named will not be available as a candidate, if such a situation arises, the proxy will be voted to elect such other person as determined in the discretion of the proxies named on the enclosed proxy card. Each person nominated for election has consented to being named in this proxy statement and has agreed to serve if elected.

The Board of Directors recommends that stockholders vote “FOR” Proposal No. 1, the election of each of the seven Director nominees.

Information About Directors and Nominees

The following information as of April 1, 2009 is provided concerning the nominees for election as directors of Nash Finch:

Robert L. Bagby Director since 2005 Age 65	Mr. Bagby has been a Director of the Company since 2005. Mr. Bagby formerly was the Chairman of the Board, President and Chief Executive Officer of A.G. Edwards, Inc. and its wholly-owned subsidiary A.G. Edwards & Sons, Inc., a full-service national brokerage firm, holding that position from March 2001 to October 2007. He previously served as Vice Chairman of both A.G. Edwards and A.G. Edwards & Sons from 1996 to March 2001, and has been employed by A.G. Edwards & Sons since 1975. Mr. Bagby served as Chairman of Wachovia Securities from 2006 until his retirement in 2008.

Alec C. Covington Director since 2006 Age 52	Mr. Covington has been President and Chief Executive Officer and a Director of the Company since May 2006. Mr. Covington served as President and Chief Executive Officer of Tree of Life, Inc., a marketer and distributor of natural and specialty foods, from February 2004 to May 2006, and for the same period as a member of the Executive Board of Tree of Life’s parent corporation, Royal Wessanen nv, a multi-national food corporation based in the Netherlands. From April 2001 to February 2004, he was Chief Executive Officer of AmeriCold Logistics, LLC, a provider of supply chain solutions in the consumer packaged goods industry. Prior to that time, Mr. Covington served as President of Richfood Inc., a regional food distributor, and Executive Vice President of SuperValu Inc.

Sam K. Duncan Director since 2007 Age 56	Mr. Duncan has been a Director of the Company since August 2007. Mr. Duncan currently serves as Chairman, President and Chief Executive Officer of OfficeMax Incorporated, a business-to-business and retail office products distributor. Prior to joining OfficeMax in 2005, Mr. Duncan was President and Chief Executive Officer of ShopKo Stores, Inc. from 2002-2005. Previously, he held various leadership positions from 1992-2002 at Fred Meyer, Inc., including President of Fred Meyer and President of Ralph’s Supermarkets. Mr. Duncan worked from 1969 to 1992 at Albertson’s, Inc.

Mickey P. Foret Director since 2005 Age 63	Mr. Foret has been a Director of the Company since 2005. Mr. Foret has been President of Aviation Consultants, LLC, which provides consulting services to commercial airlines, since December 2002. Mr. Foret previously served as Executive Vice President and Chief Financial Officer of Northwest Airlines from September 1998 to September 2002. Mr. Foret also serves as a director of ADC Telecommunications, Inc., a supplier of communications infrastructure solutions, Delta Airlines Corporation and URS Corporation, an engineering design services firm.

Douglas A. Hacker Director since 2005 Age 53	Mr. Hacker has been a Director of the Company since 2005. Mr. Hacker is currently an independent business executive and formerly served as Executive Vice President, Strategy for UAL Corporation, an airline holding company, from December 2002 to May 2006. Prior to this position, he served with UAL Corporation as President, UAL Loyalty Services from September 2001 to December 2002, and as Executive Vice President and Chief Financial Officer from July 1999 to September 2001. In December 2002, UAL Corporation filed for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code, and emerged from bankruptcy on February 1, 2006. Mr. Hacker also serves as a director or trustee of a series of open-end and closed-end investment companies that are part of the Columbia family of mutual funds and as a director of Aircastle Limited, a commercial aircraft leasing company.

U.S. Army Major General (Ret.) Hawthorne L. Proctor Director since 2007 Age 61
Major General (Ret.) Proctor has been a Director of the Company since August 2007. Major General (Ret.) Proctor currently serves as Managing Partner of Proctor & Boone LLC Consulting, and Senior Logistics Consultant in the Department of Defense Business Group of Intelligent Decisions, Inc., where he has worked since 2006. Major General (Ret.) Proctor served for nearly 35 years in the United States Army, where he performed in numerous senior logistics management roles including Commander, Defense Personnel Support Center and later Commander, Defense Supply Center, Philadelphia Quartermaster General of the United States Army, and J3, Defense Logistics Agency. After retiring from the United States Army, Major General (Ret.) Proctor served from 2004 to 2006 as Chief Operating Officer for Innovative Logistics Techniques, Inc. (INNOLOG), an integrator of logistics systems for homeland security, defense and state and local government agencies. In November 2006, he became principal owner and COO of Proctor, Petersen & Marcum, Inc., a small service disabled veteran owned business.

William R. Voss Director since 1998 Chairman since 2006 Age 55	Mr. Voss has been Chairman of the Company’s Board since May 2006. Mr. Voss has served as Managing Director of Lake Pacific Partners, LLC, a private equity investment firm, for more than five years. He previously served as Chairman and Chief Executive Officer of Natural Nutrition Group, Inc., a food processor, as Chief Executive Officer of McCain Foods, Inc. and as President of Pilgrims Pride Corporation. He also served as a principal with Booz, Allen & Hamilton, management consultants.

Information About the Board of Directors and Its Committees

The Board has three standing committees, the Audit and Finance Committee (the “Audit Committee”), Compensation and Management Development Committee (the “Compensation Committee”) and Corporate Governance Committee (the “Governance Committee”),each of which is comprised exclusively of independent directors under applicable NASDAQ and SEC rules, as determined by the Board, and operates under a written charter adopted by the Board setting forth its purposes, authority and responsibilities. Current copies of the Audit and Finance Committee Charter, Corporate Governance Committee Charter and the Compensation and Management Development Committee Charter can be found in the “Investor Relations” section of the Nash Finch website at www.nashfinch.com under the tab “Corporate Governance.” The Board has also determined that a majority of the members of the Audit and Finance Committee, including the Chairman, Mickey P. Foret, are “audit committee financial experts” as that term is defined under the applicable NASDAQ and SEC rules. The principal functions of the committees are described below.

Audit and Finance Committee

•	Assists the Board in its general oversight of the Company’s accounting and financial reporting processes, financial and disclosure controls and compliance processes, and of the independent audits of the Company’s financial statements.

•	Selects the firm to be appointed as Nash Finch’s independent auditor, and evaluates its qualifications, performance and independence.

•	Reviews and approves the scope of the annual independent audit and the internal audit program.

•	Reviews and discusses with management and the independent auditor accounting and audit principles and practices and the adequacy and effectiveness of accounting and financial controls.

•	Gives prior approval to all audit and non-audit services performed by the independent auditor.

•	Meets independently with internal audit and the independent auditor to discuss the results of their examinations.

•	Reviews with management and the independent auditor the periodic reports to be filed by Nash Finch with the SEC.

•	Reviews and approves in advance certain related party transactions involving the Company. See “Corporate Governance — Related Party Transaction Policy and Procedures.”

Corporate Governance Committee

•	Considers and recommends to the Board the size of the Board, nominees for election as director (including those recommended by stockholders), nominees for appointment to standing Board committees as well as policies relating to the functions of such committees.

•	Considers and recommends to the Board proposals regarding director compensation.

•	Implements and monitors the Board’s governance guidelines and recommends to the Board any modifications to the guidelines.

•	Conducts an annual evaluation of overall Board performance and its governance processes and periodic evaluations of individual directors.

Compensation and Management Development Committee

•	Reviews and approves salaries and incentive plan goals and awards for officers as that term is defined in Rule 16-a1(f) under the Securities Exchange Act of 1934 (“Section 16 officers”), and in doing so for the CEO considers the results of the assessment conducted by the Corporate Governance Committee.

•	Oversees the Company’s incentive compensation, deferred compensation, profit sharing, equity-based compensation and supplemental retirement plans for employees, including approval of equity-based compensation awards for Section 16 officers.

•	Considers and recommends to the Board nominees for election as officers.

•	Reviews the Company’s compensation structure for executive and management employees, and submits to the Board recommendations regarding changes, including new or revised compensation plans.

•	Reviews and monitors compliance with officer and director stock ownership guidelines.

•	Reviews management development plans and succession for Section 16 officers and other key executives.

The following table summarizes the current membership of the Board and each of its standing committees, as well as the number of times the Board and each committee met during the fiscal year ended January 3, 2009:

Compensation
			and Management	Corporate
	Board of	Audit and Finance	Development	Governance
	Directors	Committee	Committee	Committee

Robert L. Bagby	X	X	X	Chairman
Alec C. Covington	X
Sam K. Duncan	X	X	X	X
Mickey P. Foret	X	Chairman	X	X
Douglas A. Hacker	X	X	Chairman	X
Hawthorne L. Proctor	X	X	X	X
William R. Voss	Chairman
Number of fiscal 2008 meetings	10	6	10	4

Each director attended 100% of the combination of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which the director served that were held during fiscal 2008.

Compensation and Management Development Committee Procedures

Our Board of Directors has charged the Compensation and Management Development Committee with the responsibility to review and either act on behalf of the Board or make recommendations to the Board concerning compensation for Section 16 officers and review management development plans and succession for Section 16 officers and other key executives.

Under the Compensation and Management Development Committee Charter the Committee may form and delegate authority to subcommittees consisting of one or more members when deemed appropriate by the Committee. The Committee may also delegate to the CEO the authority, within pre-existing guidelines established by the Committee, to approve equity compensation awards to employees other than Section 16 officers of the Company under established stock-based compensation plans of the Company. Any exercise of delegated authority will be reported to the Committee at its next regularly scheduled meeting.

In addition, the Committee has the authority to retain and terminate any compensation consulting firm, independent counsel or other advisors as the Committee may deem appropriate to assist in its evaluation of executive compensation. In the course of advising the Committee, the compensation consulting firm may be asked to provide guidance and support to management in connection with matters that are reviewed by the Committee. Under its charter, the Committee has the sole authority to approve related fees and retention terms. Pursuant to its authority, the Committee engaged Towers Perrin, LLC as the Committee’s independent consultant for 2008.

The Committee generally consults with management regarding employee compensation matters, receives a recommendation from the Audit and Finance Committee for the compensation of the Vice President, Internal Audit and our CEO makes compensation recommendations for Section 16 officers, excluding our CEO.

Compensation and Management Development Committee Interlocks and Insider Participation

No member of the Compensation and Management Development Committee is now, or was during 2008 or any time prior thereto, an officer or employee of the Company. No member of the Compensation and Management Development Committee had any relationship with the Company during 2008 pursuant to which disclosure would be required under applicable SEC rules pertaining to the disclosure of transactions with related persons. None of the Company’s executive officers currently serves, or ever has served, as a member of the board of directors, the compensation committee, or any similar body, of any entity one of whose executive officers serves or served on our Board of Directors or the Compensation and Management Development Committee.

Compensation of Directors

Compensation for our non-employee Directors for 2008 was comprised of: cash compensation, consisting of an annual Board and committee retainer, retainers for Committee Chairs and the Chairman of the Board and meeting fees; and equity compensation in the form of restricted stock units. In addition, non-employee Directors are reimbursed for out-of-pocket expenses incurred in attending Board and committee meetings.

Our goal in setting compensation for our non-employee Directors is to remain competitive in attracting and retaining high quality directors. We also recognize that over the past few years, there has been an increase in board responsibilities and potential liability.

Elements of Director Compensation for 2008

The following table lists the elements of non-employee Director cash and equity compensation for 2008:

Compensation Component	2008 Compensation Program

Annual Board and Committee Retainer	$50,000
Annual Board Chairman Retainer	$150,000
Annual Committee Chairman Retainer	Corporate Governance Committee — $5,000
Audit and Finance Committee — $10,000
Compensation and Management Development Committee — $10,000
Board Meeting Fee	In person — $1,500 Telephonic — $750
Committee Meeting Fee	In person — $1,250 Telephonic — $625
Restricted Stock Units	Annual grant with face value of $45,000
Deferred Compensation	Details set forth below

Elements of Director Compensation for 2009

The Corporate Governance Committee engaged the services of Hewitt Associates to conduct a review of the compensation paid to our non-employee Directors. Following that review, minor modifications were made to the non-employee Director Compensation program for 2009 due, in part, to the fact that all Directors (other than the Chairman and our CEO) serve on all Committees, and thus are being asked to make an increased commitment of time to the Board and the Company. The following table lists the elements of non-employee Director cash and equity compensation for 2009:

Compensation Component	2009 Compensation Program

Annual Board and Committee Retainer	$50,000
Annual Board Chairman Retainer	$150,000
Annual Committee Chairman Retainer	Corporate Governance Committee — $7,500
Audit and Finance Committee — $15,000
Compensation and Management Development Committee — $15,000
Board Meeting Fee	Regular meeting, in person or telephonic — $1,500
Administrative telephonic — $750
Committee Meeting Fee	Regular meeting, in person or telephonic — $1,250
Administrative telephonic — $750
Restricted Stock Units	Annual grant with face value of $50,000
Deferred Compensation	No change to the plan

Restricted Stock Units.  Restricted stock units, which are a form of performance units authorized under the Nash Finch 2000 Stock Incentive Plan, will vest six months after they are granted (subject to earlier vesting in the event of a director’s death or disability or a change in control of Nash Finch). Settlement of restricted stock units will occur six months after termination of service as a director. Restricted stock units may be settled only in shares of Nash Finch common stock, with one share of stock issued for each restricted stock unit held. Settlement of restricted stock units will be accelerated upon a change in control of Nash Finch, unless a director waives the right to such acceleration. Restricted stock unit account balances are credited with additional units representing the deemed reinvestment of dividend equivalents.

Deferred Compensation.  The Director Deferred Compensation Plan was adopted by the Board in December 2004 as a result of amendments to the Internal Revenue Code that affected the operation of non-qualified deferred compensation arrangements for amounts deferred on or after January 1, 2005. The Director Deferred Compensation Plan generally permits a participant to annually defer all or a portion of his or her cash compensation for service as a non-employee Director of the Company, and have the amount deferred credited to either a cash account, the balance of which fluctuates with the performance of investment funds in which the amounts are deemed invested, or a share account in which amounts deferred are converted to share units, each of which represents the right to receive one share of Nash Finch common stock. The amounts deferred are payable upon termination of service as a non-employee Director, with amounts deferred to the cash account payable only in cash and amounts deferred to the share account payable only in stock. The Company has established a benefits protection trust to serve as the source of funds and securities to satisfy the Company’s deferred compensation obligations to non-employee Directors under these plans, and is funding the trust at a level equal to the amount of such obligations.

Non-Employee Director Compensation Table

The total 2008 compensation of our non-employee Directors is shown in the following table. Carole F. Bitter, Jerry L. Ford, John H. Grunewald and William H. Weintraub served as Directors during a portion of fiscal 2008, therefore, the following table includes the compensation paid to these former Directors for periods in which they served.

Director Compensation for the Fiscal Year Ended January 3, 2009

					Change in
					Pension Value and
	Fees				Nonqualified
	Earned or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)(1)	($)(2)	($)	($)	($)	($)(3)	($)

Robert L. Bagby	82,659	45,000	—	—	—	4,731	132,390
Carole F. Bitter	18,375	—	—	—	—	6,217	24,592
Sam K. Duncan	77,625	45,000	—	—	—	637	123,262
Jerry L. Ford	27,039	—	—	—	—	4,472	31,511
Mickey P. Foret	90,125	45,000	—	—	—	3,495	138,620
John H. Grunewald	28,880	—	—	—	—	7,552	36,432
Douglas A. Hacker	90,125	45,000	—	—	—	3,495	138,620
Hawthorne L. Proctor	78,875	45,000	—	—	—	771	124,646
William R. Voss	232,000	45,000	—	—	—	19,768	296,768
William H. Weintraub	27,664	—	—	—	—	2,733	30,397

(1)	Non-employee Directors are permitted to defer the receipt of cash compensation as described under “Elements of Director Compensation for 2008 — Deferred Compensation.” Following is the portion of compensation deferred by the non-employee Directors during fiscal year 2008:

	Cash	Stock	Total
Director	Account	Account	Deferred

Robert L. Bagby	$—	$82,659	$82,659
Jerry L. Ford	856	856	1,712
Hawthorne L. Proctor	17,500	17,500	35,000
William R. Voss	116,000	—	116,000
William H. Weintraub	17,750	—	17,750

(2)	The value for stock awards reflect the dollar amount recognized for financial reporting purposes for the fiscal year ended January 3, 2009, in accordance with Statement of Financial Standards No. 123 (Revised) Share-Based Payment (“FAS 123(R)”) of restricted stock units issued immediately following the annual meeting of stockholders of Nash Finch. These awards are further described in “Elements of Director Compensation for 2008 — Restricted Stock Units.” The number of restricted stock units awarded to each director is determined by dividing $45,000 by the fair market value (average of the high and the low price) of a share of Nash-Finch Company common stock on the date the restricted stock units are awarded.

(3)	Reflects the value of dividend equivalents credited to each director’s stock unit account balance.

PROPOSAL NUMBER 2: APPROVAL OF AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY TO PERMIT STOCKHOLDERS TO REMOVE
DIRECTORS WITH OR WITHOUT CAUSE BY A MAJORITY VOTE

Article VIII of the Company’s Restated Certificate of Incorporation currently provides that a director may be removed from office as a director at any time but only for cause and upon the affirmative vote of holders of 75% of all outstanding shares entitled to vote. The Board of Directors, upon recommendation of the Corporate Governance Committee, has adopted resolutions setting forth a proposed amendment to Article VIII of the Restated Certificate of Incorporation to provide that any director or the entire Board of Directors may be removed, with or without cause, by holders of a majority of shares then entitled to vote at an election of directors. The Board has declared this amendment advisable and in the best interest of the Company and its stockholders, and resolved to submit the amendment to the Company’s stockholders for consideration. The amendment to the Restated Certificate of Incorporation proposed for adoption in this Proposal No. 1 is set forth in Appendix I to this proxy statement and is incorporated herein by reference. Deletions are indicated by strikeout and additions are indicated by underlining.

If Proposal No. 1 is approved by stockholders, there will be two changes to the standard for removal of directors: (1) stockholders will be able to remove directors by a majority vote, rather than by a 75% supermajority vote and (2) stockholders will be able to remove directors with or without cause, rather than for cause only.

While supermajority vote requirements can be beneficial in some circumstances, the Board has determined that there are nevertheless compelling arguments for eliminating the supermajority vote requirements. The Company believes that the elimination of the supermajority vote requirement allows stockholders greater power to participate effectively in the Company’s corporate governance by giving stockholders a greater ability to remove directors from office.

Similarly, the Company believes that permitting stockholders to remove directors without cause increases the stockholders’ ability to effectively participate in the Company’s corporate governance by enabling them to remove directors absent a fact that would rise to the level of “cause.”

Required Vote

As set forth in the Restated Certificate of Incorporation, approval of the amendment to the Restated Certificate of Incorporation to permit stockholders to remove directors with or without cause by a majority vote requires the affirmative vote of holders of not less than 75% of all outstanding shares entitled to vote as of the record date, or approximately [          ] shares. Abstentions and broker non-votes, if any, will have the effect of a vote against the proposal. If stockholders approve this proposal, the amendment to the Restated Certificate of Incorporation will become effective upon the filing of the amendment with the Secretary of State of the State of Delaware.

The Board has approved a corresponding amendment to Article III, Section 1 of the Bylaws, relating to the removal of directors. Such Bylaw amendment will become effective only if stockholders approve the amendment to the Restated Certificate of Incorporation.

The Board of Directors recommends that stockholders vote “FOR” Proposal No. 2, the amendment to the Restated Certificate of Incorporation to permit stockholders to remove directors with or without cause by a majority vote.

PROPOSAL NUMBER 3: APPROVAL OF AMENDMENT TO THE RESTATED
CERTIFICATE OF INCORPORATION OF THE COMPANY TO ELIMINATE
ADVANCE NOTICE PROVISIONS FOR DIRECTOR NOMINATIONS
FROM THE RESTATED CERTIFICATE OF INCORPORATION

Currently, the Company’s Restated Certificate of Incorporation provides generally that a stockholder may nominate a candidate for election of director by notifying the Company’s Secretary, and providing certain information, not less than 10 days nor more than 60 days prior to any stockholders’ meeting to elect directors. There are no provisions in the Company’s Restated Certificate of Incorporation or Bylaws governing the procedure for stockholders to bring new business (other than director nominations) at an annual meeting of stockholders.

The Board of Directors, upon recommendation of the Corporate Governance Committee, has adopted , subject to approval by stockholders, a proposed amendment to Article VIII of the Company’s Restated Certificate of Incorporation to eliminate the advance notice procedure for director nominations from the Restated Certificate of Incorporation. The Board has approved an amendment to the Bylaws, contingent upon the effectiveness of the amendment to the Restated Certificate of Incorporation, that would set forth procedures for stockholders to nominate director candidates and to bring new business before annual meetings of stockholders. The amendment to the Restated Certificate of Incorporation proposed for adoption in this Proposal No. 2 is set forth in Appendix II to this proxy statement and is incorporated herein by reference. Deletions are indicated by strikeout and additions are indicated by underlining.

Advance notice provisions, which are commonly found in the bylaws of many public corporations, are intended to allow for more orderly governance of the Company. They give the Board and other stockholders additional time to consider and respond thoughtfully to proposals and director nominations prior to their consideration by stockholders at an annual or special meeting of stockholders. They allow adequate time for full information on such proposals to be distributed to stockholders.

The Board considered the need to modernize the Company’s advance notice provisions. In doing so, the Board has concluded that moving the advance notice provisions to the Bylaws would provide significantly greater flexibility for the Company than can be provided by having such provisions in the Company’s Restated Certificate of Incorporation. Historically, advance notice bylaws have evolved to, among other things, take into account changes in the securities laws and, recently, require disclosure of derivative securities held by a proponent. As the Board is permitted to amend the Bylaws without stockholder approval, having advance notice provisions in the Bylaws would allow the Board to more rapidly respond to changes in law or other circumstances requiring prompt action.

If stockholders approve Proposal No. 2, the Bylaws will be amended to provide detailed notice procedures for stockholders’ nomination of candidates for election as directors and for stockholder proposals (other than director nominations) to be brought before an annual meeting of stockholders. The Bylaws would provide that new business and director nominations to be brought by a stockholder before an annual stockholder meeting must be submitted to the Company at least 60 days but not more than 90 days prior to the anniversary of the prior year’s annual meeting. In the event that the date of the annual meeting is changed by the more than 25 days from the anniversary of the prior year’s meeting, new business and director nominations would be required to be received by the Company within 10 days following the date on which notice of the meeting date is mailed to stockholders or public disclosure of the date of the annual meeting is made, whichever first occurs. In the case of a special meeting of stockholders called for the purpose of electing directors, a similar 10-day notice provision would apply. Stockholders who nominate director candidates or who propose new business would be required to include in the notice to the Company certain detailed information on the submitting stockholder and, in the case of director nominations, certain other information described in the Bylaws.

Although the amendments to the Bylaws that will become effective upon stockholder approval of Proposal No. 2 do not afford the Board of Directors power to approve or disapprove stockholder nominations for election of directors or business proposals and will not prevent stockholder nominations or proposals from being considered at a stockholder meeting if the prescribed procedures are followed, the amendments may make it more difficult for stockholders to nominate and contest the election of directors and propose new business. Nothing in the amendments, however, will affect the right of stockholders to have proposals to be considered at an annual meeting, as well as a supporting statement included in the Company’s proxy statement, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934. If stockholders do not approve Proposal No. 2, the Board will retain the ability to amend the Bylaws to provide advance notice procedures for stockholder proposals for new business.

Required Vote

As set forth in the Restated Certificate of Incorporation, approval of the amendments to the Restated Certificate of Incorporation to eliminate advance notice provisions for director nominations from the Restated Certificate of Incorporation requires the affirmative vote of holders of not less than 75% of all outstanding shares entitled to vote as of the record date, or approximately [          ] shares. Abstentions and broker non-votes, if any, will have the effect of a vote against the proposal. If stockholders approve this proposal, the amendment to the Restated Certificate of Incorporation will become effective upon the filing of the amendment with the Secretary of State of the State of Delaware.

The Board has added corresponding amendments to Article II, Section 6 of the Bylaws (relating to stockholder proposals) and Article III, Section 6 of the Bylaws (relating to director nominees), providing for advance notice provisions. Such Bylaw amendments will become effective only if stockholders approve the amendment to the Restated Certificate of Incorporation.

The Board of Directors recommends that stockholders vote “FOR” Proposal No. 3, the amendment to the Restated Certificate of Incorporations to eliminate advance notice for director nominations from the Restated Certificate of Incorporation.

PROPOSAL NUMBER 4: APPROVAL OF THE NASH-FINCH COMPANY
2009 INCENTIVE AWARD PLAN

The Board of Directors has adopted, subject to the approval of the Company’s stockholders, the Nash-Finch Company 2009 Incentive Award Plan (the “Plan”). A copy of the Plan, which will replace the 2000 Stock Incentive Plan (the “Prior Plan”), is attached to this proxy statement as Appendix III. The 2000 Stock Incentive Plan expires by its own terms in February, 2010, in advance of the 2010 Annual Meeting. If the 2009 Incentive Award Plan is not approved, the Company will not be able to make equity awards after February, 2010.

Reasons for the Plan

The purpose of the Plan is to support the maximization of long-term value creation for the Company and its stockholders by enabling the Company and its subsidiaries to attract and retain key personnel, providing an incentive to such individuals through equity participation in the Company, and by rewarding such individuals who contribute to the achievement of the Company’s economic objectives. To accomplish the purpose of the Plan, the Plan authorizes the grant of several different forms of awards to selected employees and directors of the Company, including incentive stock options, nonqualified stock options, restricted stock awards, performance awards, other share-based awards (including dividend equivalents, deferred stock, stock payments and restricted stock units), and stock appreciation rights (the “awards”). If stockholder approval is obtained for the 2009 Plan, which authorizes 700,000 shares for grant, the 2000 Stock Incentive Plan will terminate immediately, and no new grants will be issued under that plan. As of April 1, 2009, there were 107,261 shares remaining available for grant under the 2000 Stock Incentive Plan. Inclusive of the shares authorized under the 2009 Plan, the outstanding awards that may be paid out in the future, including dividend equivalents, and the shares remaining available for grant under the 2000 Stock Incentive Plan, the maximum dilutive impact of the Company’s equity award program is 14.1%. Had we not utilized excess cash to repurchase shares in 2007 and 2008, the dilutive impact of the 2009 Plan would have been 13.3%.

You are urged to read this entire proposal and the complete plan document. We believe that the 2009 Plan is necessary to recruit and retain key employees critical to the Company’s success, and thus is in the best interests of our Company and our stockholders. We have explained our reasons for supporting this proposal under “Why We Believe You Should Vote For this Proposal” below.

Why We Believe You Should Vote For this Proposal

The Board of Directors believes that the 2009 Plan is essential for the ongoing success of our Company and our ability to recruit, retain and reward key employees. We believe that if the 2009 Plan is not approved, the Company will no longer be able to align the interests of key employees with stockholders through equity-based compensation, thus compromising the Company’s compensation program and impairing our ability to recruit and retain key employees. While our average burn rate (i.e. the percentage of shares or stock units granted compared to the total shares outstanding) over the last three years exceeds industry norms, we urge you to consider the extraordinary circumstances of the past three years, the actions of the Company, and the role that equity compensation has played in the Company’s turnaround when considering whether to vote in favor of Proposal 4. As explained more fully below, it is our issuance of equity to attract and retain our new Senior Management Team that is largely responsible for our higher than normal three-year average burn rate. We strongly believe that granting equity to our key executives was a wise use of our equity, as demonstrated by the Company’s results over this time period. Moreover, we expect our burn rate to return to more normal levels in the future.

The Board recommends approval of the 2009 Plan for the following reasons:

The Need to Provide Competitive Compensation.  We believe equity compensation is an integral component of a competitive total compensation package necessary to recruit, retain and reward key employees. Equity awards are commonly used by companies our size, and the ability to provide competitive grants is essential to competing in our talent pools. Therefore, we believe that our ability to compete with others for key talent will be seriously compromised if we do not have an equity component of our compensation program.

Delivering Stockholder Value.  We hired Alec Covington as our CEO in 2006, who then recruited a new senior management team in 2006 and 2007. At the time Mr. Covington joined us and recruited the majority of the new Senior Management Team, the Company was underperforming. The Company was also in the midst of defending against a purported class action lawsuit challenging, in part, our handling of the 2005 acquisition of certain assets of Roundy’s, and responding to an informal SEC inquiry investigating possible insider trading by former employees. We believe the issuance of restricted stock units was critical to our ability to recruit the key talent Mr. Covington assembled as our Senior Management Team. Under the leadership of this Team, the Company has taken decisive actions to develop and begin implementation of a comprehensive business strategy, control costs, enhance operating efficiencies, expand our service to military commissaries and exchanges and develop new business. These efforts have led to increased stockholder value.

To continue execution of our strategy, the Company must retain key employees in a number of functional areas, including operations, sales, finance, legal and human resources. We compete with many other public companies, which provide equity-based compensation, for talented employees in these areas. Based upon research performed by our compensation consultant, we believe that we must continue granting equity-based awards to remain a competitive employer. If we lose key employees in the near term, the prospects for continued successful implementation of our strategy could suffer.

Our Continuing Emphasis on Providing Performance-Based Compensation.  We believe it is essential to have a strong link between compensation and stockholder value creation and rely on equity compensation as one of the most efficient and effective means to create such a relationship. The Company’s issuance of equity to key employees is designed to align the interests of our senior management team and other key employees with those of stockholders, motivate the Senior Management Team to achieve key financial goals, and reward superior performance. Since 2005, we have utilized Long-Term Incentive Programs utilizing performance units which only pay out if performance targets are reached over a three-year measurement period. The issuance of performance units allows us to target specific financial and operational goals. If those goals are not met, the performance units are forfeited and the award holder receives no value.

We recently issued stock appreciation rights, or “SARs,” in connection with the Company’s recent acquisition of certain assets of GSC Enterprises, Inc. as a tool to motivate the senior management to increase stockholder value. The SARs do not vest unless and until the stock price equals or exceeds $55.00 per share for 90 consecutive trading days during the 36 months following the closing of the acquisition, January 31, 2009. If the stock price does not equal or exceed $55.00 for 90 consecutive days within that time period, the SARs are forfeited. If stockholders do not approve the 2009 Plan, our ability to issue such awards will be substantially diminished.

Our Burn Rate Is Skewed by Grant Cancellations and the RSUs We Granted to Recruit our Senior Management Team.

Covington Grant Cancellation:

When Mr. Covington initially agreed to become our President and CEO, we granted him 100,000 restricted stock units which were to have vested in 20% increments over five years beginning in 2007, subject to his continued employment with no performance criteria involved. However, in order to assist us with making such restricted stock units deductible under Section 162(m) of the Internal Revenue Code, Mr. Covington agreed to add the performance criteria for vesting. Accordingly, the performance targets that were agreed to by Mr. Covington and the Company were designed such that they would comply with the requirements for deductibility under Section 162(m) of the Internal Revenue Code, but would also be reasonably achievable in order to allow Mr. Covington to vest if he remained employed by us.

In February 2007, the Company cancelled the grant described immediately above, and replaced it with another grant designed to deliver the compensation originally promised to Mr. Covington, while at the same time increasing Mr. Covington’s equity interest in us, thereby tying his compensation more closely to stockholder value. The new grant provided that none of the vested shares will be delivered to Mr. Covington until six months after his employment with us ceases. The terms of the new grant strengthened Mr. Covington’s focus on our long-term profitability, as well as increasing our share price over the long-term, as the value he will ultimately realize upon delivery of the shares will depend upon the share price at the time of delivery. When determining our burn rate, the initial grant of 100,000 shares that was cancelled should be deducted from the total shares granted.

Benefit Plan Changes

Changes to benefit plans that ensured alignment between management and our stockholders have inflated our burn rate. In 2006, the Committee changed one of the metrics in the 2006 Long-Term Incentive Plan from the Consolidated Annual Growth Rate of RONA to RONA, and changed the definition of RONA to include goodwill. Both changes increased the level of performance required from Plan Participants before a payout was achieved under the 2006 LTIP Plan. Because the Plan was changed, however, we were required to cancel all outstanding grants under the original 2006 LTIP Plan and to reissue new grants under the Amended 2006 LTIP Plan. When determining our burn rate, the initial 103,215 units granted under the 2006 LTIP that were cancelled in 2006 should be deducted from the total shares granted.

In 2008, the Committee examined whether its decision to invest capital in the Company’s strategic plan, thus increasing the total capital spend for the Company, negatively impacted the incentive opportunities previously established under the 2006 and 2007 Long-Term Incentive Plans. That review showed that the Company’s decision to expend strategic capital created a misalignment between the interests of management and the Company’s stockholders: based on the 2006 and 2007 LTIP Plans’ previously set metrics, management would achieve a significantly reduced payout if strategic capital was expended compared to the projected payout if no strategic capital was expended. In order to ensure the interests of management and stockholders were aligned, the Committee decided in February 2008 to amend the 2006 and 2007 LTIP Plans to negate the impact of strategic capital expenditures on the 2006 and 2007 LTIP Plans. The Committee also amended the Plans to require that Plan participants receive their payouts under the Plans (if any) in stock, removing the Participants’ option to elect a cash payout. Because those Plans were amended, we were required to cancel the outstanding grants under the 2006 and 2007 LTIP Plans, and reissue the awards under the amended plans, again inflating our burn rate. When determining our burn rate, the 233,271 units granted under the 2006 and 2007 LTIP Plans that were cancelled in 2008 should be deducted from the total shares granted.

RSU Grants to the Senior Management Team

As described more fully above, in order to recruit the talent needed to successfully lead the Company, we issued restricted stock unit awards to the members of the senior management team when we recruited them into their positions. Including the net grants to Mr. Covington, a total of 566,198 RSUs were granted to the team. While these grants were critical to our ability to recruit key executives, the grants have skewed our burn rate, masking our historical grant rate.

The combination of the cancelled grants and the issuance of the RSU’s to the senior management team inflates our burn rate, thus masking the mindful way that the Committee has awarded equity. When the cancelled grants and the initial RSU grants are deducted from the total grants issued, our three year average burn rate is 2.92%. Had we not utilized excess cash to repurchase shares in 2007 and 2008, our three year average burn rate would have been 2.87%. We urge you to keep the 2.92% burn rate in mind when deciding whether to support Proposal 4.

We are mindful of the balance between the need to deliver competitive compensation and excessive dilution.  We will seek an appropriate balance between meeting employee hiring, retention, and compensation goals and avoiding excessive stockholder dilution. We believe in purchasing back the company’s stock on an opportunistic basis to, among other things, reduce and/or eliminate the dilutive effects of equity grants. Between November 19, 2007 and January 3, 2009, the Company utilized $29.3 million in excess cash to repurchase 842,038 shares of our common stock. The share repurchase program has been well received by stockholders and accretive to earnings although it has negatively impacted the calculation of total potential dilution and burn rate. We anticipate approving stock repurchase plans in the future as appropriate to offset the dilutive effect of equity grants.

Cash Compensation Expense Increase.  If our ability to provide equity compensation is impaired, the Company’s cash compensation costs could increase substantially to offset equity compensation typically provided in the marketplace. It is important that we use our cash resources to operate and expand our business, rather than unnecessarily divert cash to pay compensation.

Summary of Material Features of the Incentive Award Plan

A summary of the material features of the Plan is set forth below. The following summary is qualified in its entirety by reference to the Plan, a copy of which is attached as Appendix III to this proxy statement.

•	Repricing. Repricing of stock options or an exchange of stock options is prohibited unless approved by the stockholders

•	No Discounted Awards. The Issuance of awards below fair market value is prohibited

•	No Reload of Awards. The Plan does not provide for reload of awards

•	Plan Administration. The Committee will administer the Plan. That Committee is comprised solely of independent directors.

•	Minimum Vesting Periods. There are minimum vesting requirements for awards issued under the Plan. Time vesting awards made to employees will not vest earlier than three years from date of grant; performance awards will not vest earlier than 12 months from the date of the grant. Performance Unit awards issued to members of the Board of Directors vest in six months, however those awards are not settled until after the Director’s Board service ends.

•	No Dividends Paid on Unvested Awards. Dividends are not paid on unvested awards unless the awards vest; any dividends accrued on unvested awards are forfeited if the awards are forfeited.

•	Limitation on Reuse of Shares. Shares withheld to pay taxes or an option exercise price are not available for re-issuance.

•	Material Amendments. The Plan Administrator may not make material amendments to the Plan without stockholder consent.

Summary of the Plan

A summary of the basic features of the Plan is set forth below. The following summary of the Plan is qualified in its entirety by reference to the Plan, a copy of which is attached as Appendix III to this proxy statement. You may obtain an additional copy of the Plan from the Company, free of charge, by sending a request to the address set forth at the beginning of this proxy statement.

Eligible Participants.  Employees of the Company and its subsidiaries and non-employee directors of the Company are eligible to participate in the Plan. As of the date of this proxy statement, approximately [          ] individuals were eligible to receive incentive awards under the Plan. Participants may be granted one or more incentive awards, alone or in combination with other awards.

Administration.  The Committee administers the Plan and has the authority to determine all provisions of incentive awards as long as they are consistent with the terms of the Plan. The Committee also has the authority to amend or modify the terms of any outstanding incentive award in any manner. Any such amendment or modification, however, must be permitted by the Plan and may not adversely affect any participant’s rights without his or her consent. Each determination, interpretation or other action of the Committee will be conclusive and binding for all purposes on all persons.

Except to the extent necessary in connection with certain specified changes in the Company’s corporate structure or shares, the Committee may not, without prior approval of the Company’s stockholders, seek to effect any re-pricing of any previously granted option by amending or modifying the terms of the option to lower the exercise price or canceling the option and granting replacement options having a lower exercise price, restricted stock awards or performance units in exchange for the option.

Stock Subject to the Plan.  The Plan authorizes the granting of awards with respect to an aggregate of: (i) 700,000 shares of common stock, plus (ii) any shares of Stock which were the subject of Awards under the 2000

Stock Incentive Plan as of the Effective Date but which subsequently are settled without delivery of shares to the holder (whether through forfeiture or otherwise). The [          ] shares initially reserved under the Plan equal approximately [          ] percent of the Company’s outstanding shares of common stock as of [          ], 2009.

As of April 1, 2009, [          ] shares of the Company’s common stock have been issued upon the exercise of options, [          ] shares have been issued in the form of restricted stock awards and were outstanding, [          ] shares of the Company’s common stock have been issued in lieu of cash bonus payments, performance units and performance units designated as restricted stock units to executives totaling [          ] shares were outstanding, performance units denominated as restricted stock units to directors totaling [          ] shares were outstanding and options to purchase [          ] shares of the Company’s common stock were outstanding and [          ] shares were reserved and available for additional grants under the Prior Plan.

In determining the number of shares of the Company’s common stock available for issuance under the Plan at any point in time, shares of common stock that are issued under the Plan or that are subject to outstanding incentive awards are applied to reduce the maximum number of shares of common stock remaining available for issuance under the Plan. In addition, any shares of common stock that are subject to an incentive award that lapses, expires, is forfeited in whole or part (including awarded shares that are withheld to satisfy withholding or employment-related tax obligations) or for any reason is terminated unexercised and any shares of common stock that are subject to an incentive award that is settled or paid in cash are again made available for issuance under the Plan.

Following approval of the Plan by the stockholders, awards will no longer be granted under the Prior Plan.

Types of Awards

Options.  An option provides the optionee with the opportunity to purchase a specified number of shares of the Company’s common stock at a predetermined price for a specific period of time. Options must be granted with an exercise price equal to at least the fair market value of the Company’s common stock on the date of grant. For purposes of the Plan, the fair market value of the Company’s common stock is the average of the high and low prices of the Company’s common stock, as reported on the NASDAQ Global Select Market, on the applicable date. Both non-statutory options and incentive stock options under Section 422 of the Internal Revenue Code may be granted under the Plan. An option will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee.

Stock Appreciation Rights.  A stock appreciation right is a right to receive a payment from the Company in the form of stock, cash or a combination of both, equal to the difference between the fair market value of one or more shares of the Company’s common stock and the exercise price of such rights. A stock appreciation right will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee.

Restricted Stock Awards.  A restricted stock award is an award of shares of common stock that cannot be transferred to any person for some predetermined period of time, and may have to be returned to the Company upon the occurrence of certain conditions. The Committee may impose such restrictions or conditions to the vesting of restricted stock awards as it deems appropriate, including that the participant remain in the continuous employ or service of the Company or one of its subsidiaries for a certain period or that the participant, the Company or one of its subsidiaries satisfy certain performance criteria specified in the Plan.

Performance Units.  A performance unit is a right to receive cash, common stock, or a combination of both, upon the achievement of established performance goals. A performance unit will vest at such times and in such installments as may be determined by the Committee and specified in the applicable award agreement. The Committee may impose such restrictions or conditions to the vesting of performance units as it deems appropriate, including that the participant remain in the continuous employ or service of the Company or one of its subsidiaries for a certain period or that the participant, the Company or one of its subsidiaries satisfy certain performance criteria specified in the Plan.

Stock Bonuses.  A stock bonus is an award of common stock upon the achievement of established performance goals. A stock bonus will be subject to such terms and conditions, consistent with the other provisions of the

Plan, as may be determined by the Committee, including that the participant, the Company or one of its subsidiaries satisfy certain performance criteria specified in the Plan.

Deferrals.  The Committee may provide that the issuance of shares or the settlement of incentive awards in cash may be deferred in accordance with terms established by the Committee. Deferred settlements may include the payment or crediting of interest or dividend equivalents on the deferral amounts.

Limitations on Awards.  No participant in the Plan may be granted any options or stock appreciation rights, or any other incentive awards with a value based solely on an increase in the value of the common stock after the date of grant, relating to more than 150,000 shares of common stock in the aggregate in any fiscal year, except that a participant who is first appointed or elected as an officer, hired as an employee by the company or who receives a promotion that results in an increase in responsibilities or duties may be granted, during the fiscal year in which such event occurs, options relating to up to 250,000 shares of common stock. The foregoing limitations are subject to adjustment for certain corporate events, as described above under “Stock Subject to the Plan.”

Qualification of Incentive Awards as “Performance-Based Compensation” Under Section 162(m). Incentive awards may, but need not, include performance criteria that satisfy Section 162(m) of the Code. To the extent that incentive awards in the form of performance units, restricted stock or stock bonuses are intended to qualify as “performance-based compensation” under Section 162(m), they must be conditioned upon the achievement of one or more of the “performance criteria” set forth below. Options and stock appreciation rights granted under the Plan need not be conditioned upon the achievement of performance criteria in order to constitute “performance-based compensation.” The performance criteria provided for in the Plan consist of:

•	specified levels of, or relating to, customer satisfaction as measured by a company sponsored customer survey;

•	employee engagement or employee relations as measured by a company sponsored employee survey;

•	employee safety;

•	employee diversity;

•	financial performance as measured by net sales, operating income, income before income taxes, net income, net income per share (basic or diluted), earnings before interest, taxes, depreciation and amortization (EBITDA) (with or without adjustments prescribed in any Company credit facility), profitability as measured by return ratios (including return on assets, return on equity, return on investment and return on sales), cash flows, market share, cost reduction goals, margins (including one or more of gross, operating and net income margins), stock price, total return to stockholders, economic value added, working capital and productivity improvements;

•	retail performance as determined by independent assessment; and

•	operational performance as measured by on-time delivery, fill rate, selector accuracy, cost per case, sales per square foot, sales per labor hour and other similar, objective productivity measures.

The Committee may select one criterion or multiple criteria for measuring performance, and the measurement may be based upon the Company’s, subsidiary or business unit performance, either absolute or by relative comparison to other companies or any other external measure of the selected criteria. The Committee may appropriately adjust any evaluation of performance under the performance criteria to reflect the impact of certain extraordinary events. The performance criteria may be calculated by including or excluding any one or more specific items or categories of items (including projections) as designated by the Committee.

Effect of Change in Control.  The Plan provides that upon the occurrence of a Change in Control of the Company (as defined in the Plan), the Committee may provide for the termination and cashing out of outstanding awards, substitution of awards for other rights or property of equal value, assumption of awards by the successor corporation or acceleration of the vesting or lapse of restrictions with respect to the outstanding awards.

Effect of Termination of Employment or Service.  If a participant’s employment or other service with the Company and all subsidiaries is terminated, the incentive awards may vest fully, remain in effect and/or terminate according to their original terms, or be forfeited, depending on the circumstances of termination. The Company may, in its discretion, modify these post-termination provisions, provided that no option or stock appreciation right may remain exercisable beyond its expiration date.

Amendment of Plan.  The Company’s Board of Directors may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time-to-time to conform the Plan to any change in applicable laws or regulations or in any other respect as the Board of Directors may deem to be in the best interests of the Company.

The Board of Directors may not, however, make a material amendment to the Plan without stockholder approval and may not make an amendment material or otherwise, if stockholder approval is required under Section 422 of the Code or the rules of the NASDAQ Stock Market or any other stock exchange, if applicable at such time. Furthermore, the Board of Directors cannot make any modification to the Plan that would adversely affect outstanding incentive awards without the consent of the affected participants.

Termination.  The Plan will terminate on the tenth anniversary of its approval by the Board of Directors, unless terminated earlier by the Board of Directors. No incentive award may be granted after such termination. Incentive awards outstanding upon termination of the Plan will continue until they expire or terminate according to their terms.

New Plan Awards

Future awards under the Plan will be determined by the Committee and may vary from year-to-year and from participant to participant. Future awards under the Plan are not determinable at this time because, the awards are discretionary and/or, with respect to certain awards to employees and non-employee directors, also depend on the value of the Company’s shares of common stock at the time that grants are determined.

Federal Income Tax Consequences

The following general description of federal income tax consequences is based on current statutes, regulations and interpretations. The description below is limited to discussing the income tax consequences related to non-statutory stock options and performance units because those are the types of equity-based incentives that the Company expects may be issued under the Plan.

Non-Statutory Stock Options.  Neither the participant nor the Company incurs any federal income tax consequences as a result of the grant of a non-statutory stock option. Upon exercise of a non-statutory stock option, a participant will recognize ordinary income, subject to withholding, on the date of exercise in an amount equal to the difference between (i) the fair market value of the shares purchased, determined on the date of exercise, and (ii) the consideration paid for the shares. The participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments (see explanation below). Special rules will apply if previously acquired shares of common stock are permitted to be tendered in payment of an option exercise price.

In general, the Company will be entitled to a compensation expense deduction in connection with the exercise of a non-statutory stock option for any amounts includable in the taxable income of the participant as ordinary income, provided the Company complies with any applicable withholding requirements.

Performance Units.  A participant who receives a performance unit will not recognize any taxable income at the time of the grant. Upon settlement of the performance unit, the participant will realize ordinary income in an amount equal to the cash and the fair market value of any shares of common stock received by the participant. Provided that proper withholding is made and the deduction limitations of Section 162(m) do not apply, the Company would be entitled to a compensation expense deduction for any amounts includable by the participant as ordinary income.

Excise Tax on Parachute Payments.  The Code also imposes a 20% excise tax on the recipient of “excess parachute payments,” as defined in the Code and denies tax deductibility to the Company on excess parachute payments. Generally, parachute payments are payments in the nature of compensation to employees of a company who are officers, stockholders or highly compensated individuals, which payments are contingent upon a change in ownership or effective control of the company, or in the ownership of a substantial portion of the assets of the company. For example, acceleration of the exercisability of options or the vesting of restricted stock awards upon a change in control of the Company may constitute parachute payments, and in certain cases, “excess parachute payments.”

Section 162(m).  Section 162(m) limits the Company’s ability to deduct compensation in excess of $1 million paid to each of the Company’s chief executive officer and any other officer who is among the Company’s other most highly compensated officers, subject, however, to an exception for “performance-based compensation.” Assuming stockholder approval of the Plan at the Annual Meeting and the Company’s compliance with the other requirements of Section 162(m), compensation resulting from restricted stock awards, performance units or stock bonuses that is contingent upon satisfaction of the Performance Criteria set forth in the Plan is expected to qualify as “performance-based compensation” excepted from the limit of Section 162(m). Options and stock appreciation rights qualify as “performance-based compensation” that is excluded from the limit of Section 162(m) under the Plan. Compensation expense in connection with any other incentive award under the Plan will be subject to 162(m) deduction limitation.

Vote Required

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote will be required to approve the Nash-Finch Company 2009 Incentive Award Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved

The Board of Directors recommends that stockholders vote “FOR” Proposal No. 4, approval of the 2009 Incentive Award Plan.

PROPOSAL NUMBER 5: APPROVAL OF THE NASH-FINCH COMPANY
PERFORMANCE INCENTIVE PLAN

The Board of Directors has adopted, subject to the approval of the Company’s stockholders, the Nash-Finch Company Performance Incentive Plan (the “Performance Plan”). If approved by the Company’s stockholders, the Performance Plan will replace the Company’s current Performance Incentive Plan. A copy of the Performance Plan is attached to this proxy statement as Appendix IV.

The purpose of Performance Plan is designed to assist us in attracting and retaining certain highly qualified employees possessing outstanding ability, motivating such employees by means of performance related incentives, and providing incentive compensation opportunities that are competitive with those of major corporations in a way that allows the Company to take a federal income tax deduction on compensation paid to these individuals under the Performance Incentive Plan.

Background — “Performance-Based” Compensation Under Section 162(m)

As discussed elsewhere in this proxy statement, Section 162(m) of the Internal Revenue Code generally provides that a publicly held corporation may not take a federal income tax deduction for compensation paid to a “covered employee” in excess of $1 million in a taxable year. A “covered employee” is our chief executive officer and any other officer who is among our four other most highly compensated officers and listed in the Summary Compensation Table.

The $1 million deduction limit does not apply to compensation that meets the requirements for “performance-based compensation” under applicable Treasury Regulations. Compensation is “performance-based” if, among other things:

•	it is payable solely on account of the attainment of one or more performance goals that are established by a compensation committee of the Board of Directors that is comprised solely of two or more outside directors; and

•	the material terms under which the compensation is paid, including the performance goals are disclosed to stockholders and approved in a separate stockholder vote before the compensation is paid.

The Summary of the Performance Plan

The following summary of the material features of the Performance Plan is qualified in its entirety by reference to the Performance Plan, a copy of which is attached as Appendix IV to this proxy statement.

Administration.  Awards to covered employees that are to be deductible under Section 162(m) will be administered by the Compensation and Management Development Committee of our Board of Directors (the “Committee”).

Eligible Employees; Limitations on Incentive Awards.  On an annual basis, the Company or the Committee will select the covered employees who are eligible to receive an incentive award under the Performance Plan. As of the date of this proxy statement, approximately [          ] individuals were eligible to receive incentive awards under the Performance Plan.

To be entitled to receive payment of an award for a given year, the covered employee must generally be actively employed or on an approved leave of absence at the end of the award year. However, the Company or the Committee may pay an award to a terminated covered employee but only if and to the extent that the performance objectives for such award year are achieved.

Determination of Incentive Awards; Performance Objectives.  An incentive award payable to a covered employee will be based on performance objectives established by the Committee at the beginning of the fiscal year and on the covered employee’s performance for the year.

Prior to the beginning of each year, the Committee will establish an “incentive opportunity” for each covered employee, expressed as a percentage of their base compensation. The incentive opportunity will be subject to the attainment of one or more objectively determinable performance objectives established by the Committee for the year. The Committee will establish performance objectives from one or more of the following measures:

•	specified levels of, or relating to, customer satisfaction as measured by a Company sponsored customer survey;

•	employee engagement or employee relations as measured by a Company sponsored employee survey;

•	employee safety;

•	employee diversity;

•	financial performance as measured by net sales, operating income, income before income taxes, net income, net income per share (basic or diluted), profitability as measured by return ratios (including return on assets, return on equity, return on investment and return on sales), cash flows, market share, cost reduction goals, margins (including one or more of gross, operating and net income margins), stock price, total return to stockholders, economic value added, working capital and productivity improvements; implementation or completion of critical projects;

•	retail store performance as determined by independent assessment; and

•	operational performance as measured by on-time delivery, fill rate, selector accuracy, cost per case, sales per square foot, sales per labor hour and other, similar, objective productivity measures.

Performance objectives may be described in terms of Nash Finch, subsidiary or business unit performance, either absolute or by relative comparison to other companies or any other external measure of the selected criteria. The performance objectives will be assigned specific factors for the attainment of threshold, target or maximum levels of performance. The attainment of performance objectives will establish the extent to which each covered employee is entitled to their incentive opportunity.

At the beginning of an award year, the Committee may also establish an incentive award for covered employees based solely on attainment of one or more financial performance objectives. However, the Committee will have complete discretion to reduce the amount of any such award.

Payment of Incentive Awards; Election to Receive Payment in Stock; Matching Restricted Stock Award.  Subject to a covered employee’s right to elect to receive payment in shares of common stock, as discussed below, incentive awards will be paid to covered employees in cash as soon as practicable following the end of each year.

A covered employee may elect to receive payment of all or any portion of an incentive award in the form of shares of common stock having an equal value, as determined by the fair market value on the payment date. To the extent that a covered employee elects to receive payment in the form of shares of common stock, the covered employee will be granted additional restricted shares equal to 15% of the number of shares elected to be received in lieu of cash payment of the incentive award. Such shares will be granted under the 2000 Stock Incentive Plan and, if approved, the 2009 Stock Incentive Plan. The restricted shares will vest in full on the date two years following the date of payment of the incentive award, provided that the executive has retained beneficial ownership of the unrestricted shares, and will otherwise be subject to the terms and conditions of the 2000 Stock Incentive Plan or the 2009 Stock Incentive Plan.

Amendment or Termination; Term.  Our Board of Directors may amend or terminate the Performance Plan, in whole or in part, from time-to-time. The Board of Directors or the Committee may also amend the performance objectives selected for a year and may modify the time and manner for payment of any award prior to its payment, as long as the modifications are not detrimental to the covered employee, except that the Committee will not have any authority to amend or modify the terms of any covered award in any manner which would impair its deductibility under Section 162(m) of the Code. The Committee may appropriately adjust any evaluation of performance under the performance objectives to reflect the impact of certain extraordinary events.

The Performance Plan is intended to be exempt from the provisions of Section 409A of the Code. As a result, the Committee may amend the Plan or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to exempt an award from Section 409A or comply with the requirements of Section 409A.

New Plan Awards

Because incentive awards under the Performance Plan are subject to the discretion of the Committee and subject to the attainment of the performance objectives, the benefits or amounts that will be allocated to covered employees under the Performance Plan are not determinable at this time.

Federal Income Tax Consequences

The following general description of federal income tax consequences is based on current statutes, regulations and interpretations. The description below is limited to discussing the income tax consequences related to the payment of cash compensation and issuance of shares of common stock and restricted stock under the Performance Plan.

Under present federal income tax law, participants will realize ordinary income equal to the amount of cash and the fair market value of any unrestricted shares of common stock received under an award in the year of receipt. With respect to the additional restricted shares equal to 15% of the number of shares elected to be received in lieu of cash payment of the incentive award made under our 2000 Stock Incentive Plan and, if approved, the 2009 Stock Incentive Plan, participants will recognize ordinary income based on the market value of common stock at the time it becomes vested or earned under an award. However, participants can make an election with respect to these restricted shares under Section 83(b) of the Code to be taxed at the time such restricted shares of common stock are granted under an award. In either case, the individual is also subject to capital gains treatment on the subsequent sale of the common stock acquired through an award. For this purpose, the individual’s basis in the common stock is its fair market value at the time the common stock subject to the award becomes vested. If an election under Section 83(b) is made, basis is determined at the time that the restricted shares were granted.

We will receive a deduction for the amount constituting ordinary income to the participant, provided that the Performance Incentive Plan satisfies the requirements of Section 162(m). As described above, Section 162(m) limits the deductibility of compensation not based on performance that is paid to certain corporate executives.

Vote Required

The affirmative vote of the holders of a majority share present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Nash-Finch Company Performance Incentive Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

The Board of Directors recommends that stockholders vote “FOR” Proposal No. 5, approval of the Performance Incentive Plan.

PROPOSAL NUMBER 6: RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Finance Committee of the Board has selected Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending January 2, 2010. The Board of Directors has directed that management submit the selection of Ernst & Young LLP as our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. We have requested and expect a representative of Ernst & Young LLP to be present at the Annual Meeting, to make a statement if he or she so desires and to respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Company is submitting the selection of Ernst & Young LLP to stockholders for ratification as a matter of good corporate governance. If stockholders fail to ratify the selection, the Audit and Finance Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit and Finance Committee in its discretion may direct the appointment of different independent registered public accountants at any time during the year if it determines that such a change would be in the best interests of Nash Finch and its stockholders.

Vote Required

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

The Board of Directors recommends that stockholders vote “FOR” Proposal No. 6, ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm.

CORPORATE GOVERNANCE

Governance Guidelines

The Board has adopted Corporate Governance Guidelines, a copy of which can be found in the “Investor Relations” section of the Nash Finch website at www.nashfinch.com under the tab “Corporate Governance.” Consistent with the Guidelines:

•	Independent Directors. All of the members of the Board except for Mr. Covington, our President and Chief Executive Officer, have been determined by the Board to be “independent directors,” as the term is defined in Rule 4200(a)(15) of the NASDAQ Stock Market. The NASDAQ independence definition consists of a series of objective tests, including that the director is not an officer or employee of ours and has not engaged in various types of business dealings with us. In addition, as further required by NASDAQ rules, our Board has made a subjective determination with respect to each independent director that no relationships exist which, in the opinion of our Board, would interfere with the exercise of independent judgment by each such director in carrying out the responsibilities of a director. In making these determinations, our Board reviewed and discussed information provided by the individual Directors and us with regard to each Director’s business and personal activities as they may relate to us and our management.

•	Chairman and Lead Independent Director. The Guidelines provide that if at any time the Chairman of the Board is not an independent Director, one of the independent Directors shall be designated by the Board as the lead independent Director to chair executive sessions of the independent Directors, set Board agendas with the Chairman of the Board, and perform such other functions as our Bylaws provide or as the Board may specify from time-to-time.

•	Committee Composition. All committees of the Board are composed exclusively of independent Directors.

•	Committee Charters. Each committee operates under a Board-approved charter setting forth the purpose, authority and duties of the committee. Copies of these charters can be found in the “Investor Relations” section of the Nash Finch website at www.nashfinch.com under the tab “Corporate Governance.”

•	Executive Sessions of Independent Directors. Each regularly scheduled Board meeting will include an executive session of the independent Directors without management present.

•	Access to Outside Advisors. The Board and its committees may retain independent outside financial, legal, compensation or other advisors as they deem necessary or advisable.

•	Assessing Board and Committee Performance. Annual evaluations of the performance and effectiveness of the Board and each committee are conducted.

•	Code of Business Conduct. The Board has adopted a Code of Business Conduct applicable to Nash Finch Directors and employees generally, as well as a Code of Ethics for Senior Financial Management applicable to our Chief Executive Officer, Chief Financial Officer and Corporate Controller. Copies of these Codes can be found in the “Investor Relations” section of the Nash Finch website at www.nashfinch.com under the tab “Corporate Governance.”

•	Share Ownership by Directors. Directors are expected, within three years of joining the Board, to accumulate Nash Finch stock whose value is at least five times the amount of the annual base retainer and to make reasonable, good faith efforts to maintain shareholding of at least that amount.

•	Director Attendance at Annual Stockholders Meetings. Directors are expected to make every reasonable effort to attend the annual meetings of the stockholders of Nash Finch. All Directors attended the 2008 Annual Meeting of Stockholders.

Related Party Transaction Policy and Procedures

In addition to the provisions of our Code of Business Conduct and Code of Ethics for Senior Financial Management that deal with conflicts of interest and related party transactions, we have adopted a Related Party Transaction Policy and Procedures that is designed to confirm our position that related party transactions should be avoided except when they are in our interests and to require that certain types of transactions that may create conflicts of interest or other relationships with related parties are approved in advance by the members of the Audit and Finance Committee who are disinterested with respect to the matter under consideration. This policy applies to transactions meeting the following criteria:

•	the amount involved will or may be expected to exceed $50,000 in any fiscal year;

•	we or any of our subsidiaries would be a participant; and

•	any person who is or was in the current or immediately preceding fiscal year an executive officer, Director, Director nominee, greater than five percent beneficial owner of our common stock, immediate family member of any of the foregoing or a firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest, has or will have a direct or indirect interest.

In adopting this policy, the Board of Directors reviewed certain types of transactions and deemed them to be pre-approved even if the amount involved exceeds $50,000. These types of transactions include:

•	Compensation:

•	to any executive officer or Director (for services as a director) if the compensation is required to be reported in our proxy statement pursuant to Item 402 of Regulation S-K (“Item 402”); or

•	to any executive officer (other than an immediate family member of another related party) if the compensation would have been required to be reported under Item 402 as compensation earned for services to us if the executive was a “named executive officer” in the proxy statement and such compensation has been approved, or recommended to our Board of Directors for approval, by the Committee;

•	Transactions that are in our ordinary course of business and where the interest of the related party arises only:

•	from the related party’s position as a director of another corporation or organization that is a party to the transaction; or

•	from the direct or indirect ownership by the related party and all other related parties, in the aggregate, of less than a 5% equity interest in another person (other than a partnership) which is a party to the transaction; or

•	from both “such positions described above and” such ownership described above; or

•	from the related party’s position as a limited partner in a partnership in which the related party and all other related parties, in the aggregate, have an interest of less than 5%, and the related party is not a general partner of and does not have another position in the partnership.

•	Transactions that are in our ordinary course of business and where the interest of the related party arises solely from the ownership of a class of our equity securities and all holders of such class of our equity securities will receive the same benefit on a pro rata basis.

Under the terms of our Related Party Transaction Policy and Procedures, when considering whether to approve a proposed related party transaction, factors to be considered include, among other things, whether such transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

During 2008, there were no transactions as described in the preceding paragraph. In the ordinary course of business, however, the Company may from time-to-time engage in transactions with other corporations whose officers or directors are also Directors of the Company. These transactions may include the Company’s purchase of products from certain companies, including OfficeMax Incorporated and Gladson Interactive. These arrangements are conducted on an arm’s-length basis. The relevant outside Director does not participate in these business relationships nor profit directly from them.

A copy of our Related Party Transaction Policy and Procedures is posted on our website, which can be viewed by going to www.nashfinch.com and clicking on the “Corporate Governance” tab and then selecting the document titled “Related Party Transaction Policy and Procedures” from the list of documents on the web page.

Director Candidates

The Corporate Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as by management. The Corporate Governance Committee may retain a third-party executive search firm to identify and assist in evaluating candidates. Nash Finch stockholders may also recommend individuals for the Corporate Governance Committee to consider as potential director candidates by submitting a written recommendation to the Secretary, Nash-Finch Company, 7600 France Avenue South, Minneapolis, MN 55435. In addition to any requirements under the Company’s Restated Certificate of Incorporation or Bylaws, any recommendation must include:

•	sufficient biographical information concerning the recommended individual for the Committee to consider, including employment and educational background, other board and committee memberships, and any relationships that might affect a determination by the Board that the individual would be considered independent;

•	a written consent signed by the recommended individual by which he or she agrees to stand for election if nominated by the Board and to serve if elected by the stockholders; and

•	the name and address of the stockholder submitting the recommendation, the number of shares of Nash Finch common stock held of record and beneficially by the stockholder, and the name in which such shares are registered on the stock transfer records of Nash Finch.

The Corporate Governance Committee may require that the recommended individual furnish additional information, if necessary, to assist the Committee in assessing the qualifications of that individual to serve as a director.

When evaluating candidates and determining whether to recommend any candidate for inclusion in the Board’s slate of recommended Director nominees, including candidates recommended by stockholders, the Corporate Governance Committee will apply the criteria set forth in Nash Finch’s Corporate Governance Guidelines. These criteria include the breadth and depth of relevant business and board experience, judgment and integrity, reputation in one’s profession, ability to devote sufficient time to Board responsibilities, commitment to serving on the Board for an extended period of time, diversity of background, education, leadership ability, concern for the interests of stockholders and relevant regulatory guidelines. Consideration of a candidate is made in the context of an assessment of the perceived needs of the Board and its committees at the particular point in time, and no specific weights are assigned to particular criteria. The Board believes that the backgrounds and qualifications of the Directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board and its committees to fulfill their responsibilities.

Communications from Stockholders

Stockholders who wish to communicate with the Board may do so by writing to the Board or a particular Director. Such communications should be addressed to the Board of Directors or a particular Director c/o Secretary, Nash-Finch Company, 7600 France Avenue South, Minneapolis, MN 55435. Each communication will initially be received and processed by the Secretary of Nash Finch, who will then refer the communication to the appropriate Board member (either the Director named in the communication, the Chairman of the board committee having authority over the matter raised in the communication, or the Chairman of the Board in all other cases). The Director to whom a communication is referred will determine, in consultation with Company counsel, whether a copy or summary of the communication will be provided to the other Directors. The Board will respond to communications if and as appropriate.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information regarding beneficial ownership of our common stock, as of March 30, 2009, for each stockholder who we know owns beneficially more than five percent of the outstanding shares of common stock on that date.

	Amount and Nature
Name and Address of	of Beneficial		Percent of
Beneficial Owner	Ownership		Class (*)

T. Rowe Price Associates, Inc.	1,290,211	(a)	10.07%
100 E. Pratt Street
Baltimore, MD 21202
Barclay’s Global Investors, N.A.	966,637	(c)	7.54%
400 Howard Street
San Francisco, CA 94105
Dimensional Fund Advisors LP	791,415	(b)	6.17%
Palisades West, Building One, 6300 Bee Cave Road
Austin, TX 78746
The Vanguard Group, Inc.	816,231	(d)	6.37%
100 Vanguard Boulevard
Malvern, PA 19355

*	Based upon 12,817,780 shares of common stock outstanding as of March 30, 2009.

(a)	The amount of shares is based upon a Schedule 13G/A filed on February 12, 2009, reporting beneficial ownership as of December 31, 2008. T. Rowe Price Associates, Inc. (“Price Associates”) reported that it has sole voting power over 453,311 shares and sole dispositive power over 1,290,211 shares. These shares are owned by various individual and institutional investors, including T. Rowe Price Small-Cap Value Fund, Inc. (which owns 803,800 shares, representing 6.2% of the shares outstanding), for which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be the beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial ownership of such securities.

(b)	The amount of shares is based upon a Schedule 13G/A filed on February 9, 2009, reporting beneficial ownership as of December 31, 2008. Dimensional Fund Advisors LP (“Dimensional”) reported that it is an investment advisor or manager for certain investment companies, group trusts and separate accounts (“funds”), and as such possesses sole voting power over 774,305 shares and sole dispositive power of 791,415 shares that are owned by such funds. None of these funds, to the knowledge of Dimensional, owns more than 5% of the class. Dimensional disclaims beneficial ownership of such securities.

(c)	The amount of shares is based upon a Schedule 13G/A filed on February 5, 2009, reporting beneficial ownership as of December 31, 2008. Barclay’s Global Investors, N.A. reported that it has sole voting power over 331,824 shares and sole dispositive power over 377,602 shares. Barclay’s Global Fund Advisors reported that it has sole voting power over 434,696 shares and sole dispositive power over 580,382 shares. Barclay’s Global Investors, Ltd. reported that it has sole voting power over 545 shares and sole dispositive power over 8,653 shares. All such shares are held in trust accounts for the economic benefit of the beneficiaries of those accounts

(d)	The amount of shares is based upon a Schedule 13G filed on February 13, 2009, reporting beneficial ownership as of December 31, 2008. The Vanguard Group, Inc. (“Vanguard”) reported that it has sole voting power over 16,415 shares and sole dispositive power over 816,231 shares. Vanguard also reported that its wholly-owned subsidiary, Vanguard Fiduciary Trust Company (“VFTC”), is the beneficial owner of 16,415 shares. VFTC directs the voting of these shares.

SECURITY OWNERSHIP OF MANAGEMENT

The table below sets forth information regarding beneficial ownership of our common stock by (1) each of our Director nominees, (2) the executive officers named in the Summary Compensation Table of this proxy statement, and (3) all of our directors and executive officers as a group. Information is presented as of March 30, 2009, except where otherwise noted.

For purposes of this table, the number of shares of common stock beneficially owned by each person includes (a) shares of common stock owned directly or indirectly, (b) shares of common stock subject to options held by the person that are currently exercisable or will become exercisable within 60 days from March 30, 2009, and (c) shares of common stock that the person would have the right to acquire upon settlement of share units if the person’s service as a Director or executive officer were to end within 60 days from March 30, 2009.

We have also included in the table the target number of performance units awarded to executive officers under the Long-Term Incentive Program (described under “Executive Compensation and Other Benefits — Elements of Executive Compensation — Long-Term Incentives”) and performance units designated as restricted stock units awarded to executive officers (described under “Executive Compensation and Other Benefits — Elements of Executive Compensation — Restricted Stock Units”). Although the shares for which these units may be settled are not considered beneficially owned by the respective individuals, the units are presented here as additional information because they represent an economic interest of the individuals in the Company’s common stock.

	Total Beneficially	Performance	Total Stock	Percent
Name of Beneficial Owner	Owned(1)	Units(2)	Interest(3)	of Class

Robert L. Bagby(4)	13,251	—	13,251	*
Director
Alec C. Covington(5)	196,423	259,886	456,309	1.51%
President and Chief Executive Officer
Sam K. Duncan(6)	1,190	—	1,190	*
Director
Mickey P. Foret(7)	9,203	—	9,203	*
Director
Douglas A. Hacker(8)	8,703	—	8,703	*
Director
Hawthorne L. Proctor(9)	1,647	—	1,647	*
Director
William R. Voss(10)	40,555	—	40,555	*
Director
Robert B. Dimond(11)	25,952	97,086	123,038	*
Executive Vice President, Chief Financial Officer & Treasurer
Christopher A. Brown(12)	7,857	106,879	114,736	*
Executive Vice President, Food Distribution
Jeffrey E. Poore(13)	25,664	73,392	99,056	*
Executive Vice President, Supply Chain Management
Calvin S. Sihilling(14)	6,947	84,684	91,631	*
Executive Vice President, Chief Information Officer
All Directors and Executive Officers as a Group (18 persons)	360,708	789,157	1,149,865	2.75%

*	Indicates beneficial ownership of less than 1%.

(1)	For directors, the number shown represents common shares beneficially owned and both share units and restricted stock (performance) units that are payable in shares of Nash Finch common stock following termination of service on the Board under the 1997 Non-Employee Director Stock Compensation Plan, the Director Deferred Compensation Plan and the 2000 Stock Incentive Plan. For Alec Covington and Robert Dimond, the number shown represents restricted performance units that have vested, but have been deferred into the Deferred Compensation Plan as described under “Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans.”

(2)	Includes both the target number of performance units awarded under the Company’s Long-Term Incentive Program and 2000 Stock Incentive Plan and performance units designated as restricted stock units. The units awarded under the Company’s Long-Term Incentive Program and 2000 Stock Incentive Plan will vest and be settled in shares of the Company’s common stock if and to the degree the Company achieves specified performance goals over a three-year performance period. Actual payouts could range from 0 to 200% of the target amount. The performance units designated as restricted stock units either vest annually on the anniversary date of the award or at the end of 5 years.

(3)	Equals the sum of the total number of shares beneficially owned and the performance units described in note (2).

(4)	Beneficially owned shares of Mr. Bagby include 5,000 shares of common stock and 8,251 share units.

(5)	Beneficially owned shares for Mr. Covington include 101,543 vested performance units that Mr. Covington has deferred into the Company’s Deferred Compensation Plan, 50,772 performance units that will vest on May 1, 2009 and approximately 44,108 shares that are vested and payable within 60 days from April 1, 2009 under the Company’s Long-Term Incentive Plan. The amounts under the Performance Units column for Mr. Covington include 98,225 units awarded under the Company’s Long-Term Incentive Plan, 63,323 restricted stock units granted on February 27, 2007 in which two-fifth’s vested on May 1, 2008, and one-fifth will vest on May 1, 2009, May 1, 2010 and May 1, 2011, assuming continued employment with the Company, and 98,338 stock appreciation rights which upon exercise would result in an award of restricted stock if the terms and conditions described under “Executive Compensation and Other Benefits — Compensation Discussion and Analysis — Stock Appreciation Rights” are met.

(6)	Beneficially owned shares of Mr. Duncan include 1,190 share units.

(7)	Beneficially owned shares of Mr. Foret include 4,000 shares of common stock and 5,203 share units.

(8)	Beneficially owned shares of Mr. Hacker include 3,500 shares of common stock and 5,203 share units.

(9)	Beneficially owned shares of Mr. Proctor include 1,647 share units.

(10)	Beneficially owned shares of Mr. Voss include 12,500 shares of common stock and 28,055 share units.

(11)	Beneficially owned shares for Mr. Dimond include 25,952 vested performance units that Mr. Dimond has deferred into the Company’s Deferred Compensation Plan. Performance units for Mr. Dimond include 17,681 units awarded under the Company’s Long-Term Incentive Plan, 12,976 restricted stock units granted on January 2, 2007 in which one-third of these restricted stock units will vest on each of first three anniversaries of the grant date, assuming continued employment with the Company, 38,928 restricted stock units granted on January 2, 2007 that will vest on the fifth anniversary of the grant, assuming continued employment with the Company and 27,501 stock appreciation rights which upon exercise would result in an award of restricted stock if the terms and conditions described under “Executive Compensation and Other Benefits — Compensation Discussion and Analysis — Stock Appreciation Rights” are met.

(12)	Beneficially owned shared for Mr. Brown include approximately 7,857 shares that are vested and payable within 60 days from April 1, 2009 under the Company’s Long-Term Incentive Plan. Performance units for Mr. Brown include 22,397 units awarded under the Company’s Long-Term Incentive Plan, 49,647 restricted stock units granted on November 6, 2006 that will vest on the fifth anniversary of the grant, assuming continued employment with the Company and 34,835 stock appreciation rights which upon exercise would result in an award of restricted stock if the terms and conditions described under “Executive Compensation and Other Benefits — Compensation Discussion and Analysis — Stock Appreciation Rights” are met.

(13)	Beneficially owned shares of Mr. Poore include 11,923 shares of common stock, 6,000 shares of exercisable stock options and approximately 7,741 shares that are vested and payable within 60 days from April 1, 2009 under the Company’s Long- Term Incentive Plan. Performance units include 15,323 units awarded under the Company’s Long-Term Incentive Plan, 34,235 restricted stock units granted on August 7, 2006 that will vest on the fifth anniversary of the grant, assuming continued employment with the Company and 23,834 stock appreciation rights which upon exercise would result in an award of restricted stock if the terms and conditions described under “Executive Compensation and Other Benefits — Compensation Discussion and Analysis — Stock Appreciation Rights” are met.

(14)	Beneficially owned shares of Mr. Sihilling include approximately 6,947 shares that are vested and payable within 60 days from April 1, 2009 under the Company’s Long-Term Incentive Plan. Performance units for Mr. Sihilling include 17,681 units awarded under the Company’s Long-Term Incentive Plan, 39,502 restricted stock units granted on August 7, 2006 that will vest on the fifth anniversary of the grant, assuming continued employment with the Company and 27,501 stock appreciation rights which upon exercise would result in an award of restricted stock if the terms and conditions described under “Executive Compensation and Other Benefits — Compensation Discussion and Analysis — Stock Appreciation Rights” are met.

EXECUTIVE COMPENSATION AND OTHER BENEFITS

Compensation and Management Development Committee Report

The Compensation and Management Development Committee has reviewed and discussed the “Compensation Discussion and Analysis” appearing below with Company management and based on such review and discussion, the Committee has recommended to the Board that such Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s annual report on Form 10-K for 2008.

Compensation and
Management development Committee

Douglas A. Hacker, Chairman
Robert L. Bagby
Sam K. Duncan
Mickey P. Foret
Hawthorne L. Proctor

Compensation Discussion and Analysis

The Compensation and Management Development Committee of the Board of Directors, referred to in this discussion as the Committee, is responsible for developing and implementing our executive compensation policies and programs, and determining compensation for our executive officers. All Committee members are directors who are neither officers nor employees of Nash Finch and who have been determined by the Board to be “independent” under applicable NASDAQ rules. The Committee has the authority to directly engage and discharge independent compensation consultants, as well as other advisers and experts, to provide advice and assistance in structuring and implementing our executive compensation program. During 2008, the Committee utilized the services of Towers Perrin, LLC as its independent compensation consultant

A discussion of the composition and procedures of the Committee is set out above in “Compensation and Management Development Committee Procedures.” The following discussion and analysis, which has been reviewed and approved by the Committee, analyzes the objectives and results of our 2008 executive compensation program, as well as the 2009 objectives, as it relates to the executive officers identified in the Summary Compensation Table, whom we refer to as our “named executive officers.”

Our named executive officers include our Chief Executive Officer (“CEO”), our Chief Financial Officer (“CFO”), and the next three most highly compensated executive officers based on total compensation, which is calculated under SEC regulations.

Compensation Philosophy and Objectives

The Committee ties a substantial portion of each named executive officer’s total potential compensation to Company and individual performance The Committee believes that compensation paid to executive officers should be closely aligned with the performance of the Company on both a short-term and long-term basis, linked to specific, measurable results intended to create value for stockholders, and that such compensation should assist the Company in attracting and retaining key executives critical to its long-term success. We believe that linking the compensation of key executives to performance better aligns the interest of management to the interests of our stockholders.

The key objectives supporting this philosophy are the following:

•	Strong Relationship Between Performance and Pay — We believe that executive compensation should be strongly linked to measured performance with a substantial portion of pay at risk. At least 50% of the compensation programs offered to named executive officers in 2008 placed compensation at risk. By placing a substantial portion of total compensation at risk, we provide the opportunity for both higher than market average compensation over periods of sustained excellent financial performance and lower than market average compensation in times of poor financial performance. Compensation earned by the named executive officers under the Company’s long-term incentive plans (“LTIP”) remains at risk even after it is earned, as those plans payout in common stock after the named executive officer’s employment with the Company ends.

•	Much Compensation Remains At Risk After it is Earned — As an incentive to create value for stockholders, stock-based compensation represents a substantial portion of total executive compensation. Stock-based compensation aligns the interests of the executives and our stockholders and rewards executives in line with stockholder gains. Stock-based compensation for eligible employees, including the named executive officers, currently consists of (1) grant of restricted stock units (“RSUs”) (issued for the most part when the named executive officers were recruited into their current positions); (2) LTIP grants which are made annually and payout in common stock after the named executive officer’s employment ends; and (3) grant of stock appreciation rights (“SARs”) granted to the named executive officers in connection with the Company’s acquisition of certain assets of GSC Enterprises, Inc., the vesting of which is tied directly to increased stockholder value.

•	Pay Competitively at Target Performance — We intend to provide executives with compensation opportunities competitive with those in companies, comparable in size and scope, with which we compete for people and customers, while supporting a high-performance culture by tying a substantial portion of compensation to results. We target their compensation at the 50th percentile compensation levels at these peer companies for target performance.

•	Deliver Competitive Pay through Annual Programs and Periodic Special Grants. We utilize both annual programs and special grants to achieve our goal of delivering compensation at the 50th percentile. Annual programs consist of salary, short-term incentive plans (“STIP”) and LTIP programs, which taken alone do not deliver compensation at the 50th percentile, on average, to our senior management team. We supplement these programs with periodic special grants, such as RSUs and SARs to reach our goal of paying at the 50th percentile.

•	Adapt Pay Programs over Time as the Company’s Circumstances and Needs Change. We are not static in our approach to executive compensation. We make changes when appropriate to ensure continued alignment between the interests of management and our stockholders and to properly incent and reward management.

Compensation Review — 2006 — Present

2006 — Hiring a New team

When we hired Alec Covington, our President and Chief Executive Officer in 2006, the organization had lost momentum. In order to restore the focus of the organization, and create better value for our stockholders, Mr. Covington recruited a new senior management team to help guide the organization. In order to attract top notch executives on the heels of the Company’s underperformance, we awarded time vesting RSUs to the named executive officers and certain other key executives. The Committee also changed one of the two performance metrics for the vesting and settlement of performance units delivered under the 2006 long-term incentive vehicle, substituting return on net assets, or RONA, for compound annual growth rate, or CAGR, of RONA. In addition, the Committee clarified the definition of “net assets” to make clear that it includes intangible assets. These metric changes were more consistent with the performance expectations established for the new management team.

2007 — Achieving Stability and Better Alignment with Stockholders

Based on feedback from some of our stockholders, and consistent with the Company’s view, the Committee decided to incent management to, among other things, generate free cash flow. With the assistance of our independent compensation consultant, we accomplished this by setting the performance metrics for the 2007 LTIP as CAGR of Consolidated EBITDA2 compared to our Peer Group and Free Cash Flow/Net Assets.

2 Consolidated EBITDA is calculated as earnings before interest, income tax, depreciation and amortization, adjusted to exclude extraordinary gains or losses, gains or losses from sales of assets other than inventory in the ordinary course of business, and non-cash charges (such as LIFO, asset impairments, closed store lease costs and share-based compensation), less cash payments made during the current period on non-cash charges recorded in prior periods. Consolidated EBITDA should not be considered an alternative measure of our net income, operating performance, cash flows or liquidity.

2008 — Promoting Strategic Investments

Having achieved more stability and better results in 2007, the Company decided to invest strategically in 2008. The Company developed a 5-year strategic investment plan which was designed to increase stockholder value. Execution of that plan, however, was not contemplated by the LTIP plans when approved by the Committee and, in fact, the expenditure of strategic capital would have likely led to a zero payout under the plans as approved. To ensure continued alignment between management and our stockholders, in 2008 we amended the 2006, 2007 and 2008 LTIP plans to provide for the offset of certain costs associated with implementation of strategic projects.

In 2008, we again engaged Towers Perrin as our independent compensation consultant to conduct a review of the competitiveness of the compensation paid to our senior executives. Towers Perrin performed this review by using the following survey data: Towers Perrin 2007 General Industry Executive Compensation Database and the Stanton Group Wholesale/Retail Survey. In addition, Towers Perrin surveyed the same group of companies surveyed in 2007, considered similar to Nash Finch in terms of industry and revenue size and with whom we could be expected to compete for executive talent. The companies that comprised this group are:

AMCON Distribution Co.	Patterson Companies Inc.
Bell Microproducts, Inc.	Performance Food Group
Big Lots, Inc.	Retail Ventures, Inc.
Chiquita Brands International	Scheid (Henry) Inc.
C.H. Robinson Worldwide	Spartan Stores, Inc.
ConAgra Foods, Inc.	SYNNEX Corp.
Con-Way, Inc.	The Pantry, Inc.
Core Mark Holding Co. Inc.	Unified Western Grocers
Grainger (W W.) Inc.	United Natural Foods, Inc.
Great Atlantic & Pacific Tea Company	WESCO International, Inc.
Longs Drug Stores Corp.

This review showed, in part, that the Company is competitive in terms of salary, but less competitive in terms of long-term incentives. Following this review, we held the salaries of the senior management team flat in 2008 and later approved a special grant to senior executives described immediately below.

In 2008, we signed a definitive agreement to purchase certain assets of GSC Enterprises, Inc., an acquisition designed to bolster our business serving military commissaries and exchanges. In furtherance of our stated compensation objectives, on December 17, 2008 we awarded SARs to certain key executives, including the named executive officers, in connection with that acquisition. The vesting of the SARs is tied directly to increased stockholder value as the rights will not vest unless within the first 36 months following the acquisition, the stock price reaches $55.00 per share and remains at that price or greater for 90 consecutive trading days.

2009 — Creating Accountability for Achievement of Strategic Plans

One of our compensation goals for 2009 was to develop metrics for the 2009 LTIP that would be applicable during the Company’s period of strategic investment. The Committee ultimately chose two metrics that are the primary drivers of performance, and, therefore, stockholder value: (1) a blend of absolute RONA and CAGR of RONA and (2) the comparison of the cumulative three-year actual EBITDA results to the cumulative three-year strategic plan EBITDA targets. The Committee determined that utilizing these measures strikes the appropriate balance between earnings achievements and effective utilization of investment capital.

Elements of Executive Compensation

Having summarized recent changes to our executive officer compensation program, we now provide an overview of each element of compensation for 2008, what it is designed to reward and why the Committee chose to include it as an element of executive compensation.

Salaries

Salaries for the named executive officers are reviewed annually and are based on level of responsibility and experience, individual and corporate performance, and competitive compensation comparisons. The Committee establishes named executive officers’ base salaries at levels that are commensurate with the median of base salaries of executives of companies it considers comparable to us. We did not increase the salaries for any named executive officers in 2008.

Short-Term and Long-Term Incentive Plans

STIP Bonuses

For fiscal 2008, annual bonuses for the named executive officers were based 80% upon performance against objectively measurable, predetermined financial and operational goals approved by the Committee in February 2008, and 20% on individual goals for the senior executive team. The financial goals that were used involved our Consolidated EBITDA and, in appropriate cases, operating unit profitability, while the operational goals consisted of an independent assessment of retail store performance and assessments of fill rate, on-time deliveries and a customer satisfaction survey for the food distribution segment. These goals are set at levels that the Company believes are aggressive but achievable. The STIP plan for 2008 included a gate that provided that no bonuses would be paid unless the financial component of the plan was attained, and also limited the percentage payout for the non-financial components to no more than the percentage paid on the financial component. The STIP plan approved for 2009 also includes these provisions.

The financial and operational goals for the named executive officers, other than the CEO, were assigned a maximum bonus opportunity ranging from 50% to 60% of base salary. The plan does not provide for increased payouts if the performance goals are overachieved. Bonus amounts typically are calculated by multiplying an individual’s base salary by his or her maximum bonus percentage and by the sum of the payout factors applicable to each financial, operational and shared performance goal.

Because specific financial and operational goals reflect management’s strategic and operating plans, disclosure of which would be tantamount to providing guidance to the market as well as causing the disclosure of confidential commercial and business information, the disclosure of these specific financial and operational goals would put us at a competitive disadvantage, would require us to provide guidance when the Company has determined that providing guidance is not in the best interests of the Company and its stockholders and so we do not provide this information. In 2008, the named executive officers’ performance against the 2008 metrics resulted in a 100% STIP bonus payout.

The Committee retains discretion under the annual bonus program for named executive officers to (1) provide for downward adjustments in bonus payouts by adjusting the payout factor percentages, and (2) equitably adjust financial performance factors such as net earnings to reflect the impact of events such as reorganizations, recapitalizations, significant acquisitions or divestitures, and changes in accounting policies (but only to the degree permitted by Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m) of the Internal Revenue Code”) for the CEO for whom annual bonus compensation is to be considered “performance based” for purposes of Section 162(m) of the Internal Revenue Code).

Performance against the predetermined financial and operational goals was measured after the completion of the audit of our financial statements for fiscal 2008. Bonuses earned for 2008 are to be paid in cash, subject to the ability of participants to elect to receive up to 100% of their bonus in shares of our common stock in lieu of cash. To further encourage bonus plan participants to increase their ownership interest in our common stock, participants who elect to receive all or part of their bonus in shares of common stock receive additional shares of restricted stock equal to 15% of the shares paid in lieu of cash. All such restricted stock will vest after two years of continued employment, if the executive has retained beneficial ownership of the unrestricted shares. All bonus and restricted shares are issued under the Nash-Finch Company 2000 Stock Incentive Plan (the “2000 Plan”).

LTIP Awards

The Committee determined that long-term incentive awards made during 2008 would be limited to persons holding the positions of Vice President and above, including the named executive officers, and would consist solely of performance units. The performance units granted vest after a three-year performance period, with a payout that can vary between 0% and 200% of an executive’s target payout.

The size of performance units awards made to the named executive officers was based on position level, and consistent with competitive practices for long-term incentives and overall direct compensation as reported by Towers Perrin. With the exception of our CEO, the number of performance units awarded to the named executive officers was determined with reference to their base salary, with the numerator being 60% of the executive’s base salary and the denominator being the fair value of the Company’s stock price on the first trading day of fiscal 2008. Long-term incentive awards are designed to align the interests of the executives with our longer-term objectives and to reward them in relation to the achievement of these objectives.

With the assistance of Towers Perrin, the Committee established the metrics for the 2009 LTIP plan as (1) a blend of absolute RONA and CAGR of RONA and (2) the comparison of the cumulative three-year actual EBITDA results to the cumulative three year strategic plan EBITDA targets. These goals are set at levels that the Company believes are aggressive but achievable. However, because specific financial and operational goals reflect management’s strategic and operating plans, disclosure of which would be tantamount to providing guidance to the market as well as causing the disclosure of confidential commercial and business information, the disclosure of these specific financial and operational goals would put us at a competitive disadvantage, would require us to provide guidance when the Company has determined that providing guidance is not in the best interests of the Company and its stockholders and so we do not provide this information.

In 2008, the Company made the payout under the 2005 LTIP plans, the first LTIP established by the Committee. The metrics for that plan were CAGR of Consolidated EBITDA and CAGR of RONA, each as compared to our peers. One named executive officer was a participant in that plan. The payout for the 2005 LTIP equaled 130% of the payout opportunity. The payout under the 2006 Plan has not yet been determined, but is anticipated that payout will be at the 87.5% level.

Potential Forfeiture of Annual Bonus or Long-Term Incentives

The agreements under which STIP bonus payments and performance unit awards are made provide that if the CEO and CFO do not receive, or are required to reimburse us for, an annual bonus or performance unit payout in accordance with Section 304 of the Sarbanes-Oxley Act of 2002, then all of our Executive Vice Presidents, Senior Vice Presidents and Vice Presidents will similarly be denied or obligated to repay any bonus or performance unit payout for such period. Section 304 would be triggered by an accounting restatement resulting from material non-compliance as a result of misconduct with financial reporting requirements under securities laws.

Restricted Stock Units

Recognizing that retention of key employees was critical to our efforts to navigate through a leadership transition and to develop and implement a new strategic plan, beginning in 2006, each named executive officer (other than the CEO and CFO) received a single grant of time vesting performance units denominated as restricted stock units of varying amounts, ranging from 32,500 to 47,500 RSUs. The Committee believes that the restricted stock units provide incentives necessary to retain executive officers and reward them for short-term company performance while creating long-term incentives to sustain the Company’s performance. Under these awards, the recipients are entitled to an additional amount of restricted stock units if the payment date for a dividend declared by the Board of Directors occurs before the vesting of the restricted stock units. The number of additional restricted stock units granted is determined by the following formula:

•	dividend value per share, multiplied by,

•	the number of unvested restricted stock units/fair market value of the Company’s stock on the dividend payment date.

For purposes of the 2000 Plan, the fair market value of our common stock is the average of the high and low prices of our common stock, as reported on the NASDAQ Global Select Market, on the applicable date. The following describes the grants made to the named executive officers:

Mr. Covington

There were two tranches of restricted stock unit awards granted to Mr. Covington in connection with his hiring. The first tranche consisted of 54,000 performance units denominated as restricted stock units under the 2000 Plan and was intended to make Mr. Covington whole for lost compensation opportunities at his former employer as a result of his acceptance of employment with the Company. One-third of these restricted stock units vest on each of the first three anniversaries of the grant date, assuming continued employment with Nash Finch. The restricted stock units will immediately vest in full upon a change in control of us, or if Mr. Covington’s employment ends because of disability, death, termination by us without cause, or termination by Mr. Covington for “good reason” (generally because of a demotion, required relocation, or failure by us or a successor to comply with the terms of the offer letter entered into between Mr. Covington and us).

The second tranche was cancelled and a replacement grant issued in 2007. The replacement grant was for a total of 152,500 RSUs which vest over time, assuming Mr. Covington’s continued employment with us, based on the following vesting schedule: 61,000 shares vested on May 1, 2008; 30,500 shares will vest on May 1, 2009; 30,500 shares will vest on May 1, 2010; and 30,500 shares will vest on May 1, 2011. No RSUs will be delivered to Mr. Covington until six months after his employment with us ceases. The RSUs will immediately vest in full upon change in control of us, or if Mr. Covington’s employment ends because of disability, death, termination by us without cause, or termination by Mr. Covington for “good reason.”

The compensation delivered under these grants remains at risk even when earned. Through a combination of a voluntary and a mandatory deferral, Mr. Covington will not receive the equity earned under either tranche until after his employment with the Company ends.

Messrs. Brown, Poore, Sihilling and Dimond

The restricted stock units granted to Messrs. Brown, Poore, and Sihilling in 2006 vest five years after the date of the grant so long as each continues to be employed by the Company. The restricted stock units will immediately vest in full upon a change in control of us, or if their employment ends because of death or disability.

Two tranches of restricted stock unit awards were granted to Mr. Dimond when he joined the Company in 2007. The first tranche is for 37,500 restricted stock units and will vest one-third on each of the first three anniversaries of the grant date, assuming continued employment with Nash Finch. This grant was intended to make Mr. Dimond whole for lost compensation opportunities at his former employer as a result of his acceptance of employment with the Company. These awards will also immediately vest in full upon a change in control of us, or if Mr. Dimond’s employment ends because of disability, death or termination by us without cause. The second tranche is for 37,500 restricted stock units and will vest five years after the date of the grant, assuming continued employment with Nash Finch Company. The restricted stock units will immediately vest in full upon a change in control of us, or if his employment ends because of death or disability.

Stock Appreciation Rights

In 2008, the Committee granted SARs to certain key executives, including the named executive officers in connection with our acquisition of certain assets of GSC Enterprises, Inc. (“the acquisition”). This one-time grant was designed to incentivize senior management towards the successful integration of the acquisition and the development of the Company’s military business segment. The material terms of the SARs include the following: (1) the exercise price of the stock appreciation rights is equal to $38.44, the mean between the reported high and low sale prices of the Company’s common stock on the NASDAQ on December 17, 2008, the day prior to the announcement of the acquisition, (2) the stock appreciation rights will vest only if the price of the Company’s common stock reaches an average daily trading level of $55.00 or higher for 90 consecutive days, (3) the stock appreciation rights will expire if the trading level of the common stock referred to in clause (2) is not achieved within thirty six months from the grant date, (4) upon vesting, the stock appreciation rights can be exercised within two years after vesting, and (5) any increase in the value of the stock appreciation rights (i.e., the amount the fair market value of the Company’s common stock exceeds $38.44, the exercise price of stock appreciation rights) will be awarded in the form of restricted stock, which will be forfeited if the employee ceases to be employed by the Company on or before the one year anniversary of the award of the restricted stock.

Other Aspects of Executive Officer Compensation

In addition to the salary, STIP bonus and long-term incentive elements of the compensation program provided to the named executive officers, the named executive officers also participate in the Supplemental Executive Retirement Plan (described under “Supplemental Executive Retirement Plan”) and the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans (described under “Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans”), as well as in the same employee benefit plans, and on the same basis, available to other full-time exempt employees. Cumulatively, these plans and arrangements are provided as important elements of what is intended to be a competitive overall compensation program. The Committee, with the assistance of Towers Perrin, evaluates these plans and arrangements periodically to ensure conformity with our compensation philosophy and objectives.

In providing what is considered a competitive overall compensation program, the Committee believes that it is not necessary or appropriate to supplement that program with perquisites or personal benefits, with three exceptions. We provide executive officers with the opportunity to participate at our expense in specified executive health screening programs, and to have spouses or partners accompany them to designated Company or industry functions. In addition, the Company provides additional life insurance coverages to executive officers. No other perquisites or personal benefits are provided to executive officers, and the incremental cost to us of providing these items did not exceed $10,000 for any executive officer during 2008, with the exception of Mr. Sihilling.

Chief Executive Officer Compensation

In 2008, the amount of Mr. Covington’s annual base salary was $850,000, the same as in 2006 and 2007, and his STIP bonus earned was $850,000, the same as paid in 2006 and 2007. The amount of the STIP bonus actually paid to Mr. Covington in future years will depend upon our performance against objective criteria approved by the Committee, and may range from 0% to 100% of his annual base salary.

Under the 2008 LTIP, Mr. Covington was awarded 35,271 performance units for the three-year performance period covering 2008-2010. Under the 2009 LTIP, Mr. Covington was awarded 27,127 performance units for the three-year performance period covering 2009-2011.

On December 17, 2008, Mr. Covington was awarded 98,338 SARs in connection with the acquisition of certain assets of GSC Enterprises. As described more fully above, the SARs will not vest unless within 36 months following January 31, 2009 (the date the GSC acquisition closed) the stock prices equals or exceeds $55.00 for 90 consecutive trading days.

Stock Ownership Guidelines

The Committee has approved stock ownership guidelines applicable to Nash Finch officers, including the named executive officers. These guidelines provide that an officer is expected to make regular, good faith efforts to achieve a specified ownership target within five years of joining Nash Finch or becoming subject to the guidelines (by receiving a promotion into the covered group), whichever is later. The ownership target for the CEO is five times base salary, for executive and senior vice presidents three times base salary, and for other vice presidents one time base salary. For these purposes, an individual’s ownership position includes both shares of common stock and derivative securities exercisable or convertible into shares of common stock (including stock options and restricted stock units), and includes all such securities beneficially owned by the individual. Shares are valued for these purposes based on a rolling three-month average weekly closing price for Nash Finch common stock on the NASDAQ Global Select Market. A derivative security is valued at the “spread” between the aggregate value (determined as provided in the previous sentence) of all shares underlying the derivative security and the aggregate exercise price, if any, of that derivative security. The Committee periodically reviews current ownership levels relative to the guidelines, and may exclude an individual from participation in our long-term incentive program if satisfactory progress toward an ownership target is not being made. As of March 25, 2009, each of the named executive officers satisfies these stock ownership guidelines.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code generally provides that Nash Finch may not deduct compensation in excess of $1 million paid in any taxable year to the CEO or the other executive officers named in the Summary Compensation Table, unless the compensation in excess of $1 million is “performance based.” Compensation that is deferred until retirement does not count toward the $1 million limit. The adoption of the Performance Incentive Plan in 2002 was intended to qualify as “performance based” annual bonuses for any of these individuals who might receive salary and an annual bonus in excess of $1 million in any taxable year. In addition, certain compensation under the 2000 Plan, such as stock options and awards contingent upon the satisfaction of performance criteria, such as the performance unit awards made during 2005, can also qualify as “performance based.” The Committee will not necessarily limit executive compensation to amounts deductible under Section 162(m) of the Internal Revenue Code since it wishes to maintain flexibility to structure our executive compensation programs in ways that best promote the interests of us and our stockholders.

Summary Compensation Table

The table below presents the annual compensation for services in all capacities to the Company for the periods shown for the Company’s (1) Chief Executive Officer, (2) Chief Financial Officer, and (3) three most highly compensated executive officers other than the Chief Executive Officer and Chief Financial Officer who were serving as executive officers of the Company on January 3, 2009. These officers are referred to as the “named executive officers.” All dollar amounts are in United States dollars.

							Change in
							Pension Value
							and
							Nonqualified
						Non-Equity	Deferred	All
				Stock	Option	Incentive Plan	Compensation	Other
Name and		Salary ($)	Bonus ($)	Awards	Awards	Compensation	Earnings	Compensation
Principal Position	Year	(1)	(2)	($)(3)	($)(4)	($)(5)	($)(6)	($)(7)	Total ($)

Alec C. Covington	2008	852,937	—	3,081,949	—	850,000	4,000	213,072	5,001,958
President and Chief Executive Officer	2007	847,555	—	3,141,153	—	850,000	326	206,521	5,045,555
	2006	554,171	80,000	283,621	—	850,000	—	176,747	1,944,539
Robert B. Dimond	2008	376,767	—	707,131	—	225,000	—	96,272	1,405,170
Executive Vice President,	2007	352,396	312,500	644,438	—	225,000	—	740,038	2,274,372
Chief Financial Officer and Treasurer
Christopher A. Brown	2008	475,407	—	667,364	—	285,000	1,504	118,573	1,547,848
Executive Vice President, Food	2007	473,697	—	467,203	—.	285,000	37	122,934	1,348,871
Distribution	2006	63,767	100,000	38,468	—	50,000	—	14,132	266,367
Jeffrey E. Poore	2008	326,713	—	383,397	12,325	195,000	—	104,443	1,021,878
Executive Vice President, Supply	2007	325,070	—	495,754	29,088	195,000	—	104,662	1,149,574
Chain Management	2006	282,527	70,000	81,082	41,859	97,500	6,270	119,933	699,171
Calvin S. Sihilling	2008	378,866	—	477,903	—	225,000	—	107,623	1,189,392
Executive Vice President, Chief	2007	373,964	—	350,601	—	225,000	734	133,717	1,084,106
Information Officer	2006	143,832	75,000	63,000	—	112,500	—	59,661	453,993

(1)	Highly compensated employees are permitted to defer the receipt of cash compensation pursuant to the Deferred Compensation Plan as described under “— Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans.” Following is the portion of salary deferred by the named executives:

Robert Dimond	$112,500
Jeffrey E. Poore	$29,904
Calvin S. Sihilling	$56,250

Mr. Poore elected to defer $33,750 and Mr. Dimond elected to defer $67,500 of their 2008 bonus that will be paid in 2009.

(2)	The amounts reported in the bonus columns reflect sign-on and relocation bonuses.

(3)	The value for stock awards reflect the dollar amount recognized for financial reporting purposes for the fiscal year ended January 3, 2009, in accordance with FAS 123(R) of grants of performance units granted under the 2000 Stock Incentive Plan pursuant to the Company’s Long-Term Incentive Plan and of restricted stock units also issued under the Company’s 2000 Stock Incentive Plan. Assumptions used in the calculation of these amounts are included in footnote 9 to the Company’s audited financial statements for the fiscal year ended January 3, 2009, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 12, 2009. Grants under the Company’s Long-Term Incentive Plan vest after a three-year performance period, with a payout that can vary between 0% and 200% of an executive’s target payout. The grants are expensed over the three-year vesting period in accordance with FAS 123(R). Amounts for Messrs. Brown, Covington, Poore and Sihilling include the grants issued in 2006, 2007 and 2008. Amounts for Mr. Dimond include the grants issued in 2007 and 2008.

(4)	The value for stock options reflect the dollar amount recognized for financial reporting purposes for the fiscal year ended January 3, 2009, in accordance with FAS 123(R) pursuant to options issued under the Company’s 2000 Stock Incentive Plan. The Company has not issued any new options in 2008 and these amounts are from awards prior to 2008. Assumptions used in the calculation of these amounts are included in footnote 9 to the Company’s audited financial statements for the fiscal year ended January 3, 2009, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 12, 2009.

(5)	Non-Equity Incentive Plan Compensation reflects cash awards earned during the year but payable in the following year under the Company’s bonus program as described under “Compensation Discussion and Analysis — Annual Bonuses.”

(6)	Reflects above market earnings on deferred compensation account balances.

(7)	For each named executive officer the amount shown for each year may include a Company contribution and an earnings credit on behalf of the officer to Nash Finch’s Supplemental Executive Retirement Plan (“SERP”), Company contributions to the Nash Finch Profit Sharing Plan (a 401(k) plan), life insurance premiums paid by the Company and reimbursement of relocation costs by the Company including tax reimbursement payments related to relocation costs. The components of the amount shown for each named executive officer are as follows (Profit Sharing Plan contribution amounts are estimated and subject to possible downward adjustment depending on the final results of discrimination testing involving the plan):

		Profit Sharing		Company		Subsidy
	Credit To	Plan		Paid Life	Employee	of Cobra
Name	SERP	Contribution	Relocation	Insurance	Physicals	Payments	Total

Alec C. Covington	$188,888	$14,597	$—	$3,864	$5,723	$—	$213,072
Robert B. Dimond	79,743	14,597	—	1,932	—	—	96,272
Christopher A. Brown	102,044	14,597	—	1,932	—	—	118,573
Jeffrey E. Poore	86,689	14,597	—	1,932	1,225	—	104,443
Calvin S. Sihilling	81,900	11,064	818	1,932	11,909	—	107,623

Grants of Plan-Based Awards

The following table shows all grants of plan-based awards to the named executive officers with respect to the fiscal year ended January 3, 2009:

Grants of Plan-Based Awards for the Fiscal Year Ended January 3, 2009

										All Other
										Option
									All Other	Awards:
									Stock	Number
									Awards:	of	Exercise
		Estimated Future Payouts			Estimated Future Payouts				Number	Securities	or Base
		Under Non-Equity			Under Equity Incentive				of Shares	Under-	Price of	Grant Date Fair
		Incentive Plan Awards(1)			Plan Awards(2)				of Stock	lying	Option	Value of Stock and
		Threshold	Target	Maximum	Threshold	Target		Maximum	or Units	Options	Awards	Option Awards
Name	Grant Date	($)	($)	($)	(#)	(#)		(#)	(#)	(#)	($/Sh)	($)

Alec C. Covington	02/25/08	—	—	—	17,636	35,271		70,542	—	—	—	1,250,000
	12/17/08	—	—	—	—	98,338	(3)	—	—	—	—	829,973
	N/A	—	$850,000	$850,000	—	—		—	—	—	—	N/A
Robert B. Dimond	02/25/08	—	—		3,175	6,349		12,698	—	—	—	225,000
	12/17/08	—	—	—	—	27,501	(3)	—	—	—	—	223,108
	N/A	—	225,000	225,000	—	—		—	—	—	—	N/A
Christopher A. Brown	02/25/08	—	—		4,021	8,042		16,084	—	—	—	285,000
	12/17/08	—	—	—	—	34,835	(3)	—	—	—	—	294,017
	N/A	—	285,000	285,000	—	—		—	—	—	—	N/A
Jeffrey E. Poore	02/25/08	—	—	—	2,751	5,502		11,004	—	—	—	195,000
	12/17/08	—	—	—	—	23,834	(3)	—	—	—	—	201,159
	N/A	—	195,000	195,000	—	—		—	—	—	—	N/A
Calvin S. Sihilling	02/25/08	—	—	—	3,175	6,349		12,698	—	—	—	225,000
	12/17/08	—	—	—	—	27,501	(3)	—	—	—	—	223,108
	N/A	—	225,000	225,000	—	—		—	—	—	—	N/A

(1)	Reflects the maximum amounts payable under the Company’s bonus program as described under “Compensation Discussion and Analysis — Annual Bonuses.” Based on the Company’s performance against the targets for the bonus plan, the payout of bonuses could range between 0 — 100%.

(2)	The amounts reflect performance units granted under the 2000 Stock Incentive Plan pursuant to the Company’s Long-Term Incentive Plan as described under “Compensation Discussion and Analysis — Long-Term Incentives.” The performance units will pay out in shares of Nash Finch common stock. Depending on our ranking against the plan metrics, a participant could receive a number of shares (or the cash value thereof) ranging from 0% to 200% of the number of performance units granted.

(3)	The amounts reflect the number of stock appreciation rights that were granted, which upon exercise would result in an award of restricted stock if the terms and conditions described under “Compensation Discussion and Analysis — Stock Appreciation Rights” are met. The number of shares of restricted stock that will ultimately be granted depends on the Company’s current common stock price at the time of exercise, therefore, the minimum and maximum number of shares that could be awarded under the grant is not determinable.

Outstanding Equity Awards at Fiscal Year End

The following table shows all unexercised options, stock that has not vested and stock incentive plan awards for each of the named executive officers as of January 3, 2009:

Outstanding Equity Awards at January 3, 2009

						Stock Awards
											Equity
											Incentive
											Plan Awards:
	Option Awards								Equity		Market or
			Equity						Incentive		Payout
			Incentive						Plan Awards:		Value
			Plan						Number		of
			Awards:					Market	of		Unearned
	Number	Number	Number					Value of	Unearned		Shares,
	of	of	of			Number		Shares or	Shares,		Units or
	Securities	Securities	Securities			of Shares		Units of	Units or		Other
	Underlying	Underlying	Underlying			or Units		Stock	Other Rights		Rights
	Unexercised	Unexercised	Unexercised	Option		of Stock		That Have	That Have		That Have
	Options	Options	Unearned	Exercise	Option	That Have		Not	Not		Not
	(#)	(#)	Options	Price	Expiration	Not		Vested	Vested		Vested
Name	Exercisable	Unexercisable(1)	(#)	($)	Date	Vested		($)	(#)		($)

Alec C. Covington	—	—	—	—	—	19,110	(2)	$877,913	44,108	(3)	$2,026,322
	—	—	—	—	—	94,984	(4)	4,363,565	35,827	(5)	1,645,892
	—	—	—	—	—	—		—	35,271	(6)	1,620,350
Robert B. Dimond	—	—	—	—	—	12,976	(7)	596,117	6,449	(5)	296,267
	—	—	—	—	—	38,928	(8)	1,788,352	6,349	(6)	291,673
Christopher A. Brown	—	—	—	—	—	49,647	(9)	2,280,783	7,857	(10)	360,951
	—	—	—	—	—	—		—	8,169	(5)	375,284
	—	—	—	—	—	—		—	8,042	(6)	369,449
Jeffrey E. Poore	6,000	—	—	24.55	07/11/09	34,235	(11)	1,572,756	7,741	(12)	355,622
	—	—	—	—	—	—		—	5,589	(5)	256,759
	—	—	—	—	—	—		—	5,502	(6)	252,762
Calvin S. Sihilling	—	—	—	—	—	39,502	(13)	1,814,722	6,947	(14)	319,145
	—	—	—	—	—	—		—	6,449	(5)	296,267
	—	—	—	—	—	—		—	6,349	(6)	291,673

(1)	All options listed have a term of 5 years; and 1/5 will vest on the 6 month anniversary of the grant and 1/5 will vest on the 1st, 2nd, 3rd and 4th anniversary of the grant.

(2)	Original grant was for 54,000 shares and was granted on May 1, 2006. 1/3 of the awards vested on May 1, 2007, 1/3 on May 1, 2008, and 1/3 will vest on May 1, 2009, assuming continued employment with the Company.

(3)	Awards were granted under the LTIP Plan and vested at the end of 2008. Mr. Covington will get a prorated share of the full grant of 49,622 shares which is calculated by taking the full grant amount multiplied by a fraction, the numerator of which shall be the number of whole months of employment during the measurement period, and the denominator of which shall be the number of whole months in the measurement period. The amount that will vest is dependent on the Company’s performance against two key performance measures and will not be determined until the peer group companies publish their final results for the measurement period.

(4)	Awards were granted on February 27, 2007, and 2/5 vested on May 2, 2008 and the remaining will vest in 1/5 increments on May 2, 2009, May 2, 2010 and May 2, 2011, assuming continued employment with the Company.

(5)	Awards were granted under the LTIP Plan and will vest at the end of 2009. The amount that will vest is dependent on the Company’s performance against two key performance measures.

(6)	Awards were granted under the LTIP plan and will vest at the end of 2010. The amount that will vest is dependent on the Company’s performance against two key performance measures.

(7)	Awards were granted on January 2, 2007 and 1/3 of the awards vested on January 2, 2008, 1/3 vested on January 2, 2009 and 1/3 will vest on the next anniversary of the grant date, assuming continued employment with the Company.

(8)	Awards were granted on January 2, 2007 and will vest on fifth anniversary of the grant date, assuming continued employment with the Company.

(9)	Awards were granted on November 6, 2007 and will vest on the fifth anniversary of the grant date, assuming continued employment with the Company.

(10)	Awards were granted under the LTIP Plan and vested at the end of 2008. Mr. Brown will get a prorated share of the full grant of 11,314 shares which is calculated by taking the full grant amount multiplied by a fraction, the numerator of which shall be the number of whole months of employment during the measurement period, and the denominator of which shall be the number of whole months in the measurement period. The amount that will vest is dependent on the Company’s performance against two key performance measures and will not be determined until the peer group companies publish their final results for the measurement period.

(11)	Awards were granted on August 7, 2006 and will vest on the fifth anniversary of the grant date, assuming continued employment with the Company.

(12)	Awards were granted under the LTIP plan and vested at the end of 2008. The amount that will vest is dependent on the Company’s performance against two key performance measures and will not be determined until the peer group Companies publish their final results for the measurement period.

(13)	Awards were granted on August 7, 2006 and will vest on the fifth anniversary of the grant date, assuming continued employment with the Company.

(14)	Awards were granted under the LTIP Plan and vested at the end of 2008. Mr. Sihilling will get a prorated share of the full grant of 8,932 shares which is calculated by taking the full grant amount multiplied by a fraction, the numerator of which shall be the number of whole months of employment during the measurement period, and the denominator of which shall be the number of whole months in the measurement period. The amount that will vest is dependent on the Company’s performance against two key performance measures and will not be determined until the peer group companies publish their final results for the measurement period.

Option Exercises and Stock Vested

Shown below is information with respect to (1) option exercises and (2) vesting of restricted share units and settlement of performance units for each of the named executive officers with respect to the fiscal year ended January 3, 2009:

Option Exercises and Stock Vested for the Fiscal Year Ended January 3, 2009

	Option Awards		Stock Awards
	Number of	Value	Number of		Value
	Shares	Realized	Shares		Realized
	Acquired on	on	Acquired on		on
	Exercise	Exercise	Vesting		Vesting
Name	(#)	($)	(#)		($)

Alec Covington	—	—	81,354	(1)	3,051,612
Robert B. Dimond	—	—	25,714	(2)	1,038,145
Jeffrey E. Poore	2,000	34,660	7,800		268,788

(1)	Mr. Covington deferred these shares to the Deferred Compensation Plan.

(2)	Mr. Dimond deferred these shares to the Deferred Compensation Plan.

Supplemental Executive Retirement Plan

The Nash Finch Supplemental Executive Retirement Plan (“SERP”) is an unfunded plan designed to reward and promote long tenure with the Company by providing retirement income to eligible participants to supplement amounts available from other sources. The Committee oversees the administration of the Plan, and approves the list of participants from among Nash Finch’s management and highly compensated employees. Currently, the executive officers and one non-executive officer of Nash Finch participate in the SERP.

Under the SERP, each participant who is actively employed by, or on an approved leave of absence from, Nash Finch or an affiliated entity on the last day of a calendar year will be credited with an amount equal to 20% of his or her base salary for that year. On the last day of each calendar quarter, each participant’s SERP account is credited with earnings on the average daily account balance during that quarter at a rate equal to the quarterly equivalent of the average annual corporate bond yield for each month during the quarter, as reported by Moody’s Investor’s Service, Inc.

Other than our CEO who is fully vested in his accounts, an active participant becomes fully vested in his or her SERP account balance upon the earlier of completing 10 years of participation in the plan or reaching age 65. A participant also becomes fully vested upon death or disability during the term of his or her employment, or upon a change in control of Nash Finch. A participant is not vested during his or her first five years of participation in the SERP, but becomes 50% vested after five years’ participation, and the level of vesting increases by 10% per year thereafter. The Committee has the authority under the Plan to accelerate the vesting of a participant’s interest in his/her SERP account. The entire balance of a participant’s SERP account will be forfeited if the participant engages in competitive activity at any time while the participant is employed by Nash Finch or an affiliated entity or is receiving distributions under the SERP, or if the participant’s employment is terminated for dishonesty or criminal conduct. Distributions under the SERP begin the first month of the next calendar year following a participant’s termination of employment. Payments will be made in 120 monthly installments, determined in each case by dividing the participant’s vested account balance by the number of remaining payments due. Prior to commencement of a participant’s distributions, the Compensation Committee may elect to make the distribution in any alternative form, subject to certain conditions set forth in the SERP.

Company contributions and earnings credited to the SERP accounts of the executive officers named in the Summary Compensation Table are included in the “All Other Compensation” figures shown in that table.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

Highly compensated employees of Nash Finch, including the executive officers, are permitted to defer the receipt of their cash and long-term incentive compensation pursuant to the Deferred Compensation Plan. The Deferred Compensation Plan permits each participant to annually defer a portion of his or her salary, annual bonus, commissions and/or long-term incentive plan payouts up to maximum percentages permitted by the Plan, and to have the amount deferred credited by book entry to a deferred compensation account. The Plan also provides that Company contribution credits will be made to a participant’s account under the Plan if and to the extent Company contributions to the participant’s account under the Company’s profit sharing/401(k) plan are reduced because of a reduction in the participant’s salary resulting from participation in the Plan. Each participant must allocate amounts credited to his or her deferred compensation account among various benchmark investment funds approved by the Plan Administrator. The balance in each deferred compensation account is adjusted daily to reflect the investment experience of the selected investment funds, as if amounts credited to the account had actually been invested in the investment funds. If a participant elects to defer the receipt of shares of Nash Finch common stock issuable under the Nash Finch 2000 Stock Incentive Plan, the deferred shares are credited as share units to a share sub-account under the Plan, distributions from which may be made only in shares of Nash Finch common stock issued under the 2000 Stock Incentive Plan. The balance in a participant’s deferred compensation account will be payable upon retirement, death, disability, termination of employment or, if a participant so elects, at a date certain in the future or upon a change in control of the Company. Distributions may generally be made in a lump sum or in up to 15 annual installments. Participants are always 100% vested in their account balances.

Nonqualified Deferred Compensation for the Fiscal Year Ended January 3, 2009

The following table shows contributions, earnings and balances under our Deferred Compensation Plan.

		Executive	Registrant	Aggregate	Aggregate
		Contributions in	Contributions in	Earnings	Withdrawals/	Aggregate Balance
		Last FY	Last FY	in Last FY	Distributions	at Last FYE
Name	Plan	($)(1)	($)(2)	($)	($)	($)

	Deferred
Alec C. Covington	Compensation Plan	3,051,612	57,739	884,503	—	4,664,907
	SERP	—	169,511	19,377	—	476,120
	Deferred
Robert B. Dimond	Compensation Plan	1,217,060	9,240	105,290	—	1,382,563
	SERP	—	74,794	4,949	—	153,099
	Deferred
Christopher A. Brown	Compensation Plan	—	—	—	—	—
	SERP	—	94,739	7,305	—	210,328
	Deferred
Jeffrey E. Poore	Compensation Plan	29,904	—	(24,510)	—	148,559
	SERP	—	64,822	21,867	—	410,828
	Deferred
Calvin S. Sihilling	Compensation Plan	90,000	—	(16,625)	—	130,797
	SERP	—	74,793	7,107	—	187,246

(1)	Includes the following amounts for named executive officers which are reported for such named officer as salary in the Summary Compensation Table:

Robert Dimond	$112,500
Jeffrey E. Poore	$29,904
Calvin S. Sihilling	$56,250

The amount for Mr. Covington represents equity awards that vested during 2008, which Mr. Covington deferred into the Deferred Compensation Plan.

The amount for Mr. Dimond includes equity awards that vested during 2008, which Mr. Dimond deferred into the Deferred Compensation Plan.

(2)	Amounts for named executive officers are included for such named officers in All Other Compensation in the Summary Compensation Table

The table below shows the funds available under the Deferred Compensation Plan and their annual rate of return for the calendar year ended December 31, 2008.

	Rate of		Rate of
Name of Fund	Return	Name of Fund	Return

American Funds Growth Fund of America R4	(39.07)%	Fidelity Freedom 2040	(38.80)%
Artisan Mid Cap Fund — Investor Class	(44.13)%	Fidelity Freedom Income	(12.14)%
Dodge & Cox Stock	(43.31)%	Fidelity Spartan U.S. Equity Index	(37.03)%
Fidelity Balanced	(31.31)%	Hotchkis and Wiley Mid Cap Value Fund	(43.05)%
Fidelity Diversified International	(45.21)%	Nash Finch Stock	29.58%
Fidelity Freedom 2000	(14.00)%	Pimco Total Return Institutional	4.82%
Fidelity Freedom 2010	(25.32)%	Vanguard Savings Trust II	4.47%
Fidelity Freedom 2020	(32.12)%	Wells Fargo Advantage Small Company	(39.48)%
Fidelity Freedom 2030	(36.93)%	Wells Fargo Small Company Growth	(39.56%)

Potential Payments Upon Termination or Change In Control

The section below describes the amount of compensation that may be made to named executive officers of the Company in the event of termination of such executive’s employment or in connection with a change in control. The amount of compensation payable to each named executive officer upon voluntary termination, voluntary for-good-reason termination, retirement, involuntary not-for-cause termination, involuntary for-cause termination, disability or death of the executive, or in connection with a change in control is shown in the tables below. The amounts shown assume that such termination or change in control was effective as of January 3, 2009, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. For stock-based awards, the fair market value of the Company’s stock on January 2, 2009, the last trading day of the Company’s 2008 fiscal year, was used to determine compensation earned. The actual amounts to be paid out can only be determined at the time of such executive’s termination from the Company. For stock appreciation rights, the fair market value of the Company’s stock on January 2, 2009 was used to determine the number and value of restricted stock units that would be awarded upon the executive’s termination due to death or disability.

Payments Made Upon Termination

Regardless of the manner in which a named executive officer’s employment terminates, he or she is entitled to receive amounts earned during the term of his or her employment. Such amounts include:

•	If he or she is employed on the last day of the year, non-equity incentive compensation under the bonus plan earned during the fiscal year. If termination is prior to the last day of the year, non-equity incentive compensation is forfeited;

•	Amounts contributed under the Deferred Compensation Plan; and

•	Amounts accrued and vested through the Company’s Supplemental Executive Retirement Plan and Deferred Compensation Plan. In connection with his or her initial commencement of participation in the Deferred Compensation Plan, the participant irrevocably elects the form and manner to receive the Termination Benefit as either a single lump sum payment or pursuant to the Annual Installment Method for up to five years. If they do not make any election in respect to the payment of the Termination Benefit, then such Participant shall be deemed to have elected to receive the benefit in a single lump sum payment. The single lump sum payment shall be made, or installment payments shall commence, no later than 60 days after the Participant’s Benefit Distribution Date. Remaining installment payments, if any, shall be paid no later than 60 days after each anniversary of the Participant’s Benefit Distribution Date. However, for the named executive officers, Section 409A of the Internal Revenue Code requires that payments are not to be made during the 6 month period following termination of employment.

Payments Made Upon Retirement

In the event of the retirement of a named executive officer, in addition to the items identified under “Payments Made Upon Termination” above:

•	All exercisable options and stock appreciation rights of the officer will remain exercisable for three years or until the end of their term, whichever is sooner;

•	He or she will continue to vest in performance units and stock bonuses in accordance with the schedule set forth in the agreements. Pursuant to the agreements in place for the named executive officers as of January 3, 2009, excluding Alec Covington, all unvested performance units designated as restricted stock units and stock bonuses would be forfeited. Alec Covington’s stock units vest immediately upon retirement; and

•	He or she will be entitled to receive a settlement payment under the Long-Term Incentive Plan equal to the Settlement Share Amount that they would have received, multiplied by a fraction whose numerator is the full number of months employed during the Measurement Period and whose denominator is (36). Any such payment will be made at the time of settlement of the Performance Units at the end of Measurement Period. The Performance Units will be settled as soon as practicable after audited financial statements are available for the Company’s last fiscal year in the Measurement Period and information is publicly available with respect to the Performance Measures of the members of the Peer Group.

Payments Made Upon Death or Disability

In the event of the death or disability of a named executive officer, in addition to the benefits listed under the heading “Payments Made Upon Termination” above:

•	All outstanding options and stock appreciation rights held by the named executive officer will become immediately exercisable for three years or until the end of the term of the award, whichever is sooner;

•	He or she will continue to vest in performance units designated as restricted stock units and stock bonuses;

•	He or she will immediately acquire a fully vested, nonforfeitable interest in his or her SERP account (The distribution will be made in the form of 120 monthly payments, which will begin during the first month of the Plan Year next following the Plan Year during which the individual’s employment was terminated.). Pursuant to Section 409A of the Internal Revenue Code, no payments can be made during the 6 month period following termination of employment; and

•	He or she will immediately fully vest in the Company contribution to his or her Deferred Compensation Plan account. In connection with his or her initial commencement of participation in the Deferred Compensation Plan, the participant shall irrevocably elect in the form and manner to receive the Disability Benefit in a single lump sum payment or pursuant to the Annual Installment Method for up to five years. If they do not make any election in respect to the payment of the Termination Benefit, then such Participant shall be deemed to have elected to receive the benefit in a single lump sum payment. The single lump sum payment shall be made, or installment payments shall commence, no later than 60 days after the Participant’s Benefit Distribution Date. Remaining installment payments, if any, shall be paid no later than 60 days after each anniversary of the Participant’s Benefit Distribution Date. Pursuant to Section 409A of the Internal Revenue Code, no payments can be made during the 6 month period following termination of employment.

In the event of the death of a named executive officer, payments will be made under life insurance policies to his or her named beneficiary or estate. In the event of the death or disability of the CEO, in addition to the benefits listed above, he will receive the termination year bonus (pro-rata share to date of termination due to disability).

Payments Made Upon Involuntary Not-For-Cause Termination

In the event of the involuntary not-for cause termination of a named executive officer, in addition to the items identified under “Payments Made Upon Termination” above:

•	All outstanding options or stock appreciation rights held by the officer will remain exercisable for a period of three months after termination or until the end of the term of the awards, whichever is sooner;

•	He or she will continue to vest in performance units (excluding performance units designated as restricted stock units, which are discussed below) and stock bonuses in accordance with the schedule set forth in the agreements; and

•	Outstanding performance units designated as restricted stock units will immediately vest on a pro rata basis (except awards to the CEO and one award to the CFO, which vest immediately in full) determined by multiplying the number outstanding by a fraction whose numerator is the number of whole months between grant date and the termination date and whose denominator is the number of months of the full award. As soon as administratively practicable following the vesting date, the Company will distribute the full settlement of all vested restricted stock units. Pursuant to Section 409A of the Internal Revenue Code, no payments can be made during the 6 month period following termination of employment.

In the event of the involuntary not-for-cause termination of the CEO, in addition to the items identified under “Payments Made Upon Termination” and those under “Payments Made Upon Involuntary Not-For-Cause Termination” above:

•	He will receive the bonus for the termination year;

•	An amount equal to two times the sum of the termination year salary and targeted bonus, payable in substantially equal installments in accordance with the Company’s regular payroll cycle over a period of 24 months following the date of termination; and

•	Continued participation for two years in benefit plans (including health, life, dental and disability) in which his dependents were entitled to participate prior to the termination.

In the event of the involuntary not-for cause termination of Messrs. Brown, Poore or Sihilling, in addition to the items identified under “Payments Made Upon Termination” and those under “Payments Made Upon Involuntary Not-For-Cause Termination” above:

•	An amount equal to two times the sum of the termination year salary payable in substantially equal installments in accordance with the Company’s regular payroll cycle over a period of 24 months following the date of termination; and

•	Continued participation for two years in benefit plans (including health, life, dental and disability) in which his dependents were entitled to participate prior to the termination.

Payments Made Upon a Change in Control

In the event of termination of a named executive officer due to a change in control, in addition to the items identified under “Payments Made Upon Termination” and “Payments Made Upon Involuntary Not-For-Cause Termination” above:

•	He or she will immediately acquire a fully vested, nonforfeitable interest in his or her SERP account (the distribution will be made in the form of 120 monthly payments, which will begin during the first month of the Plan Year next following the Plan Year during which the individual’s employment was terminated). Pursuant to Section 409A of the Internal Revenue Code, no payments can be made during the 6 month period following termination of employment;

•	He or she will be entitled to receive a settlement amount under the Long-Term Incentive Plan for any units issued at least six months prior to the change in control. In determining the amount to be settled, the measurement period shall be deemed to have terminated at the end of the last full fiscal quarter before the effective date of the Change in Control and to have commenced at the inception of the LTIP Plan;

•	Outstanding performance units designated as restricted stock units will vest immediately in full; and

•	He or she will receive a payment under the change in control agreement as described above. This payment would be in place of payments under cash payments described in “Payments Made Upon Involuntary Not-For-Cause Termination” above and any payments for Mr. Poore under the Executive Retention Agreements described in the following section.

Change in Control Arrangements

Change in Control Severance Agreements.  In February 2007, the Committee approved a new form of Change in Control Agreement (“CIC Agreement”) and has issued such agreements to each of the named executive officers, with the exception of Mr. Covington. Mr. Covington entered into a Change in Control Agreement that provides that if he terminates his employment within 6 months of a Change in Control, the termination is presumed to be for good reason. In all other respects, the Change in Control Agreement signed by Mr. Covington is the same as the Revised CIC Agreement. In the future, the Company expects that any new employee of the Company that is eligible to enter into a change of control agreement will execute the Revised CIC Agreement. A form of the Revised CIC Agreement was filed as an exhibit to the Company’s Current Report on Form 8-K filed on March 1, 2007. Mr. Covington’s Change in Control Agreement was filed as an exhibit to the Company’s Current Report on Form 8-KA filed on February 26, 2008, as an amendment to the March 1, 2007 8-K.

The amount of compensation due upon a triggering event is a multiple of 1/12 of the individual’s base pay plus short-term bonus target. The multiple referred to in the previous sentence is 36 months for Mr. Covington, 24 months for Messrs. Brown, Dimond, Sihilling and Poore and 12 months for all other employees that entered into the CIC Agreement. In addition, under the CIC Agreement, individuals other than Mr. Covington do not have the ability to trigger the benefits of the Agreement for any reason within the first six months of a Change in Control. Also, individuals are required to sign a Release of Claims as a pre-requisite to receipt of benefits under the Revised CIC Agreement.

For purposes of these agreements, “good reason” generally includes a reduction in compensation or benefits, demotion, relocation, and any termination for reasons other than death, disability or retirement within six months of a change in control. A “change in control” is generally deemed to have occurred if: (a) a majority of Nash Finch’s Board is no longer composed of individuals who were directors at the time these agreements were entered into or who became directors with the approval of a majority of the “incumbent directors”; (b) another party becomes the beneficial owner of at least 30% of Nash Finch’s outstanding voting stock; (c) Nash Finch sells or otherwise disposes of all or substantially all of its assets, or is liquidated or dissolved; or (d) a change in control occurs of the type required to be reported in response to Item 5.01 of Form 8-K under the Securities Exchange Act of 1934.

2000 Stock Incentive Plan.  Similar events, which specifically include mergers or consolidations where Nash Finch stockholders before the transaction do not own at least 50% of voting shares of the resulting entity, and the acquisition by a third party of 20% or more of Nash Finch’s outstanding voting stock without the approval of Nash Finch’s incumbent directors, also constitute a change in control of Nash Finch under the terms of the 2000 Stock Incentive Plan. Under the 2000 Stock Incentive Plan and award agreements issued under, stock options that have been outstanding for at least six months will become immediately and fully exercisable upon a change in control and remain exercisable for the duration of their terms. The Compensation Committee may alternatively provide that the optionee will receive, as of the effective date of the change in control, cash in an amount equal to the “spread” between the fair market value of the option shares immediately prior to the change in control and the exercise price of the option shares. Restricted stock awards that have been outstanding at least six months will immediately and fully vest upon a change in control, and performance unit awards that have been outstanding at least six months will vest and be settled in accordance with the terms of the applicable award agreements (discussed under “Elements of Executive Compensation — Restricted Stock Units”).

Deferred Compensation Plans.  Under the terms of deferred compensation plans applicable to directors and officers of Nash Finch, upon a change in control, Nash Finch must transfer to the benefits protection trust established in connection with these plans an amount of assets sufficient to bring the value of trust assets to at least 125% of the aggregate balance of all participant accounts in each such plan as of the last day of the month immediately preceding the change in control. Executives who participate in the Deferred Compensation Plan may elect to have the distribution of their account balances accelerated upon a change in control.

Section 409A Compliance

During 2008, the Committee adopted amendments and restatements to certain compensation and benefit plans and agreements to bring such plans and agreements into compliance with the requirements of Internal Revenue Code Section 409A and the regulations issued thereunder, including (a) the Deferred Compensation Plan, (b) Supplemental Executive Retirement Plan, (c) Performance Incentive Plan, (d) 2000 Stock Incentive Plan, (e) 2006, 2007 and 2008 Long-Term Incentive Plans, (f) Executive Incentive Plan and (g) the Restricted Stock Unit Award Agreements and (h) Change in Control Agreements entered into with the Company’s executive officers (the “Amended and Restated Plans and Agreements”). The Amended and Restated Plans and Agreements do not materially alter the economic aspects of the plans and agreements that they replace. Most notably, to the extent that an executive becomes entitled to benefits pursuant to the terms of any of the Amended and Restated Plans and Agreements which are not otherwise exempt from the application Section 409A, the payment of such benefits to the executive will be deferred for a period of 6 months. In addition, each of the Amended and Restated Plans and Agreements now contain the same Section 409A-compliant definition of “Change in Control.”

A “change in control” is deemed to occur if (a) a party owning 50% or less of the total fair market value or total voting power of the stock of the Company acquires ownership of stock of the Company that, together with the stock already held by such party, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; (b) a party acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such party) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company; (c) a party acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such party) all or substantially all of the assets of the Company; or (d) a majority of the members of the Board is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; provided, that any such event also constitutes a “change in control event,” as defined in Treasury Regulation § 1.409A-3(i)(5).

The tables below show the amounts that would be payable to the named executive officers upon termination: (Open for changes)

Alec C. Covington

				Involuntary	Involuntary
	Voluntary	Voluntary for		Termination —	Termination —	Change In
Executive Payment and Benefit	Termination	Good Reason	Retirement	Not-For-Cause	For Cause	Control		Disability	Death
upon Separation	($)	($)	($)	($)	($)	($)		($)	($)

Compensation
Bonus	850,000	850,000	850,000	850,000	850,000	850,000		850,000	850,000
Long-Term Incentive Compensation
Stock Options	—	—	—	—	—	—		—	—
Restricted Stock Units	—	5,241,524	5,241,524	5,241,524	—	5,241,524		5,241,524	5,241,524
LTIP	—	—	4,065,378	—	—	3,748,102	(1)	4,065,378	4,065,378
Stock Appreciation Rights(3)	—	—	—	—	—	—		737,535	737,535
Benefits & Perquisites
Stock Awards	—	—	—	—	—	—		—	—
SERP	476,120	476,120	476,120	476,120	476,120	476,120		476,120	476,120
Deferred Comp	4,664,907	4,664,907	4,664,907	4,664,907	4,664,907	4,664,907		4,664,907	4,664,907
Health & Welfare Benefits	—	10,848	—	10,848	—	10,848	(2)	—	—
Life Insurance Proceeds	—	—	—	—	—	—		—	2,000,000
Excise Tax & Gross-up	—	—	—	—	—	7,563,808	(2)	—	—
Cash Severance	—	3,400,000	—	3,400,000	—	5,100,000	(2)	—	—

Total	5,991,027	14,643,399	15,297,929	14,643,399	5,991,027	27,655,309		16,035,464	18,035,464

(1)	Upon a change in control, a participant in the Long-Term Incentive Plan is entitled to receive a settlement amount for any units issued at least six months prior to the change in control. In determining the amount to be settled, the measurement period shall be deemed to have been begun on the grant date of the award and end on the last full quarter prior to the change of control.

(2)	Payout of cash severance, health & welfare benefits and excise tax & gross-up under a change in control would only occur if termination was due to involuntary not-for-cause or voluntary for good reason.

(3)	Stock appreciation rights would vest only upon a change in control which occurs on or following the six month anniversary of the date of grant, or upon the termination of the executive’s employment by reason of death or disability. The date of grant was December 17, 2008, therefore, stock appreciation rights would not currently vest upon a change in control.

Robert B. Dimond

			Involuntary	Involuntary
	Voluntary		Termination —	Termination —	Change In
Executive Payment and	Termination	Retirement	Not-For-Cause	For Cause	Control		Disability	Death
Benefit upon Separation	($)	($)	($)	($)	($)		($)	($)

Compensation
Bonus	225,000	225,000	225,000	225,000	225,000		225,000	225,000
Long-Term Incentive Compensation
Stock Options	—	—	—	—	—		—	—
Restricted Stock Units	—	—	953,788	—	2,384,470		2,384,470	2,384,470
LTIP	—	412,630	—	—	355,520	(1)	412,630	412,630
Stock Appreciation Rights(3)	—	—	—	—	—		206,258	206,258
Benefits & Perquisites
Stock Awards	—	—	—	—	—		—	—
SERP	—	—	—	—	153,099		153,099	153,099
Deferred Comp	1,382,563	1,382,563	1,382,563	1,382,563	1,382,563		1,382,563	1,382,563
Health & Welfare Benefits	—	—	18,144	—	18,144	(2)	—	—
Life Insurance Proceeds	—	—	—	—	—		—	1,000,000
Excise Tax & Gross-up	—	—	—	—	1,976,061	(2)	—	—
Cash Severance	—	—	750,000	—	1,200,000	(2)	—	—

Total	1,607,563	2,020,193	3,329,495	1,607,563	7,694,857		4,764,020	5,764,020

(1)	Upon a change in control, a participant in the Long-Term Incentive Plan is entitled to receive a settlement amount for any units issued at least six months prior to the change in control. In determining the amount to be settled, the measurement period shall be deemed to have been begun on the grant date of the award and end on the last full quarter prior to the change of control.

(2)	Payout of cash severance, health & welfare benefits and excise tax & gross-up under a change in control would only occur if termination was due to involuntary not-for-cause or voluntary for good reason.

(3)	Stock appreciation rights would vest only upon a change in control which occurs on or following the six month anniversary of the date of grant, or upon the termination of the executive’s employment by reason of death or disability. The date of grant was December 17, 2008, therefore, stock appreciation rights would not currently vest upon a change in control.

Christopher A. Brown

			Involuntary	Involuntary
	Voluntary		Termination —	Termination —	Change In
Executive Payment and	Termination	Retirement	Not-For-Cause	For Cause	Control		Disability	Death
Benefit upon Separation	($)	($)	($)	($)	($)		($)	($)

Compensation
Bonus	285,000	285,000	285,000	285,000	285,000		285,000	285,000
Long-Term Incentive Compensation
Stock Options	—	—	—	—	—		—	—
Restricted Stock Units	—	—	988,339	—	2,280,783		2,280,783	2,280,783
LTIP	—	838,505	—	—	766,173	(1)	838,505	838,505
Stock Appreciation Rights(3)	—	—	—	—	—		261,263	261,263
Benefits & Perquisites
Stock Awards	—	—	—	—	—		—	—
SERP	—	—	—	—	210,328		210,328	210,328
Deferred Comp	—	—	—	—	—		—	—
Health & Welfare Benefits	—	—	16,080	—	16,080	(2)	—	—
Life Insurance Proceeds	—	—	—	—	—		—	1,000,000
Excise Tax & Gross-up	—	—	—	—	2,508,310	(2)	—	—
Cash Severance	—	—	950,000	—	1,520,000	(2)	—	—

Total	285,000	1,123,505	2,239,419	285,000	7,586,674		3,875,879	4,875,879

(1)	Upon a change in control, a participant in the Long-Term Incentive Plan is entitled to receive a settlement amount for any units issued at least six months prior to the change in control. The measurement period shall be deemed to have been begun on the grant date of the award and end on the last full quarter prior to the change of control.

(2)	Payout of cash severance, health & welfare benefits and excise tax & gross-up under a change in control would only occur if termination was due to involuntary not-for-cause or voluntary for good reason.

(3)	Stock appreciation rights would vest only upon a change in control which occurs on or following the six month anniversary of the date of grant, or upon the termination of the executive’s employment by reason of death or disability. The date of grant was December 17, 2008, therefore, stock appreciation rights would not currently vest upon a change in control.

Jeffrey E. Poore

			Involuntary	Involuntary
	Voluntary		Termination —	Termination —	Change In
Executive Payment and	Termination	Retirement	Not-For-Cause	For Cause	Control		Disability	Death
Benefit upon Separation	($)	($)	($)	($)	($)		($)	($)

Compensation
Bonus	195,000	195,000	195,000	195,000	195,000		195,000	195,000
Long-Term Incentive Compensation
Stock Options	128,340	128,340	128,340	128,340	128,340		128,340	128,340
Restricted Stock Units	—	—	733,953	—	1,572,756		1,572,756	1,572,756
LTIP	—	668,766	—	—	619,279	(1)	668,766	668,766
Stock Appreciation Rights(3)	—	—	—	—	—		178,755	178,755
Benefits & Perquisites
Stock Awards	—	—	—	—	—		—	—
SERP	287,579	287,579	287,579	287,579	410,828		410,828	410,828
Deferred Comp	148,559	148,559	148,559	148,559	148,559		148,559	148,559
Health & Welfare Benefits	—	—	10,848	—	10,848	(2)	—	—
Life Insurance Proceeds	—	—	—	—	—		—	1,000,000
Excise Tax & Gross-up(2)	—	—	—	—	1,713,281	(2)	—	—
Cash Severance(2)	—	—	650,000	—	1,040,000	(2)	—	—

Total	759,478	1,424,244	2,154,279	759,478	5,838,891		3,303,004	4,303,004

(1)	Upon a change in control, a participant in the Long-Term Incentive Plan is entitled to receive a settlement amount for any units issued at least six months prior to the change in control. The measurement period shall be deemed to have been begun on the grant date of the award and end on the last full quarter prior to the change of control.

(2)	Payout of cash severance, health & welfare benefits and excise tax & gross-up under a change in control would only occur if termination was due to involuntary not-for-cause or voluntary for good reason.

(3)	Stock appreciation rights would vest only upon a change in control which occurs on or following the six month anniversary of the date of grant, or upon the termination of the executive’s employment by reason of death or disability. The date of grant was December 17, 2008, therefore, stock appreciation rights would not currently vest upon a change in control.

Calvin S. Sihilling

			Involuntary	Involuntary
	Voluntary		Termination —	Termination —	Change In
Executive Payment and	Termination	Retirement	Not-For-Cause	For Cause	Control		Disability	Death
Benefit upon Separation	($)	($)	($)	($)	($)		($)	($)

Compensation
Bonus	225,000	225,000	225,000	225,000	225,000		225,000	225,000
Long-Term Incentive Compensation
Stock Options	—	—	—	—	—		—	—
Restricted Stock Units	—	—	846,870	—	1,814,722		1,814,722	1,814,722
LTIP	—	691,886	—	—	634,772	(1)	691,886	691,886
Stock Appreciation Rights(3)	—	—	—	—	—		206,258	206,258
Benefits & Perquisites
Stock Awards	—	—	—	—	—		—	—
SERP	—	—	—	—	187,246		187,246	187,246
Deferred Comp	130,797	130,797	130,797	130,797	130,797		130,797	130,797
Health & Welfare Benefits	—	—	18,144	—	18,144	(2)	—	—
Life Insurance Proceeds	—	—	—	—	—		—	1,000,000
Excise Tax & Gross-up	—	—	—	—	2,016,653	(2)	—	—
Cash Severance	—	—	750,000	—	1,200,000	(2)	—	—

Total	355,797	1,047,683	1,970,811	355,797	6,227,334		3,255,909	4,255,909

(1)	Upon a change in control, a participant in the Long-Term Incentive Plan is entitled to receive a settlement amount for any units issued at least six months prior to the change in control. The measurement period shall be deemed to have been begun on the grant date of the award and end on the last full quarter prior to the change of control.

(2)	Payout of cash severance, health & welfare benefits and excise tax & gross-up under a change in control would only occur if termination was due to involuntary not-for-cause or voluntary for good reason.

(3)	Stock appreciation rights would vest only upon a change in control which occurs on or following the six month anniversary of the date of grant, or upon the termination of the executive’s employment by reason of death or disability. The date of grant was December 17, 2008, therefore, stock appreciation rights would not currently vest upon a change in control.

AUDIT AND FINANCE COMMITTEE REPORT

Membership and Role of the Audit and Finance Committee.  The Audit and Finance Committee (the “Committee”) consists of directors who are each considered “independent” under the NASDAQ Stock Market, Inc. Corporate Governance Rules, Section 10A(m)(3) of the Securities Exchange Act and the SEC’s Rule 10a-3(b)(1). The Board has also determined that the majority of the members of the Audit and Finance Committee, including the Chairman, Mickey P. Foret, are “audit committee financial experts” within the meaning of that term as defined in Item 407(d)(5) of the SEC’s Regulation S-K. The Committee operates under a written charter adopted by the Board of Directors, a copy of which can be found in the “Investor Relations” section of the Nash Finch website at www.nashfinch.com under the tab “Corporate Governance.” The Committee reviews the adequacy of its charter on an annual basis, most recently updating the charter on November 5, 2007.

As described more fully in the charter, the purpose of the Committee is to assist the Board in its oversight of the Company’s accounting and financial reporting processes, the Company’s financial and disclosure controls and compliance processes and the independent audits of the Company’s financial statements. Management is responsible for the preparation, presentation and integrity of Nash Finch’s financial statements and public reports, its financial and disclosure controls, and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Committee has the ultimate responsibility to select, compensate, evaluate and, when appropriate, replace Nash Finch’s independent auditor. In discharging its responsibilities, the Committee has the authority to engage its own outside advisors.

The Committee pre-approves all audit and non-audit services to be performed for Nash Finch by its independent auditor to insure that the provision of such services does not impair the auditor’s independence. To further avoid the existence of any relationships that could affect the independent auditor’s independence, the Committee has also adopted a policy strictly limiting the circumstances under which Nash Finch may employ former partners, principals, stockholders and professional employees of its independent auditor.

The Committee has also established procedures for the receipt, retention and treatment of complaints received by Nash Finch regarding accounting, internal controls and auditing matters, including a process by which Nash Finch employees may anonymously and confidentially submit complaints and concerns regarding questionable accounting or auditing matters.

Review of Nash Finch’s Audited Financial Statements for the Fiscal Year ended January 3, 2009.  The Committee has reviewed and discussed the audited financial statements of Nash Finch for the fiscal year ended January 3, 2009 with Nash Finch’s management and Ernst & Young LLP (“Ernst & Young”), Nash Finch’s independent registered public accounting firm. The Committee has also discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Committee has also received the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communications with the Committee concerning independence, and the Committee has discussed the independence of Ernst & Young with that firm.

Based on the review and discussions noted above, the Committee recommended to the Board that Nash Finch’s audited financial statements be included in Nash Finch’s Annual Report on Form 10-K for the fiscal year ended January 3, 2009, for filing with the SEC.

Audit And Finance Committee

Mickey P. Foret, Chairman
Robert L. Bagby
Sam K. Duncan
Douglas A. Hacker
Hawthorne L. Proctor

INDEPENDENT AUDITORS

Selection of Independent Auditors and Attendance at Annual Meeting

On February 25, 2008, the Committee approved the engagement of Ernst & Young as the independent auditor to audit the financial statements of Nash Finch for the fiscal year ended January 3, 2009. At its March 9, 2009 meeting, the Committee conducted its review of the independent registered public accounting firm’s performance, independence, qualifications and quality controls. By written resolution dated **, the Committee made its decision to retain Ernst & Young as its independent auditor to audit the Nash Finch financial statements for the fiscal year ending January 2, 2010. We have requested and expect a representative of Ernst & Young to be present at the Annual Meeting, to make a statement if he or she so desires and to respond to appropriate questions.

Fees Paid to Independent Auditors

The following table sets forth the amounts Ernst & Young billed us for audit services with respect to fiscal 2008 and fiscal 2007 and for other professional services rendered during those fiscal years.

	Aggregate Fees Billed
Type of Fee	Fiscal 2008	Fiscal 2007

Audit Fees(1)	$1,298,418	$1,341,000
Audit Related Fees(2)	53,340	186,613
Tax Fees(3)	127,660	152,190
All Other Fees(4)	2,500	2,500

Total Fees	$1,481,918	$1,682,303

(1)	Audit Fees — The amounts represent the aggregate fees billed by Ernst & Young for professional services rendered for the audit of the Company’s annual financial statements, the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q, comfort letters to underwriters and services normally provided by the independent auditor in connection with statutory and regulatory filings. Audit fees also include fees for professional services rendered for audits of management’s assessment of the effectiveness of internal control over financial reporting.

(2)	Audit Related Fees — The amounts represent fees relating to SEC inquiries and accounting consultation.

(3)	Tax Fees — The amounts represent fees for tax planning and compliance services.

(4)	All Other Fees — The amounts represent fees for access to an accounting information service.

Pre-Approval of Audit and Non-Audit Services

Under its charter, the Committee is required to pre-approve all audit and permitted non-audit services to be provided by the independent auditor to Nash Finch and its subsidiaries. Consistent with that requirement, the Committee has adopted a pre-approval policy in accordance with which it annually considers for pre-approval all audit and non-audit services proposed to be provided by the independent auditor during the succeeding fiscal year. As to any services the Committee wishes to approve, it will either approve the specific engagement, or identify the particular pre-approved services with a sufficient level of detail so that senior financial management of the Company will not be called upon to judge whether a proposed service is actually pre-approved. The Committee will also establish a dollar limit for each pre-approved service that may not be exceeded without obtaining further pre-approval from the Committee. Any proposed engagement that involves a service not previously approved, or that would entail fees in excess of the amount previously authorized for the specific service, must be presented to the Committee for consideration at its next meeting or, if earlier consideration is required, to the Chair of the Committee. The Chair will report any specific approval of services at the Committee’s next regular meeting. The Committee regularly reviews reports of services being provided to Nash Finch by its independent registered public accounting firm. During fiscal 2008, all services provided to Nash Finch by Ernst & Young were provided in accordance with the pre-approval procedures outlined above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and all persons who beneficially own more than 10% of our outstanding shares of common stock to file with the SEC reports of initial ownership and reports of changes in ownership in Nash Finch securities. We provide assistance to our directors and executive officers in complying with Section 16(a), including preparing the reports and forwarding them to the SEC for filing.

Based solely on the Company’s review of reports we filed on behalf of our directors and executive officers, the Company believes that during the fiscal year ended January 3, 2009, our directors, executive officers and greater-than-10% stockholders filed on a timely basis the reports required by Section 16(a) of the Exchange Act, except for one Form 4 reporting a grant of stock appreciation rights was filed late for each of Christopher Brown, Alec Covington, Robert Dimond, Kathleen Mahoney, Jeffrey Poore, Michael Rotelle and Calvin Sihilling; and one Form 4 reporting a grant of restricted stock units was filed late for each of Robert Bagby, Mickey Foret, Douglas Hacker, Hawthorne Proctor, Sam Duncan and William Voss.

2010 STOCKHOLDER PROPOSALS

Under the Company’s current Restated Certificate of Incorporation and Bylaws and applicable SEC rules, the deadlines for stockholder proposals to be brought before the 2010 Annual Meeting of Stockholders or to nominate candidates for election as directors are as follows:

Any proposal that a Nash Finch stockholder intends to present at the 2010 Annual Meeting and that is to be included in our proxy statement and form of proxy must be received by the Secretary of the Company at our principal executive office no later than [          ], 2009. A stockholder who wishes to propose an item of business at the 2010 Annual Meeting without including the proposal in our proxy statement should notify us of the matter to be presented no later than [          ], 2010. If a stockholder fails to give notice by that date, then the persons named as proxies by us for the 2010 Annual Meeting will have discretionary authority to vote on the stockholder’s proposal. Any stockholder who intends to nominate an individual to serve on the Company’s Board of Directors must provide advance written notice to the Secretary of the Company not less than ten (10) days prior to the date of the stockholders meeting at which directors will be elected. The content of the notice is specified in Article VIII of the Company’s Restated Certificate of Incorporation.

Assuming Proposal No. 3 is approved by our stockholders at the 2009 Annual Meeting and the Restated Certificate of Incorporation and Bylaws are amended as described in that proposal, the deadlines for stockholder proposals to be brought before the 2010 Annual Meeting or to nominate candidates for election as directors are as follows:

Any proposal that a Nash Finch stockholder intends to present at the 2010 Annual Meeting and that is to be included in our proxy statement and form of proxy must be received by the Secretary of the Company at our principal executive office no later than [          ], 2009. Under our Bylaws, as amended, a stockholder must follow certain advance notice procedures if such stockholder wishes to nominate candidates for election as directors or to propose an item of business at an annual meeting of stockholders. These procedures provide that nominations and/or an item of business to be introduced at an annual meeting of stockholders must be submitted in writing, and must contain information specified in our Bylaws, to the Secretary of the Company at our principal executive offices:

•	not earlier than the close of business on February 19, 2010; and

•	not later than the close of business on March 21, 2010.

In the event that the date of the 2010 Annual Meeting is changed by the more than 25 days from the anniversary of the 2009 Annual Meeting, stockholder proposal would be required to be received by the Company within 10 days following the date on which notice of the meeting date is mailed to stockholders or public disclosure of the date of the annual meeting is made, whichever first occurs.

HOUSEHOLDING INFORMATION

Some banks, brokers and other record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that you and other holders of Nash Finch common stock in your household may not receive separate copies of our proxy statement or Annual Report on Form 10-K. We will promptly deliver an additional copy of either document to you if you call or write us at the following address or phone number: Nash-Finch Company, Attention: Secretary, P. O. Box 355, Minneapolis, MN 55440-0555, telephone (952) 844-1148. If you and others in your household are currently receiving multiple copies of our proxy statement and Annual Report and wish to receive only a single copy of each, you may write or call us at the same address and telephone number.

MISCELLANEOUS

Our Board is not aware of any other matters which may be presented to our stockholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof, it is the intention of the persons named on the proxy card to vote such proxies in accordance with their best judgment on such matters.

We will bear the cost of soliciting proxies on behalf of the Board or Directors. Directors, officers and employees of Nash Finch may, without additional compensation beyond their regular compensation, solicit proxies by mail, telephone, facsimile or other electronic transmission, or personal interview. Nash Finch may reimburse brokerage firms and others for their expense in forwarding proxy materials to the beneficial owners of our common stock. We have engaged Morrow & Co., LLC, 470 West Ave., Stamford, CT 06902 to assist in soliciting proxies, and we expect to pay this firm a fee of $7,500.

By Order of the Board of Directors

Kathleen M. Mahoney
Senior Vice President, Secretary & General Counsel

April  , 2009
Minneapolis, Minnesota

APPENDIX I

PROPOSED AMENDMENT TO THE NASH-FINCH COMPANY
RESTATED CERTIFICATE OF INCORPORATION

Article VIII.

Management: (a) The number of directors shall be not less than seven (7) nor more than twelve (12) in number, which number shall be determined by the Board of Directors from time to time. At each annual meeting of stockholders from and after the annual meeting of stockholders to be held in 2008, each director shall hold office for a term expiring at the next annual meeting of stockholders to be held in the year following the year of their election, with such director to hold office until his or her successor is elected and qualified. Directors shall hold office until the expiration of the terms for which they were elected and qualified, ~~provided, however, that a~~. Any director or the entire Board of Directors may be removed ~~from office as a director at any time but only (i) for cause, and (ii) upon the affirmative vote of the holders of three-fourths of all outstanding~~, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. If the office of any director or directors becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, increase in the number of directors, or otherwise, a majority of the remaining directors, though less than a quorum, at a meeting called for that purpose, may choose a successor or successors, who shall hold office until the next annual meeting of stockholders or until a successor shall be elected and shall qualify.

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APPENDIX II

PROPOSED AMENDMENT TO NASH-FINCH COMPANY
RESTATED CERTIFICATE OF INCORPORATION

Article VIII.

(b) ~~Nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors. Nominations shall be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary not less than 10 days nor more than 60 days prior to any meeting of the stockholders called for the election of directors; provided, however, that if less than 21 days’ notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary not later than the close of the fifth day following the day on which notice of the meeting was mailed to stockholders. Notice of nominations which are proposed by the Board of Directors shall be given by the Chairman of the Board or President on behalf of the Board.~~

~~Each notice hereunder shall set forth (i) the name, age, business address and, if known, residence address of each nominee, (ii) the principal occupation or employment of each nominee, (iii) the number of shares of stock of the corporation beneficially owned by each nominee, and (iv) the class of directors to which the nominee is nominated.~~

~~The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. (c)~~ This Article VIII may not be altered, amended or repealed, in whole or in part, unless authorized by the affirmative vote of the holders of not less than three-fourths of all outstanding shares entitled to vote.

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APPENDIX III

NASH-FINCH COMPANY
2009 INCENTIVE AWARD PLAN

ARTICLE 1.

PURPOSE

The purpose of the Nash-Finch Company 2009 Incentive Award Plan (the “Plan”) is to support the maximization of long-term value creation for Nash-Finch Company (the “Company”) and its stockholders by enabling the Company and its Subsidiaries to attract and retain persons of ability to perform services for the Company and its Subsidiaries by providing an incentive to such individuals through equity participation in the Company and by rewarding such individuals who contribute to the achievement by the Company of its economic objectives. This Plan is intended to comply with all applicable law, including the requirements of Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the effective date of this amendment and restatement of the Plan, and shall be operated and interpreted in accordance with this intention.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “Administrator” shall mean the Committee as defined in Article 12. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 12.5, or as to which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

2.2 “Award” shall mean an Option, a Restricted Stock award, a Restricted Stock Unit award, a Performance Award, a Dividend Equivalents award, a Deferred Stock award, a Stock Payment award or a Stock Appreciation Right, which may be awarded or granted under the Plan (collectively, “Awards”).

2.3 “Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.

2.4 “Award Limit” shall mean with respect to Awards that shall be payable in shares of Common Stock or in cash, as the case may be, the respective limit set forth in Section 3.3

2.5 “Board” shall mean the Board of Directors of the Company.

2.6 “Change in Control” shall mean any of the following events or transactions:

(a) Any one person or more than one person acting as a group acquires ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company. However, if any one person or more than one person acting as a group, is considered to own more than 50 percent of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a Change in Control;

(b) Any one person, or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30 percent or more of the total voting power of the stock of the Company;

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(c) Any one person, or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) all or substantially all of the assets of the Company; or

(d) A majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election;

provided, that the transaction or event described in subsection (a), (b), (c) or (d) also constitutes a “change in control event,” as defined in Treasury Regulation § 1.409A-3(i)(5).

2.7 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.8 “Committee” shall have the meaning set forth in Section 12.1.

2.9 “Common Stock” shall mean the common stock of the Company, par value $1.66 2/3 per share.

2.10 “Company” shall mean Nash-Finch Company, a Delaware corporation.

2.11 “Covered Employee” shall mean any Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

2.12 “Deferred Stock” shall mean a right to receive Common Stock awarded under Section 9.4.

2.13 “Director” shall mean a member of the Board, as constituted from time to time.

2.14 “Disability” or “Disabled” means that a Holder is, by reason of any medically determinable physical or mental impairment, which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months:

(a) unable to engage in any substantial gainful activity, or

(b) receiving income replacement benefits for a period of not less than 3 months under any accident and health plan covering Employees.

2.15 “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Common Stock) of dividends paid on Common Stock, awarded under Section 9.2.

2.16 “DRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.17 “Effective Date” shall mean the date the Plan is approved by the Board, subject to approval of the Plan by the Company’s stockholders.

2.18 “Eligible Individual” shall mean any person who is an Employee or a Non-Employee Director, as determined by the Committee.

2.19 “Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or of any Subsidiary.

2.20 “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

2.21 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.22 “Fair Market Value” shall mean with respect to the Common Stock, as of any given date (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote)

(a) the mean between the reported high and low sale prices of the Common Stock during the regular trading session if the Common Stock is listed, admitted to unlisted trading privileges or reported on any foreign or national

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securities exchange or on the NASDAQ Global Market or an equivalent foreign market on which sale prices are reported;

(b) if the Common Stock is not so listed, admitted to unlisted trading privileges or reported, the mean between the reported high and low bid prices as reported by the NASDAQ Capital Market, OTC Bulletin Board or the National Quotation Bureau, Inc. or other comparable service; or

(c) if the Common Stock is not so listed or reported, such price as the Committee determines in good faith in the exercise of its reasonable discretion.

2.23 “Full Value Award” means any Award other than an Option, Stock Appreciation Right or other Award for which the Holder pays the intrinsic value existing as of the date of grant (whether directly or by forgoing a right to receive a payment from the Company or any Subsidiary).

2.24 “Greater Than 10% Stockholder” shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).

2.25 “Holder” shall mean a person who has been granted an Award.

2.26 “Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

2.27 “Non-Employee Director” shall mean a Director of the Company who is not an Employee.

2.28 “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option.

2.29 “Option” shall mean a right to purchase shares of Common Stock at a specified exercise price, granted under Article 6. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors shall be Non-Qualified Stock Options.

2.30 “Performance Award” shall mean a cash bonus award, stock bonus award, performance award or incentive award that is paid in cash, Common Stock or a combination of both, awarded under Section 9.1.

2.31 “Performance-Based Compensation” shall mean any compensation that is intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.32 “Performance Criteria” shall mean the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:

(a) The Performance Criteria that shall be used to establish Performance Goals are limited to the following: (i) net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation and (D) amortization), (ii) gross or net sales or revenue, (iii) net income (either before or after taxes), (iv) operating earnings or profit, (v) cash flow (including, but not limited to, operating cash flow and free cash flow), (vi) return on assets, (vii) return on capital, (viii) return on stockholders’ equity, (ix) return on sales, (x) gross or net profit or operating margin, (xi) costs, (xii) cost reduction goals (xxiii) funds from operations, (xiv) expenses, (xv) working capital, (xvi) earnings per share (basic or diluted), (xvii) price per share of Common Stock, (xviii) total return to stockholders, (xix) economic value added, (xx) working capital and productivity improvements, (xxi) regulatory body approval for commercialization of a product, (xxii) implementation or completion of critical projects, (xxiii) market share, (xxiv) customer satisfaction, (xxv) employee engagement or employee relations, (xxvi) employee safety, (xxvii) employee diversity, (xxviii) retail store performance as determined by independent assessment and (xxix) operational performance as measured by on-time delivery, fill rate, selector accuracy, cost per case, sales per square foot, sales per labor hour and other, similar, objective productivity measures, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to

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market performance indicators or indices and, with respect to (xxiv) and (xxv), as measured by a Company sponsored survey.

(b) The Committee may select one criterion or multiple criteria for measuring performance, and the measurement may be based upon Company, Subsidiary or business unit performance, either absolute or by relative comparison to other companies or any other external measure of the selected criteria. The Committee may also determine that any of these performance goals shall be calculated by including or excluding any one or more specific items or categories of items (including projections) as designated by the Committee.

(c) The Administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under United States generally accepted accounting principles (“GAAP”); (ix) items attributable to any stock dividend, stock split, combination or exchange of shares occurring during the Performance Period; or (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; or (xiv) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions. For all Awards intended to qualify as Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

2.33 “Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The achievement of each Performance Goal shall be determined in accordance with GAAP to the extent applicable.

2.34 “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, and the payment of, a Performance Award; provided, however, that in no event shall a Performance Period be less than one year.

2.35 “Plan” shall mean this Nash-Finch Company 2009 Incentive Award Plan, as it may be amended or restated from time to time.

2.36 “Prior Plan” shall mean the Nash-Finch Company 2000 Stock Incentive Plan as such plan may be amended from time to time.

2.37 “Restricted Stock” shall mean Common Stock awarded under Article 8 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.38 “Restricted Stock Units” shall mean the right to receive Common Stock awarded under Section 9.5.

2.39 “Retirement” shall mean, with respect to a Holder, separation from service with the Company or any Subsidiary for any reason on or after the earlier of the attainment of (i) age 65 or (ii) age 55 with 10 years of service with the Company or any Subsidiary.

2.40 “Section 409A” shall mean Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the effective date of the Plan.

2.41 “Securities Act” shall mean the Securities Act of 1933, as amended.

2.42 “Stock Appreciation Right” shall mean a stock appreciation right granted under Article 10.

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2.43 “Stock Payment” shall mean (a) a payment in the form of shares of Common Stock, or (b) an option or other right to purchase shares of Common Stock, as part of a bonus, deferred compensation or other arrangement, awarded under Section 9.3.

2.44 “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.45 “Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

2.46 “Termination of Service” shall mean,

(a) As to a Non-Employee Director, the time when a Holder who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or Retirement, but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Subsidiary.

(b) As to an Employee, the time when the employee-employer relationship between a Holder and the Company or any Subsidiary is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or Retirement; but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Subsidiary.

The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to Terminations of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of the Award Agreement or otherwise, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder’s employee-employer relationship shall be deemed to be terminated in the event that the Subsidiary employing or contracting with such Holder ceases to remain a Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) Subject to Section 13.2 and Section 3.1(b), the aggregate number of shares of Stock which may be issued or transferred pursuant to Awards under the Plan shall be the sum of: (i) 700,000 shares and (ii) any shares of Stock which were the subject of Awards under the 2000 Stock Incentive Plan as of the Effective Date but which subsequently are settled without delivery of Shares to the Holder (whether through forfeiture or otherwise). Upon approval of this plan, no new awards will be granted under the 2000 Stock Incentive Plan.

(b) To the extent that an Award terminates, expires, or lapses for any reason, or an Award is settled in cash without the delivery of shares to the Holder, then any shares of Common Stock subject to the Award shall again be available for the grant of an Award pursuant to the Plan. Shares of Common Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Option shall not be available for the grant of an

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Award pursuant to the Plan. Any shares of Common Stock repurchased by the Company under Section 8.4 at the same price paid by the Holder so that such shares are returned to the Company will again be available for Awards. To the extent permitted by applicable law or any exchange rule, shares of Common Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against shares of Common Stock available for grant pursuant to the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no shares of Common Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

3.2 Stock Distributed.  Any Common Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.

3.3 Limitation on Number of Shares Subject to Awards.  Notwithstanding any provision in the Plan to the contrary, and subject to Section 13.2, the maximum aggregate number of shares of Common Stock with respect to one or more Awards that may be granted to any one person during any calendar year shall be 150,000, provided, however, that an Eligible Individual who is first appointed or elected as an officer or hired as an employee by the Company or who receives a promotion that results in an increase in responsibilities or duties may be granted, during the fiscal year of such appointment, election, hiring or promotion, Options relating to up to 250,000 shares of Common Stock.

ARTICLE 4.

GRANTING OF AWARDS

4.1 Participation.  The Administrator may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. No Eligible Individual shall have any right to be granted an Award pursuant to the Plan.

4.2 Award Agreement.  Each Award shall be evidenced by an Award Agreement. Award Agreements evidencing Awards intended to qualify as Performance-Based Compensation shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

4.3 Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.4 At-Will Employment.  Nothing in the Plan or in any Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Director for, the Company or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Subsidiary.

4.5 Foreign Holders.  Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have Employees or Non-Employee Directors, or in order to comply with the requirements of any foreign stock exchange, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with

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applicable foreign laws or listing requirements of any such foreign stock exchange; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign stock exchange. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Code, the Exchange Act, the Securities Act or any other securities law or governing statute or any other applicable law.

4.6 Stand-Alone and Tandem Awards.  Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

ARTICLE 5.

PROVISIONS APPLICABLE TO AWARDS INTENDED TO QUALIFY AS PERFORMANCE-BASED COMPENSATION.

5.1 Purpose.  The Committee, in its sole discretion, may determine whether an Award is to qualify as Performance-Based Compensation. If the Committee, in its sole discretion, decides to grant such an Award to an Eligible Individual that is intended to qualify as Performance-Based Compensation, then the provisions of this Article 5 shall control over any contrary provision contained in the Plan. The Administrator may in its sole discretion grant Awards to other Eligible Individuals that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 5 and that are not intended to qualify as Performance-Based Compensation. Unless otherwise specified by the Administrator at the time of grant, the Performance Criteria with respect to an Award intended to be Performance-Based Compensation payable to a Covered Employee shall be determined on the basis of GAAP.

5.2 Applicability.  The grant of an Award to an Eligible Individual for a particular Performance Period shall not require the grant of an Award to such Individual in any subsequent Performance Period and the grant of an Award to any one Eligible Individual shall not require the grant of an Award to any other Eligible Individual in such period or in any other period.

5.3 Types of Awards.  Notwithstanding anything in the Plan to the contrary, the Committee may grant any Award to an Eligible Individual intended to qualify as Performance-Based Compensation, including, without limitation, Restricted Stock the restrictions with respect to which lapse upon the attainment of specified Performance Goals, and any performance or incentive Awards described in Article 9 that vest or become exercisable or payable upon the attainment of one or more specified Performance Goals. Any such Award will comply with the requirements of Section 162(m) giving due regard to the disparate treatment under Section 162(m) of Options and Stock Appreciation Rights (where compensation is determined based solely on an increase in the value of the underlying stock after the date of grant or award), as compared to other forms of compensation, including Restricted Stock awards, Performance Units and Stock Payments.

5.4 Procedures with Respect to Performance-Based Awards.  To the extent necessary to comply with the requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 7 or 8 to one or more Eligible Individuals and which is intended to qualify as Performance-Based Compensation, no later than 90 days following the commencement of any Performance Period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Holders, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period based on the Performance Criteria, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee

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shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned under such Awards, the Committee shall not have the right to increase the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

5.5 Payment of Performance-Based Awards.  Unless otherwise provided in the applicable Award Agreement and only to the extent otherwise permitted by Section 162(m)(4)(C) of the Code, as to an Award that is intended to qualify as Performance-Based Compensation, the Holder must be employed by the Company or a Subsidiary throughout the Performance Period. Furthermore, a Holder shall be eligible to receive payment pursuant to such Awards for a Performance Period only if and to the extent the Performance Goals for such period are achieved.

5.6 Additional Limitations.  Notwithstanding any other provision of the Plan, any Award which is granted to an Eligible Individual and is intended to qualify as Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code or any regulations or rulings issued thereunder that are requirements for qualification as Performance-Based Compensation, and the Plan and the Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 6.

GRANTING OF OPTIONS

6.1 Granting of Options to Eligible Individuals.  The Administrator is authorized to grant Options to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine which shall not be inconsistent with the Plan.

6.2 Qualification of Incentive Stock Options.  No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or any subsidiary corporation of the Company (as defined in Section 424(f) of the Code). No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Holder, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code. To the extent that any Incentive Stock Option granted under the Plan ceases for any reason to qualify as an “incentive stock option” for purposes of Section 422 of the Code, such Incentive Stock Option will continue to be outstanding for purposes of the Plan but will thereafter be deemed to be a Non-Statutory Stock Option. To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any Subsidiary or parent corporation thereof (as defined in Section 424(e) of the Code), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the fair market value of stock shall be determined as of the time the respective options were granted. If such excess only applies to a portion of an Incentive Stock Option, the Committee, in its discretion, will designate which shares will be treated as shares to be acquired upon exercise of an Incentive Stock Option.

6.3 Option Exercise Price.  The exercise price per share of Common Stock subject to each Option shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

6.4 Option Term.  The term of each Option shall be set by the Administrator in its sole discretion; provided, however, that no portion of an Option may be exercisable prior to six months from its date of grant (other than in connection with a Holder’s death or Disability) and no Option may be exercised more than ten (10) years from the

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date the Option is granted, or five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder; provided, further, that each Option shall become vested over a period of not less than three years (or, in the case of vesting based upon the attainment of Performance Goals or other performance-based objectives, over a period of not less than one year measured from the commencement of the period over which performance is evaluated). The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Options, which time period may not extend beyond the term of the Option term. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder, the Administrator may extend the term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any Termination of Service of the Holder, and may amend any other term or condition of such Option relating to such a Termination of Service.

6.5 Option Vesting.

(a) The period during which the right to exercise, in whole or in part, an Option vests in the Holder shall be set by the Administrator and the Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Subsidiary, any of the Performance Criteria, or any other criteria selected by the Administrator. At any time after grant of an Option, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests.

(b) No portion of an Option which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the Award Agreement or by action of the Administrator following the grant of the Option.

6.6 Substitute Awards.  Notwithstanding the foregoing provisions of this Article 6 to the contrary, in the case of an Option that is a Substitute Award, the price per share of the shares subject to such Option may be less than the Fair Market Value per share on the date of grant, provided, that Substitute Award meets the requirements of Treasury Regulation Section 1.409A-1(b)(5)(v)(D).

6.7 Substitution of Stock Appreciation Rights.  The Administrator may provide in the Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided, that such Stock Appreciation Right shall be exercisable with respect to the same number of shares of Common Stock for which such substituted Option would have been exercisable.

ARTICLE 7.

EXERCISE OF OPTIONS

7.1 Partial Exercise.  An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of shares.

7.2 Manner of Exercise.  All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a) A written notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

(b) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

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(c) In the event that the Option shall be exercised pursuant to Section 11.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option; and

(d) Full payment of the exercise price and applicable withholding taxes to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Section 11.1 and 11.2.

7.3 Notification Regarding Disposition.  The Holder shall give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the transfer of such shares to such Holder.

ARTICLE 8.

AWARD OF RESTRICTED STOCK

8.1 Award of Restricted Stock.

The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate; provided, however, that no portion of a Restricted Stock award may vest prior to six months from its date of grant (other than in connection with a Holder’s death or Disability); provided, further, that each Restricted Stock award shall become vested over a period of not less than three years (or, in the case of vesting based upon the attainment of Performance Goals or other performance-based objectives, over a period of not less than one year measured from the commencement of the period over which performance is evaluated).

(a) The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that such purchase price shall be no less than the par value of the Common Stock to be purchased, unless otherwise permitted by applicable state law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

8.2 Rights as Stockholders.  Except as provided in Sections 8.1, 8.3 and 11.3 and subject to Section 8.4, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said shares, subject to the restrictions in his or her Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions set forth in Section 8.3.

8.3 Restrictions.  All shares of Restricted Stock (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) and dividends or cash distributions paid with respect to shares of unvested Restricted Stock shall, in the terms of each individual Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Administrator, including, without limitation, criteria based on the Holder’s duration of employment or directorship with the Company, the Performance Criteria, Company performance, individual performance or other criteria selected by the Administrator. In the event the Committee determines not to pay dividends or distributions currently, the Committee will determine in its sole discretion whether any interest will be paid on such dividends or distributions. In addition, the Committee in its sole discretion may require such dividends and distributions to be reinvested (and in such case the Holder consents to such reinvestment) in shares of Common Stock that will be subject to the same restrictions as the shares to which such dividends or distributions relate. By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by

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removing any or all of the restrictions imposed by the terms of the Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

8.4 Repurchase or Forfeiture of Restricted Stock.  If no price was paid by the Holder for the Restricted Stock, upon a Termination of Service the Holder’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration. If a price was paid by the Holder for the Restricted Stock, upon a Termination of Service the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Stock or such other amount as may be specified in the Award Agreement The Administrator in its sole discretion may provide that in the event of certain events, including a Change in Control, the Holder’s death, Retirement or disability or any other specified Termination of Service or any other event, the Holder’s rights in unvested Restricted Stock shall not lapse, such Restricted Stock shall vest and, if applicable, the Company shall not have a right of repurchase.

8.5 Certificates for Restricted Stock.  Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing shares of Restricted Stock must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, in it sole discretion, retain physical possession of any stock certificate until such time as all applicable restrictions lapse.

8.6 Section 83(b) Election.  If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

ARTICLE 9.

AWARD OF PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, DEFERRED STOCK, STOCK PAYMENTS, RESTRICTED STOCK UNITS

9.1 Performance Awards.

(a) The Administrator is authorized to grant Performance Awards to any Eligible Individual and to determine whether such Performance Awards shall be Performance-Based Compensation. The value of Performance Awards may be linked to any one or more of the Performance Criteria or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. In making such determinations, the Administrator shall consider (among such other factors as it deems relevant in light of the specific type of Award) the contributions, responsibilities and other compensation of the particular Eligible Individual. Performance Awards may be paid in cash, shares of Common Stock, or both, as determined by the Administrator.

(b) Without limiting Section 9.1(a), the Administrator may grant Performance Awards to any Eligible Individual in the form of a cash bonus payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Any such bonuses paid to a Holder which are intended to be Performance-Based Compensation shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Article 5. Additionally, any such bonuses paid to any Eligible Individual shall be subject to the Award Limit.

9.2 Dividend Equivalents.

(a) Dividend Equivalents may be granted by the Administrator based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date an Award is granted to a Holder and the date such Award vests, is exercised, is distributed or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Administrator.

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(b) Notwithstanding the foregoing, (i) no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights that are either forfeited or cancelled prior to vesting, and (ii) no Dividend Equivalents shall be earned with respect to Awards that vest based upon the attainment of Performance Goals or other performance-based objectives prior to the attainment of such Performance Goals or objectives.

9.3 Stock Payments.  The Administrator is authorized to make Stock Payments to any Eligible Individual. The number or value of shares of any Stock Payment shall be determined by the Administrator and may be based upon one or more Performance Criteria or any other specific criteria, including service to the Company or any Subsidiary, determined by the Administrator. Stock Payments may, but are not required to be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual.

9.4 Deferred Stock.  The Administrator is authorized to grant Deferred Stock to any Eligible Individual. The number of shares of Deferred Stock shall be determined by the Administrator and may be based on one or more Performance Criteria or other specific criteria, including service to the Company or any Subsidiary, as the Administrator determines, in each case on a specified date or dates or over any period or periods determined by the Administrator. Common Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or other conditions or criteria set by the Administrator. Unless otherwise provided by the Administrator, a Holder of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Award has vested and the Common Stock underlying the Award has been issued to the Holder.

9.5 Restricted Stock Units.  The Administrator is authorized to grant Restricted Stock Units to any Eligible Individual. The number and terms and conditions of Restricted Stock Units shall be determined by the Administrator. The Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including conditions based on one or more Performance Criteria or other specific criteria, including service to the Company or any Subsidiary, in each case on a specified date or dates or over any period or periods, as the Administrator determines,. The Administrator shall specify, or permit the Holder to elect, the conditions and dates upon which the shares of Common Stock underlying the Restricted Stock Units which shall be issued, which dates shall not be earlier than the date as of which the Restricted Stock Units vest and become nonforfeitable and which conditions and dates shall be subject to compliance with Section 409A of the Code. On the distribution dates, the Company shall issue to the Holder one unrestricted, fully transferable share of Common Stock for each vested and nonforfeitable Restricted Stock Unit.

9.6 Term.  The term of a Performance Award, Dividend Equivalent award, Deferred Stock award, Stock Payment award and/or Restricted Stock Unit award shall be set by the Administrator in its sole discretion.

9.7 Exercise or Purchase Price.  The Administrator may establish the exercise or purchase price of a Performance Award, shares of Deferred Stock, shares distributed as a Stock Payment award or shares distributed pursuant to a Restricted Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a share of Common Stock, unless otherwise permitted by applicable law.

ARTICLE 10.

AWARD OF STOCK APPRECIATION RIGHTS

10.1 Grant of Stock Appreciation Rights.

(a) The Administrator is authorized to grant Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine consistent with the Plan.

(b) A Stock Appreciation Right shall entitle the Holder (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Stock Appreciation Right from the Share Value on the date of exercise of the Stock Appreciation Right by the number of shares of Common Stock with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the

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Administrator may impose. Except as described in (c) below, the exercise price per share of Common Stock subject to each Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Share Value on the date the Stock Appreciation Right is granted.

(c) Notwithstanding the foregoing provisions of Section 10.1(b) to the contrary, in the case of an Stock Appreciation Right that is a Substitute Award, the price per share of the shares subject to such Stock Appreciation Right may be less than the Fair Market Value per share on the date of grant, provided, that that Substitute Award meets the requirements of Treasury Regulation Section 1.409A-1(b)(5)(v)(D).

10.2 Stock Appreciation Right Vesting.

(a) The period during which the right to exercise, in whole or in part, a Stock Appreciation Right vests in the Holder shall be set by the Administrator and the Administrator may determine that a Stock Appreciation Right may not be exercised in whole or in part for a specified period after it is granted; provided, however, that no portion of a Stock Appreciation Right may be exercisable prior to six months from its date of grant (other than in connection with a Holder’s death or Disability) or after 10 years from its date of grant; provided, further, that each Stock Appreciation Right shall become vested over a period of not less than three years (or, in the case of vesting based upon the attainment of Performance Goals or other performance-based objectives, over a period of not less than one year measured from the commencement of the period over which performance is evaluated). Such vesting may be based on service with the Company or any Subsidiary, or any other criteria selected by the Administrator. At any time after grant of a Stock Appreciation Right, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which a Stock Appreciation Right vests.

(b) No portion of a Stock Appreciation Right which is unexercisable at Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the Award Agreement or by action of the Administrator following the grant of the Stock Appreciation Right.

10.3 Manner of Exercise.  All or a portion of an exercisable Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a) A written notice complying with the applicable rules established by the Administrator stating that the Stock Appreciation Right, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Stock Appreciation Right or such portion of the Stock Appreciation Right;

(b) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance; and

(c) In the event that the Stock Appreciation Right shall be exercised pursuant to this Section 10.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Stock Appreciation Right.

10.4 Payment.  Payment of the amounts determined under Section 10.2(c) and 10.3(b) above shall be in cash, shares of Common Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.

ARTICLE 11.

ADDITIONAL TERMS OF AWARDS

11.1 Payment.  The Administrator shall determine the methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) shares of Common Stock (including, in the case of payment of the exercise price of an Award, shares of Common Stock issuable pursuant to the exercise of the Award) or shares of Common Stock held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a notice that the

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Holder has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required, provided, that payment of such proceeds is then made to the Company upon settlement of such sale, (d) a promissory note (on terms acceptable to the Committee in its sole discretion) or (e) other form of legal consideration acceptable to the Administrator. The Administrator shall also determine the methods by which shares of Common Stock shall be delivered or deemed to be delivered to Holders. Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

11.2 Tax Withholding.  The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA or employment tax obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan. The Administrator may in its sole discretion and in satisfaction of the foregoing requirement allow a Holder to elect to have the Company withhold shares of Common Stock otherwise issuable under an Award (or allow the surrender of shares of Common Stock). The number of shares of Common Stock which may be so withheld or surrendered shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Administrator shall determine the fair market value of the Common Stock, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

11.3 Transferability of Awards.

(a) Except as otherwise provided in Section 11.3(b):

(i) No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed;

(ii) No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence; and

(iii) During the lifetime of the Holder, only the Holder may exercise an Award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Holder’s will or under the then applicable laws of descent and distribution.

(b) Notwithstanding Section 11.3(a), the Administrator, in its sole discretion, may determine to permit a Holder to transfer an Award other than an Incentive Stock Option to any one or more Permitted Transferees (as defined below), subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award);

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and (iii) the Holder and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (C) evidence the transfer. For purposes of this Section 11.3(b), “Permitted Transferee” shall mean, with respect to a Holder, any “family member” of the Holder, as defined under the instructions to use of the Form S-8 Registration Statement under the Securities Act, or any other transferee specifically approved by the Administrator after taking into account any state, federal, local or foreign tax and securities laws applicable to transferable Awards.

(c) Notwithstanding Section 11.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Holder, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married and resides in a community property state, a designation of a person other than the Holder’s spouse as his or her beneficiary with respect to more than 50% of the Holder’s interest in the Award shall not be effective without the prior written consent of the Holder’s spouse. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time provided the change or revocation is filed with the Administrator prior to the Holder’s death.

11.4 Conditions to Issuance of Shares.

(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing shares of Common Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance of such shares is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Common Stock are listed or traded, and the shares of Common Stock are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board may require that a Holder make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

(b) All Common Stock certificates delivered pursuant to the Plan and all shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state, or foreign securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the Common Stock is listed, quoted, or traded. The Administrator may place legends on any Common Stock certificate or book entry to reference restrictions applicable to the Common Stock.

(c) The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

(d) No fractional shares of Common Stock shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding down.

11.5 Forfeiture Provisions.  Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in the terms of Awards made under the Plan, or to require a Holder to agree by separate written instrument, that: (a)(i) any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Common Stock underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (b)(i) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or

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exercise of the Award, or (ii) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (iii) the Holder incurs a Termination of Service for “cause” (as such term is defined in the sole discretion of the Administrator, or as set forth in a written agreement relating to such Award between the Company and the Holder).

(a) Modification of Rights Upon Termination.  Notwithstanding the other provisions of this Section 11.5, and subject to Section 11.6 and Section 13.2(d), upon a Holder’s termination of employment or other service with the Company and all Subsidiaries, the Committee may, in its sole discretion (which may be exercised at any time on or after the date of grant, including following such termination), cause the Holder’s Options and Stock Appreciation Rights (or any part thereof) to become or continue to become exercisable and/or remain exercisable following such termination of employment or service and the Holder’s Restricted Stock, Performance Units and Stock Payments to vest and/or continue to vest or become free of transfer restrictions, as the case may be, following such termination of employment or service, in each case in the manner determined by the Committee; provided, however, that no Option or Restricted Stock may become exercisable or vest prior to six months from its date of grant (other than in connection with Holder’s death or Disability) or remain exercisable or continue to vest beyond its expiration date.

(b) Exercise of Incentive Stock Options Following Termination.  Any Incentive Stock Option that remains unexercised more than one year following termination of employment by reason of Disability or more than three months following termination for any reason other than death or Disability will thereafter be deemed to be a Non-Statutory Stock Option.

(c) Date of Termination of Employment or Other Service.  Unless the Committee otherwise determines in its sole discretion, a Holder’s employment or other service will, for purposes of the Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Subsidiary for which the Holder provides employment or other service, as determined by the Committee in its sole discretion based upon such records.

11.6 Breach of Confidentiality or Non-Compete Agreements.  Notwithstanding anything in the Plan to the contrary, in the event that a Holder materially breaches the terms of any confidentiality or non-compete agreement entered into with the Company or any Subsidiary, whether such breach occurs before or after termination of such Holder’s employment or other service with the Company or any Subsidiary, the Committee in its sole discretion may immediately terminate all rights of the Holder under the Plan and any applicable Award Agreements without notice of any kind.]

11.7 Prohibition on Repricing.  Subject to Section 13.2, the Administrator shall not, without the approval of the stockholders of the Company, authorize the amendment of any outstanding Award to reduce its price per share. Furthermore, subject to Section 13.2, no Award shall be canceled and replaced with the grant of an Award having a lesser price per share without the further approval of stockholders of the Company. Subject to Section 13.2, the Administrator shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award. Notwithstanding any other provision of the Plan to the contrary, no Award shall be exchanged for cash.

11.8 Full Value Award Vesting Limitations.  Notwithstanding any other provision of the Plan to the contrary, Full Value Awards made to Employees shall become vested over a period of not less than three years (or, in the case of vesting based upon the attainment of Performance Goals or other performance-based objectives, over a period of not less than one year measured from the commencement of the period over which performance is evaluated) following the date the Award is made; provided, however, that, notwithstanding the foregoing, Full Value Awards that result in the issuance of an aggregate of up to 10% of the shares of Stock available pursuant to Section 3.1(a) may be granted to any one or more Holders without respect to such minimum vesting provisions.

11.9 Deferrals and Settlements.  The Committee may permit Holders to elect to defer the issuance of shares or the settlement of Awards in cash under such rules and procedures as it may establish under the Plan; provided that any such election to defer shares or the settlement of Awards shall comply with Section 409A. It may also provide

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that deferred settlements include the payment or crediting of interest or dividend equivalents on the deferral amounts.

ARTICLE 12.

ADMINISTRATION

12.1 Administrator.  The Plan will be administered by the Compensation and Management Development Committee or its delegate (the “Committee”). So long as the Company has a class of its equity securities registered under Section 12 of the Exchange Act, the Committee administering the Plan will consist solely of two or more members of the Board who are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and, if the Board so determines in its sole discretion, who are “outside directors” within the meaning of Section 162(m) of the Code. The Committee will act by majority approval of the members (but may also take action with the written consent of all of the members of the Committee), and a majority of the members of the Committee will constitute a quorum. To the extent consistent with applicable corporate law of the Company’s jurisdiction of incorporation, the Committee may delegate to any officers of the Company the duties, power and authority of the Committee under the Plan pursuant to such conditions or limitations as the Committee may establish; provided, however, that only the Committee may exercise such duties, power and authority with respect to Eligible Recipients who are subject to Section 16 of the Exchange Act. The Committee may exercise its duties, power and authority under the Plan in its sole and absolute discretion without the consent of any Holder or other party, unless the Plan specifically provides otherwise. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be final, conclusive and binding for all purposes and on all persons, including, without limitation, the Company, the stockholders of the Company, the Holders and their respective successors-in-interest. No member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Incentive Award granted under the Plan.

12.2 Duties and Powers of Committee.  It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the Award Agreement, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent therewith, to interpret, amend or revoke any such rules and to amend any Award Agreement provided that the rights or obligations of the holder of the Award that is the subject of any such Award Agreement are not affected adversely by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 13.10. Any such grant or award under the Plan need not be the same with respect to each holder. No amendment or modification to an Award, whether pursuant to this Section 12.2 or any other provisions of the Plan, will be deemed to be a re-grant of such Award for purposes of this Plan. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or any successor rule, or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.

12.3 Authority of Administrator.  Subject to any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:

(a) Designate Eligible Individuals to receive Awards;

(b) Determine the type or types of Awards to be granted to each Holder;

(c) Determine the number of Awards to be granted and the number of shares of Common Stock to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

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(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Common Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Holder;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

12.4 Decisions Binding.  The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

12.5 Delegation of Authority.  To the extent permitted by applicable law, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards; provided, however, that in no event shall an officer be delegated the authority to grant awards to, or amend awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.5 shall serve in such capacity at the pleasure of the Board and the Committee.

ARTICLE 13.

MISCELLANEOUS PROVISIONS

13.1 Amendment, Suspension or Termination of the Plan.  Except as otherwise provided in this Section 13.1, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board. However, without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 13.2, (i) increase the limits imposed in Section 3.1 on the maximum number of shares which may be issued under the Plan, (ii) increase the limits imposed in Section 3.3 on the maximum number of shares that may be granted to any one person during any calendar year or (iii) decrease the exercise price of any outstanding Option or Stock Appreciation Right granted under the Plan; or (iv) otherwise cause or effect a material modification of the Plan. Except as provided in Section 13.10, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Award be granted under the Plan after the tenth (10th) anniversary of the Effective Date.

13.2 Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator shall make equitable adjustments, if any, to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of shares which may be issued under the Plan, adjustments of the Award Limit and adjustments of the manner in which shares subject to Full Value

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Awards will be counted); (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iv) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

(b) In the event of any transaction or event described in Section 13.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles.

(i) To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 13.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested;

(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii) To make adjustments in the number and type of shares of the Company’s stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(v) To provide that the Award cannot vest, be exercised or become payable after such event.

(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 13.2(a) and 13.2(b):

(i) The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted. The adjustments provided under this Section 13.2(c) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company.

(ii) The Administrator shall make such equitable adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of shares which may be issued under the Plan, adjustments of the Award Limit and adjustments of the manner in which shares subject to Full Value Awards will be counted).

(d) Without limiting the authority of the Committee otherwise set forth in this Article 13 or Article 12, if a Change in Control of the Company occurs, then, unless otherwise provided by the Committee in its sole discretion in the Award Agreement and subject to Section 11.5, (a) all Options and Stock Appreciation Rights that have been

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outstanding for at least six months will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the Holder to whom such Options or Stock Appreciation Rights have been granted remains in the employ or service of the Company or any Subsidiary; (b) all Restricted Stock that have been outstanding for at least six months will become immediately fully vested and non-forfeitable; and (c) all outstanding Performance Awards and Stock Payments then held by the Holder will vest and/or continue to vest in the manner determined by the Committee and set forth in the agreement evidencing such Stock Payments.

(e) If a Change in Control of the Company occurs, then the Committee, if approved by the Committee in its sole discretion in an Award Agreement, and without the consent of any Holder affected thereby, may determine that some or all Holders holding outstanding Options will receive, with respect to some or all of the shares of Common Stock subject to such Options, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the Fair Market Value of such shares immediately prior to the effective date of such Change in Control of the Company over the exercise price per share of such Options.

(f) Notwithstanding anything in Section 13.2(d) or Section 13.2(e) to the contrary, if, with respect to a Holder, the acceleration of the vesting of an Award as provided in Section 13.2(d) or the payment of cash in exchange for all or part of an Award as provided in Section 13.2(e) (which acceleration or payment could be deemed a “payment” within the meaning of Section 280G(b)(2) of the Code), together with any other “payments” that such Holder has the right to receive from the Company or any corporation that is a member of an “affiliated group” (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), then the “payments” to such Holder pursuant to Section 13.2(d) or 13.2(e) of the Plan will be reduced to the largest amount as will result in no portion of such “payments” being subject to the excise tax imposed by Section 4999 of the Code; provided, however, that if a Holder is subject to a separate agreement with the Company or a Subsidiary that expressly addresses the potential application of Sections 280G or 4999 of the Code (including, without limitation, that “payments” under such agreement or otherwise will be reduced, that the Holder will have the discretion to determine which “payments” will be reduced, that such “payments” will not be reduced or that such “payments” will be “grossed up” for tax purposes), then this Section 13.2(f) will not apply, and any “payments” to a Holder pursuant to Section 13.2(d) or 13.2(e) of the Plan will be treated as “payments” arising under such separate agreement.

(g) The Administrator may, in its sole discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(h) With respect to Awards which are granted to Covered Employees and are intended to qualify as Performance-Based Compensation, no adjustment or action described in this Section 13.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify as Performance-Based Compensation, unless the Administrator determines that the Award should not so qualify. No adjustment or action described in this Section 13.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions.

(i) The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(j) No action shall be taken under this Section 13.2 which shall cause an Award to fail to comply with Section 409A of the Code or the Treasury Regulations thereunder, to the extent applicable to such Award.

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13.3  Approval of Plan by Stockholders.  The Plan will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan. Awards may be granted or awarded prior to such stockholder approval, provided that such Awards shall not be exercisable, shall not vest and the restrictions thereon shall not lapse and no shares of Common Stock shall be issued pursuant thereto prior to the time when the Plan is approved by the stockholders, and provided, further, that if such approval has not been obtained at the end of said twelve (12) month period, all Awards previously granted or awarded under the Plan shall thereupon be canceled and become null and void.

13.4 No Stockholders Rights.  Except as otherwise provided herein, a Holder shall have none of the rights of a stockholder with respect to shares of Common Stock covered by any Award until the Holder becomes the record owner of such shares of Common Stock.

13.5 Paperless Administration.  In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.

13.6 Effect of Plan upon Other Compensation Plans.  The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary: (a) to establish any other forms of incentives or compensation for Employees or Directors of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

13.7 Compliance with Laws.  The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of shares of Common Stock and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to state, federal and foreign securities law and margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

13.8 Titles and Headings, References to Sections of the Code or Exchange Act.  The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

13.9 Governing Law.  The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.

13.10 Section 409A.

(a) To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt (without any obligation to do so or to indemnify any Holder for failure to do so) such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the

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Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

(b) To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code (a “Section 409A Award”), the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code, including, without limitation, the terms set forth on Annex A hereto.

13.11 No Rights to Awards.  No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other persons uniformly.

13.12 Unfunded Status of Awards.  The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Subsidiary.

13.13 Indemnification.  To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

13.14 Relationship to other Benefits.  No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

13.15 Expenses.  The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

* * * * *

I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Nash-Finch Company on          , 200  .

* * * * *

I hereby certify that the foregoing Plan was approved by the stockholders of Nash-Finch Company on          , 200  .

Executed on this           day of          , 200  .

Corporate Secretary

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Section 409A Annex

1. Distributions under a Section 409A Award.

a. Subject to subsection (b), any shares of Common Stock or other property or amounts to be paid or distributed upon the grant, issuance, vesting, exercise or payment of a Section 409A Award shall be distributed in accordance with the requirements of Section 409A(a)(2) of the Code, and shall not be distributed earlier than:

i. the Holder’s separation from service, as determined by the Secretary of the Treasury,

ii. the date the Holder becomes disabled,

iii. the Holder’s death,

iv. a specified time (or pursuant to a fixed schedule) specified under the Award Agreement at the date of the deferral compensation,

v. to the extent provided by the Secretary of the Treasury, a change in the ownership or effective control of the Company or a Subsidiary, or in the ownership of a substantial portion of the assets of the Company or a Subsidiary, or

vi. the occurrence of an unforeseeable emergency with respect to the Holder.

b. In the case of a Holder who is a “specified employee”, the requirement of paragraph (1)(a) shall be met only if the distributions with respect to the Section 409A Award may not be made before the date which is six months after the Holder’s separation from service (or, if earlier, the date of the Holder’s death). For purposes of this subsection (b), a Holder shall be a “specified employee” if such Holder is a key employee (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) of a corporation any stock of which is publicly traded on an established securities market or otherwise, as determined under Section 409A(a)(2)(B)(i) of the Code and the Treasury Regulations thereunder.

c. The requirement of paragraph (1)(a)(vi) shall be met only if, as determined under Treasury Regulations under Section 409A(a)(2)(B)(ii) of the Code, the amounts distributed with respect to the unforeseeable emergency do not exceed the amounts necessary to satisfy such unforeseeable emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such unforeseeable emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Holder’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).

d. For purposes of this subsection, the terms specified therein shall have the respective meanings ascribed thereto under Section 409A of the Code and the Treasury Regulations thereunder.

2. Prohibition on Acceleration of Benefits.  The time or schedule of any distribution or payment of any shares of Common Stock or other property or amounts under a Section 409A Award shall not be accelerated, except as otherwise permitted under Section 409A(a)(3) of the Code and the Treasury Regulations thereunder.

3. Elections under Section 409A Awards.

a. Any deferral election provided under or with respect to an Award to any Employee or Non-Employee Director, or to the Holder of a Section 409A Award, shall satisfy the requirements of Section 409A(a)(4)(B) of the Code, to the extent applicable, and, except as otherwise permitted under paragraph (i) or (ii), any such deferral election with respect to compensation for services performed during a taxable year shall be made not later than the close of the preceding taxable year, or at such other time as provided in Treasury Regulations.

i. In the case of the first year in which an Employee or Non-Employee Director, or the Holder, becomes eligible to participate in the Plan (or any other plan or arrangement of the Company that is aggregated with the Plan pursuant to Treasury Regulation Section 1.409A-1(c)), any such deferral election may be made with respect to services to be performed subsequent to the election with thirty (30) days after the date the Employee or Non-Employee Director, or the Holder, becomes eligible to participate in the Plan (or any other plan or arrangement of

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the Company that is aggregated with the Plan pursuant to Treasury Regulation Section 1.409A-1(c)), as provided under Section 409A(a)(4)(B)(ii) of the Code.

ii. In the case of any performance-based compensation based on services performed by an Employee or Non-Employee Director, or the Holder, over a period of at least twelve (12) months, any such deferral election may be made no later than six months before the end of the period, as provided under Section 409A(a)(4)(B)(iii) of the Code.

b. In the event that a Section 409A Award permits, under a subsequent election by the Holder of such Section 409A Award, a delay in a distribution or payment of any shares of Common Stock or other property or amounts under such Section 409A Award, or a change in the form of distribution or payment, such subsequent election shall satisfy the requirements of Section 409A(a)(4)(C) of the Code, such subsequent election may not take effect until at least twelve (12) months after the date on which the election is made, and in the case such subsequent election relates to a distribution or payment not described in Section (1)(a)(ii), (iii) or (vi), the first payment with respect to such election may be deferred for a period of not less than five years from the date such distribution or payment otherwise would have been made, and in the case such subsequent election relates to a distribution or payment described in Section (1)(a)(iv), such election may not be made less than twelve (12) months prior to the date of the first scheduled distribution or payment under Section (1)(a)(iv).

4. Compliance in Form and Operation.  A Section 409A Award, and any election under or with respect to such Section 409A Award, shall comply in form and operation with the requirements of Section 409A of the Code and the Treasury Regulations thereunder.

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APPENDIX IV

NASH-FINCH COMPANY
PERFORMANCE INCENTIVE PLAN

I. PURPOSE

A. General.  In an effort to maintain a position of leadership in the industry in which Nash-Finch Company (the “Company”) competes, it is necessary to promote financial interests of the Company and its Subsidiaries, including its growth, by attracting and retaining certain highly qualified employees possessing outstanding ability, motivating such employees by means of performance related incentives, and providing incentive compensation opportunities that are competitive with those of major corporations. The Nash-Finch Company Performance Incentive Plan (the “Plan”) hereinafter described is designed to assist the Company in attaining these objectives.

B. Performance-Based Compensation.  With respect to Covered Awards, the Plan is intended to constitute a qualified performance-based compensation plan under Section 162(m)(4)(C) of the Code and shall be construed and administered so as to ensure such compliance.

C. Cash Bonus Plan.  The Plan is not intended to be (and shall not be construed and administered as) an employee benefit plan within the meaning of ERISA. Incentive Awards under this Plan are intended to be discretionary and shall not constitute a part of an employee’s regular rate of pay.

D. Section 409A.  The Plan is intended to be exempt from the provisions of Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder (“Section 409A”).

II. PLAN ADMINISTRATION

A. Plan Administration.  The Company or its delegate has the authority and responsibility to manage and control the general administration of the Plan, except as to matters expressly reserved in this Plan to the Committee. This Plan is not intended to modify or limit the powers, duties or responsibilities of either the Board or the Committee as set forth under the Company’s Restated Certificate of Incorporation, as amended. Determinations, decisions and actions of the Company or, if applicable, the Committee, in connection with the construction, interpretation, administration, or application of the Plan will be final, conclusive, and binding upon any Participant and any person claiming under or through the Participant. No employee of an Employer, any member of the Board, any delegate of the Board, or any member of the Committee will be liable for any determination, decision, or action made in good faith with respect to the Plan or any Incentive Award made under the Plan.

B. Specific Authority of the Committee.  The Committee shall have the sole authority and responsibility to review annually management’s recommendations for the Selected Performance Objectives and Selected Performance Factors under the Plan, to select the Selected Performance Objectives and Selected Performance Factors for an Award Year; and to otherwise administer Incentive Awards payable to Officers, including under Covered Awards.

C. Non-Assignability.  A Participant’s rights and interests in and to payment of any Incentive Award under the Plan may not be assigned, transferred, encumbered or pledged other than by will or the laws of descent and distribution; and are not subject to attachment, garnishment, execution or other creditor’s processes.

D. Amendment or Termination; Term.

i. The Plan may at any time be amended, modified, or terminated, as the Committee in its discretion determines. Such amendment, modification, or termination of the Plan will not require the consent, ratification, or approval of any party, including any Participant. The Committee may amend the Selected Performance Objectives and/or the Selected Performance Factors as well as any Incentive Award (including increasing, decreasing or eliminating any or all Incentive Awards for an Award Year) prior to the payment of the Award (or the date payment would have been made but for a Participant’s election to defer receipt) to the extent it deems appropriate for any reason, including compliance with applicable securities laws and local laws outside the U.S. Notwithstanding the foregoing, to the extent the Committee has expressly designated an Incentive Award as a Covered Award, the

Committee will not have any authority to amend or modify the terms of any Covered Award in any manner that would impair its deductibility under Section 162(m) of the Code.

ii. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that an Incentive Award may be subject to Section 409A, the Committee may reserve the right (without any obligation to do so or to indemnify any Participant for failure to do so) to adopt such amendments to the Plan and the applicable agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Incentive Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Incentive Award, or (b) comply with the requirements of Section 409A and thereby avoid the application of any penalty taxes under such Section.

E. No Contract of Employment.  Neither the Plan, nor any Incentive Award, constitutes a contract of employment, and participation in the Plan will not give any employee the right to be retained in the service of the Company or any Subsidiary or continue in any position or at any level of compensation.

F. Controlling Law.  Except in connection with other matters of corporate governance and authority (all of which shall be governed by the laws of the Company’s jurisdiction of incorporation), the validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Minnesota, notwithstanding the conflicts of laws principles of any jurisdictions.

G. Compliance with Section 162(m) of the Code.  To the extent any provision of the Plan or an Incentive Award or any action of the Committee or the Company as it relates to a Covered Award may result in the application of Section 162(m)(1) of the Code to compensation payable to a Covered Employee, such provision or action shall be deemed null and void to the extent permitted by law and deemed advisable to the Committee.

H. Unfunded, Unsecured Obligation.  A Participant’s only interest under the Plan shall be the right to receive a payment of either cash or Stock or a combination of cash and Stock for an Incentive Award pursuant to the terms of the Incentive Award and the Plan. No portion of the amount payable to a Participant under this Plan shall be held by the Company or any Subsidiary in trust or escrow or any other form of asset segregation. To the extent that a Participant acquires a right to receive a payment of cash and/or Stock under the Plan, such right shall be no greater than the right of any unsecured, general creditor of the Company, and no trust in favor of any Participant will be implied.

III. DEFINITIONS

Unless the context requires otherwise, the following terms when used with initial capitalization have the following meanings:

A. Award Year — The fiscal year for which Incentive Awards, if any, are calculated under the Plan.

B. Board — The Board of Directors of the Company.

C. Code — The Internal Revenue Code of 1986, as from time to time amended including any related regulations.

D. Committee — the Compensation and Management Development Committee of the Board of Directors of the Company, comprised solely of two or more outside directors meeting the requirements of Section 162(m) of the Code.

E. Company — Nash-Finch Company.

F. Compensation — Compensation means a Participant’s annual rate of base salary in effect at the time eligibility for participation for an Award Year is determined (but not later than 90 days following the beginning of such Award Year), or, if participation under the Plan commences during the Award Year, at such later commencement of participation, and without regard to any salary reduction agreement to make pre-tax elective contributions under any qualified Code Section 401(k) Plan or Code Section 125 cafeteria plan (including any HMO premium deductions).

G. Covered Award — An Incentive Award (i) that will be paid to a Covered Employee, (ii) that the Committee expressly designates as performance-based compensation and intends to be fully deductible under Section 162(m) of the Code, and (iii) that will be paid following the shareholder approval required by Section 162(m)(4)(C)(ii) of the Code.

H. Covered Employee — An individual who is a “covered employee” within the meaning of Section 162(m)(3) of the Code.

I. Employer — The Company and any Subsidiary that, with the approval of the Chief Executive Officer of the Company, has adopted this Plan.

J. ERISA — The Employee Retirement Income Security Act of 1974, as from time to time amended, including any related regulations.

K. Fair Market Value — The Fair Market Value of a share of Stock, as of any date (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote), as determined by (a) the mean between the reported high and low sale prices of the Stock during the regular trading session if the Stock is listed, admitted to unlisted trading privileges or reported on any foreign or national securities exchange or on the Nasdaq Global Market or an equivalent foreign market on which sale prices are reported; (b) if the Stock is not so listed, admitted to unlisted trading privileges or reported, the closing bid price as reported by the Nasdaq Capital Market, OTC Bulletin Board or the National Quotation Bureau, Inc. or other comparable service; or (c) if the Stock is not so listed or reported, such price as the Committee determines in good faith in the exercise of its reasonable discretion.

L. Incentive Award — The dollar value of an award made to a Participant as determined under the Plan.

M. Incentive Opportunity — The amount, stated as a percentage of a Participant’s Compensation, determined with respect to an Award Year (or partial Award Year in the case of participation for a partial year), that will be included in a Participant’s Incentive Award formula under Paragraph V(A) of the Plan. If a Participant held more than one eligible position during the Award Year, his or her Incentive Opportunity will be separately determined based on each corresponding period of participation. The Incentive Opportunity for Participants who are Officers and the Incentive Opportunity upon which any Covered Award is based will be determined solely by the Committee.

N. Key and Senior Management Employee — Each Covered Employee, each Officer and each Management Employee who is designated by the Company as a Key and Senior Management Employee with respect to the Plan for an Award Year. Designation as a Key and Senior Management Employee will apply only for the Award Year for which the designation is made.

O. Management Employee —  An individual (i) who is classified by the Employer (without regard to any retroactive judicial or administrative reclassification of such individual) as a management employee (on other than a temporary reclassification basis), (ii) whose employment is for an indefinite period, and (iii) who is employed in an Employer established job classification not covered by a collective bargaining agreement.

P. Officer — Each officer of the Company and each senior officer of the Company’s Subsidiaries designated by the Board.

Q. Participant — Each employee of an Employer who is designated as a Participant for an Award Year by the Company or the Committee, as the case may be.

R. Performance Objectives — One or more objectively determinable measures established at the beginning of an Award Year, related to: specified levels of, or relating to, customer satisfaction as measured by a Company sponsored customer survey; employee engagement or employee relations as measured by a Company sponsored employee survey; employee safety; employee diversity; financial performance as measured by net sales, operating income, income before income taxes, net income, net income per share (basic or diluted), profitability as measured by return ratios (including return on assets, return on equity, return on investment and return on sales), cash flows, market share, cost reduction goals, margins (including one or more of gross, operating and net income margins), stock price, total return to stockholders, economic value added, working capital and productivity improvements; implementation or completion of critical projects; retail store performance as determined by independent assessment; and operational performance as measured by on-time delivery, fill rate, selector accuracy, cost per case, sales per square foot, sales per labor hour and other, similar, objective productivity measures. Performance Objectives may be described in terms of Company, Subsidiary or business unit performance, either absolute or by relative comparison to other companies or any other external measure of the selected criteria. Performance Objectives shall be stated in terms of Threshold, Target and Maximum levels. For other than Covered Awards, the Company may add other Performance Objectives not specifically listed above.

S. Plan — The Nash-Finch Company Performance Incentive Plan, as evidenced by this written instrument as may be amended from time to time.

T. Selected Performance Factors — The numerical factors (expressed as a percentage) established by the Company relating to the Plan’s Selected Performance Objectives for the Award Year and corresponding to the actual achievement of the Threshold, Target and Maximum Selected Performance Objectives (each as described in III(W)) for such Award Year. The Selected Performance Factors as they relate to Officers and to Covered Awards shall be established by the Committee. If the actual achievement of the Selected Performance Objective for an Award Year, as determined by the Company (or by the Committee in the case of a Covered Award or an Incentive Award to any other Officer) shortly after the Award Year, is between the Threshold and Target or Target and Maximum Objectives, the Selected Performance Factor will be the amount determined by linear interpolation between the two corresponding Threshold, Target or Maximum Selected Performance Factors.

U. Selected Performance Objectives — One or more Performance Objectives selected for an Award Year. Subject to the provisions of Article VIII with respect to a Covered Award, the Committee shall establish at the beginning of an Award Year the Selected Performance Objectives, including the “Threshold”, “Target” and “Maximum” levels for Officers and with respect to any Covered Award.

V. Stock — Shares of common stock of the Company, par value $1.66 2/3 per share.

W. Subsidiary — Any entity, corporate or otherwise, in which the Company, directly or indirectly, owns or controls a greater than 50% interest.

IV. PARTICIPATION

A. Participants.  Participants will be determined annually by the Committee from among the Key and Senior Management Employees who, in the judgment of the Committee, as the case may be, have contributed, are contributing or are expected to contribute to the creation of value for the Company and its stockholders. Designation as a Participant will apply only for the Award Year for which the designation is made and may include a partial year.

B. Termination of Employment.  In order to be entitled to receive an Incentive Award for an Award Year, a Participant must be actively employed or on an approved leave of absence as of the last day of the Award Year; however, the Company (or the Committee, if applicable) may in its sole discretion pay an Incentive Award to a Participant who has terminated employment but only if and to the extent the Performance Objectives for such Award Year are achieved.

V. COMPUTATION OF INCENTIVE AWARDS

A. Formula.  Subject to Paragraph B, a Participant’s Incentive Award for an Award Year will be an amount equal to the product of the following:

i. The Participant’s Incentive Opportunity;

ii. The Participant’s Compensation; and

iii. The sum of the Selected Performance Factors for the Award Year.

B. Covered Awards.  A Covered Award shall be the greater of the Incentive Award determined under Paragraph A or an Award determined solely on the basis of one or more financial Performance Objectives as established by the Committee prior to the Award Year (or at such later date as may be permissible under Code

Section 162(m)), subject to the Committee’s discretionary authority under Paragraph VIII(C) to reduce the amount of a Covered Award.

C. Classification Changes.  Appropriate adjustments and computations, including computations for a partial Award Year, may be made to reflect changes in a Participant’s job classification, or Selected Performance Factors during an Award Year. Subject to the provisions of Article VIII with respect to Covered Awards, the Committee shall determine all such adjustments and computations relating to Incentive Awards for Officers.

VI. PAYMENT OF INCENTIVE AWARDS

A. Cash Payment.  Subject to a Participant’s right to elect payment in shares of Stock pursuant to Paragraph B below, payment of Incentive Awards will be made in cash as soon as practicable following the end of the Award Year (and, in any event, by the 15th day of the third month following the calendar year in which occurs the end of the Award Year) without interest.

B. Election to Receive Payment in Stock; Matching Restricted Stock Award.  A Participant may, by written notice given to the Committee prior to the payment of an Incentive Award, elect to receive payment of all or any portion of the Incentive Award in the form of a number of shares of Stock having an equal value, as determined by the Fair Market Value of the shares of Stock on the date the Committee approves payment of Incentive Awards. To the extent that a Participant elects to receive payment in the form of shares of Stock, the Participant will be granted additional, restricted shares of Stock, equal to 15% of the number of shares elected to be received in lieu of cash payment of the Incentive Award. All such shares of Stock will be granted under the Company’s 2000 Stock Incentive Plan, as amended. The restricted shares will vest in full on the date two years following the date the Committee approves the payment of the Incentive Award, provided that the Participant has retained beneficial ownership of the unrestricted shares, and will otherwise be subject to the terms and conditions of the 2000 Stock Incentive Plan.

VII. WITHHOLDING TAXES

Notwithstanding any of the foregoing provisions hereof, an Employer shall withhold from any payment to be made hereunder such amounts as it reasonably determines it may be required to withhold under any applicable federal, state or other law, and transmit such withheld amounts to the appropriate authorities. If cash payments under this Plan are not available to meet the withholding requirement, the Participant shall make available sufficient funds to meet the requirements of such withholding, and the Employer shall be entitled and authorized to take such steps as it may deem advisable, including but not limited to, withholding out of any funds or property due or to become due to the Participant, in order to have such funds made available to the Employer.

VIII. SPECIAL RULES FOR COVERED AWARDS

Notwithstanding any other provision of this Plan to the contrary, the following provisions shall control with respect to any Covered Award:

A. Preestablished Incentive Opportunity and Performance Objectives.  The Selected Performance Factors, Selected Performance Objectives and Incentive Opportunity upon which a Covered Award is based or subject shall be established by the Committee in writing not later than 90 days after the commencement of the Award Year (or period of service as the case may be), provided that the outcome is substantially uncertain at the time the Committee actually establishes such factors and the objectives upon which they are based (or at such earlier time as may be required or such later time as may be permissible under Section 162(m) of the Code). The Committee shall not make Covered Awards based on Selected Performance Objectives not specifically provided under this Plan if it determines that use of such Performance Objectives would cause a Covered Award to not be deductible under Code Section 162(m).

B. Certification of Performance Objectives.  Prior to the payment of a Covered Award, the Committee shall determine and certify in writing whether and to what extent the Selected Performance Objectives referred to in Paragraph A have been satisfied.

C. Discretionary Reduction of Covered Award.  Notwithstanding the foregoing, the Committee may, in its sole discretion, reduce a Covered Award otherwise determined pursuant to the Plan.

D. Limited Adjustments of Selected Performance Objectives.  In the event of (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other change in corporate structure or shares; (ii) any purchase, acquisition, sale, disposition or write-down of a significant amount of assets or a significant business; (iii) any change in accounting principles or practices, tax laws or other such laws or provisions affecting reported results; (iv) any uninsured catastrophic losses or extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 or in management’s discussion and analysis of financial performance appearing in the Company’s annual report to stockholders for the applicable year; or (v) any other similar change, in each case with respect to the Company or any other entity whose performance is relevant to the achievement of any Selected Performance Objective included in a Covered Award, the Committee (or, if the Company is not the surviving corporation in any such transaction, a committee of the board of directors of the surviving corporation consisting solely of two or more “outside directors” within the meaning of Section 162(m)(4)(C)(i) of the Code) may, without the consent of any affected Participant, amend or modify the terms of any outstanding Award that includes any Selected Performance Objectives based in whole or in part on the financial performance of the Company (or any Subsidiary or division thereof) or such other entity so as equitably to reflect such event, such that the criteria for evaluating such financial performance of the Company or such other entity (and the achievement of the corresponding Selected Performance Objectives) will be substantially the same (as determined by the Committee or such committee of the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that any such change to any outstanding Covered Award pursuant to this Paragraph D must be made in such a manner that it is independently determinable by a hypothetical third party having knowledge of the relevant facts, and the Committee shall take no action pursuant to this Paragraph D that would constitute an impermissible exercise of discretion within the meaning of Section 162(m) of the Code, or would otherwise cause the Covered Award to not be deductible under Section 162(m) of the Code.

E. Changes Affecting Timing.  No change shall be made to accelerate the payment of a Covered Award unless the amount of the Covered Award is discounted to reasonably reflect the time value of money. Further, no change shall be made to defer the payment of a Covered Award unless an increase in the amount paid with respect to such award is based on a reasonable rate of interest or on the actual returns on one or more predetermined actual investments (whether or not assets associated with the amount originally owed are actually invested therein).

F. Maximum Amount.  The maximum amount of any Covered Award including the 15% restricted Stock match under Paragraph VI(B) payable to any Covered Employee with respect to an Award Year, determined as of the time the Covered Award is paid, shall not exceed $3,000,000.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com. M12371 NASH-FINCH COMPANY The stockholder(s) hereby appoint(s) William R. Voss, Alec C. Covington and Kathleen M. Mahoney, and each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of NASH-FINCH COMPANY that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholder(s) to be held at 10:00 a.m., CDT on May 20, 2009, at the A.J. Johnson Great Room, McNamara Alumni Center, University of Minnesota, 200 Oak Street SE, Minneapolis, MN 55455, and at any adjournment(s) or postponement(s) thereof.

VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 P.M. Central Daylight Time on May 19, 2009. Have your proxy card in hand when you access the web site and follow the instructions NASH-FINCH COMPANY to obtain your records and to create an electronic voting instruction form. 7600 FRANCE AVENUE SOUTH ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS EDINA, MN 55435 If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 10:59 P.M. Central Daylight Time on May 19, 2009. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M12370 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY NASH-FINCH COMPANY For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the The Board of Directors recommends a vote number(s) of the nominee(s) on the line below. “FOR” Proposals 1 through 7. 0 0 0 Vote On Directors 1. Election of Directors Nominees: 01) Robert L. Bagby 05) Douglas A. Hacker 02) Alec C. Covington 06) Hawthorne L. Proctor 03) Sam K. Duncan 07) William R. Voss 04) Mickey P. Foret Vote On Proposals For Against Abstain 2. To approve an amendment to our Restated Certificate of Incorporation to permit stockholders to remove directors with or 0 0 0 without cause by a majority vote. 3. To approve an amendment to our Restated Certificate of Incorporation to eliminate advance notice provisions for director 0 0 0 nominations from the Restated Certificate of Incorporation. 4. To consider and act upon a proposal to approve the Nash-Finch Company 2009 Incentive Award Plan. 0 0 0 5. To consider and act upon a proposal to approve the Nash-Finch Company Performance Incentive Plan. 0 0 0 6. To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm. 0 0 0 7. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof. 0 0 0 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date